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                                                                   Exhibit 17(b)


                         MERRILL LYNCH GLOBAL BALANCED FUND
                             OF MERCURY FUNDS, INC.

                    Supplement dated October 3, 2003 to the
                        Prospectus dated March 28, 2003

     Effective October 6, 2003, the following changes will be made to the Prospectus of Merrill Lynch Global Balanced Fund (the "Fund").

     The section in the prospectus captioned "About the Portfolio Management Team" appearing on page 10 is amended as follows:

     The description of the Fund's portfolio management team is deleted and the following description is inserted below the heading:

     The Fund is managed by teams of investment professionals. Richard Turnill is primarily responsible for the Asset Allocation Team. Ian Rowley is primarily responsible for the Global Equity Team and Sue Chan is primarily responsible for the day-to-day management of the equity portion of the Fund's portfolio. Russell Maddox is primarily responsible for the Global Fixed Income Team.

     The third paragraph under the heading "Merrill Lynch Investment Managers International Limited" on page 33 is deleted and replaced with the following:

     Richard Turnill is responsible for developing asset allocation strategies based on the team's proprietary models. Mr. Turnill is also the senior macro-economist on the team. With guidance from the Investment Adviser's Central Strategy Group, of which he is a member, Mr. Turnill is responsible for determining the allocation of the Fund's assets between equity securities and bonds. Mr. Turnill is Merrill Lynch Investment Managers' head of Asset Allocation and Economics. Mr. Turnill is a Managing Director of Merrill Lynch Investment Managers and has been employed therewith since 1996.



Code #19054-0303SUP

        [LOGO OF MERRILL LYNCH]

        INVESTMENT MANAGERS                                      www.mlim.ml.com

        PROSPECTUS

        March 28, 2003

        MERRILL LYNCH GLOBAL BALANCED FUND

        This Prospectus contains information you should know before investing, including information about risks. Please read it before you invest and keep it for future reference.

        The Securities and Exchange Commission has not approved or disapproved these securities or passed upon the adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

                                TABLE OF CONTENTS

                                                                            PAGE

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KEY FACTS
--------------------------------------------------------------------------------
Merrill Lynch Global Balanced Fund at a Glance ................................3

Risk/Return Bar Chart .........................................................6

Fees and Expenses .............................................................8

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DETAILS ABOUT THE FUND
--------------------------------------------------------------------------------
How the Fund Invests .........................................................10

Investment Risks .............................................................13

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YOUR ACCOUNT
--------------------------------------------------------------------------------
Merrill Lynch Select Pricing(SM) System ......................................20

How to Buy, Sell, Transfer and Exchange Shares ...............................26

Participation in Fee-Based Programs ..........................................30

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MANAGEMENT OF THE FUND
--------------------------------------------------------------------------------
Merrill Lynch Investment Managers International Limited ......................33

Master/Feeder Structure ......................................................35

Financial Highlights .........................................................36

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FOR MORE INFORMATION
--------------------------------------------------------------------------------
Shareholder Reports ..................................................Back Cover

Statement of Additional Information ..................................Back Cover

                       MERRILL LYNCH GLOBAL BALANCED FUND

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KEY FACTS

In an effort to help you better understand the many concepts involved in making an investment decision, we have defined the highlighted terms in this Prospectus in the sidebar.

Equity Securities -- common stock, preferred stock, securities convertible into common stock, and securities or other instruments whose price is linked to the value of common stock.

Bonds -- debt obligations issued by governments, corporations and other issuers.

Common Stock -- securities representing shares of ownership of a corporation.

Preferred Stock -- class of stock that often pays dividends at a specified rate and has preference over common stock in dividend payments and liquidation of assets. Preferred stock may also be convertible into common stock.

MERRILL LYNCH GLOBAL BALANCED FUND AT A GLANCE

What is the Fund's investment objective?

The investment objective of the Fund is to seek a combination of long-term capital growth and current income. The Fund's portfolio is managed in two segments, an equity segment and a bond segment.

What are the Fund's main investment strategies?

The Fund invests in a mix of equity securities and high quality bonds of issuers located in the U.S. and other developed countries. The Fund's neutral position consists of approximately 60% of its portfolio in equity securities and 40% in bonds, although the Fund may vary each of these percentages up to 15% in either direction based on its view of current economic and market conditions.

EQUITY SEGMENT

For the equity segment of its portfolio, the Fund invests primarily in stocks of companies located in the U.S. and other developed countries that Fund management believes are undervalued or have good prospects for earnings growth. A company's stock is considered to be undervalued when its price is less than what Fund management believes it is worth. A company whose earnings per share grow faster than inflation and the economy in general usually has a higher stock price over time than a company with slower earnings growth. The Fund's evaluation of the prospects for a company's industry or market sector is an important factor in evaluating a particular company's earnings prospects. The Fund also allocates investments to particular countries when Fund management believes, based on an evaluation of economic, political and social factors, that the country's economy presents good prospects for overall economic growth. The Fund may purchase common stock, preferred stock, convertible securities and other instruments. The Fund may invest in securities issued by companies of all sizes, but will focus mainly on medium and large companies. The Fund will only invest in companies located in countries that are included in the Morgan Stanley Capital International (MSCI) World Index.

BOND SEGMENT

For the bond segment of its portfolio, the Fund invests primarily in bonds issued by the U.S. government and governments (including foreign states, provinces and municipalities) of other developed countries.

The Fund may also invest in bonds issued or guaranteed by agencies of the U.S. or foreign governments and supranational organizations such as the World Bank. The Fund may also invest in bonds, including convertible bonds, issued by corporations located in the U.S. or other developed countries, asset-backed securities, including mortgage-backed securities and stripped

                      MERRILL LYNCH GLOBAL BALANCED FUND                       3

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KEY FACTS

Convertible Securities -- securities, such as corporate bonds or preferred stocks, that are exchangeable for shares of common stocks of the issuer or another company.

Asset-Backed Securities -- fixed income securities issued by a trust or other legal entity established for the purpose of issuing securities and holding certain assets, such as credit card receivables or auto leases, that pay down over time and generate sufficient cash to pay holders of the securities.

Stripped Securities -- securities that take two pieces of a debt security (principal and interest) and break them apart. The resulting two securities may be sold separately and may perform differently.

securities. The Fund limits its investments in bonds to those rated at least A by Moody's Investors Services, Inc., Standard & Poor's, or Fitch Ratings or if unrated, considered by Fund management to be of comparable quality. Of these, at least 80% will be rated AA/Aa or higher, or if unrated, considered by Fund management to be of comparable quality. The Fund will only invest in securities of governmental or private issuers located in countries included in the Salomon Smith Barney World Government Bond Index. The bond portion of the Fund's portfolio that is not denominated in U.S. dollars normally will be hedged into U.S. dollars in an effort to reduce the effect of currency fluctuations on the bond segment's performance. In selecting bonds, Fund management considers, among other things, the yield a bond provides and whether the issuer of the bond has the ability to pay the interest and repay the principal. The Fund's bond investments can have any maturity, and there are no limits on the average maturity of the bond segment of the Fund's portfolio.

The Fund invests all of its assets in a Portfolio of Mercury Master Trust that has the same objective as the Fund. All investments will be made at the level of the Portfolio. This structure is sometimes called a "master/feeder" structure. The Fund's investment results will correspond directly to the investment results of the underlying Portfolio in which it invests. For simplicity, this Prospectus uses the term "Fund" to include the underlying Portfolio in which the Fund invests.

What are the main risks of investing in the Fund?

The Fund cannot guarantee that it will achieve its investment objective.

As with any fund, the value of the Fund's investments -- and therefore, the value of Fund shares -- may fluctuate. These changes may occur because a particular stock or bond market in which the Fund invests is rising or falling. They may also occur in response to interest rate changes or other developments that may affect the bond market generally or a particular issuer or obligation. Generally bond prices increase when interest rates decline and decrease when interest rates increase. Prices of longer term securities generally change more in response to interest rate changes than prices of shorter term securities. At other times, there are specific factors that may affect the value of a particular investment. Also, Fund management may select securities that underperform the markets, the relevant indices or other funds with similar investment objectives and investment strategies. If the value of the Fund's investments goes down, you may lose money.

The bond segment of the Fund's portfolio is subject to interest rate, credit, prepayment, extension and currency risk.

4                      MERRILL LYNCH GLOBAL BALANCED FUND

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The Fund may invest a significant portion of its assets in foreign securities, which may involve additional risks beyond those of U.S. securities. Foreign investing involves special risks -- including foreign currency risk and the possibility of substantial volatility due to adverse political, economic or other developments. Foreign securities may also be less liquid and harder to value than U.S. securities.

Who should invest?

Investors should consider their own investment goals, time horizon, and risk tolerance before investing in the Fund. An investment in the Fund may not be appropriate for all investors and is not intended to be a complete investment program.

The Fund may be an appropriate investment for you if you:

        . Are looking for both long-term growth and current income, and are willing to accept less of each in seeking a balance between the two

        . Want to diversify your holdings geographically through equity and debt investments in the U.S. and in countries outside the U.S.

        . Can tolerate the increased price volatility and currency fluctuations associated with investments in non-U.S. securities

        .       Want a professionally managed and diversified portfolio

        . Are prepared to receive taxable short-term capital gains and/or ordinary income

                      MERRILL LYNCH GLOBAL BALANCED FUND                       5

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KEY FACTS

RISK/RETURN BAR CHART

The bar chart and table shown below provide an indication of the risks of investing in the Fund. The bar chart shows changes in the Fund's performance for Class B shares for each completed calendar year since the Fund's inception. Sales charges are not reflected in the bar chart. If these amounts were reflected, the returns would be less than those shown. The table compares the average annual total returns for each class of the Fund's shares for the periods shown with those of the MSCI World Index and the Salomon Smith Barney World Government Bond Index (Hedged), both broad measures of market performance. How the Fund performed in the past (before and after taxes) is not necessarily an indication of how the Fund will perform in the future.

                              [CHART APPEARS HERE]

                             2000      2001      2002
                           -------   -------    ------
                            -10.31%   -12.11%    -8.76%

During the period shown in the bar chart, the highest return for a quarter was 4.83% (quarter ended December 31, 2002) and the lowest return for a quarter was -9.37% (quarter ended September 30, 2002). The Fund's year-to-date return as of December 31, 2002 was -8.76%.

6                      MERRILL LYNCH GLOBAL BALANCED FUND

After-tax returns are shown only for Class B shares and will vary for other classes. The after-tax returns are calculated using the historical highest marginal Federal individual income tax rates in effect during the periods measured and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown. The after-tax returns shown are not relevant to investors who hold their Fund shares through tax-deferred arrangements, such as 401(k) plans or individual retirement accounts or through tax advantaged education savings accounts.

AVERAGE ANNUAL TOTAL RETURNS                                        PAST        LIFE OF
(For the periods ended December 31, 2002)                         ONE YEAR       FUND+
---------------------------------------------------------------  ----------   -----------
   Merrill Lynch Global Balanced Fund -- Class A++
   Return Before Taxes*                                              -12.94%        -6.09%

   Merrill Lynch Global Balanced Fund -- Class B
   Return Before Taxes*                                              -12.41%        -6.16%
   Return After Taxes on Distributions*                              -12.41%        -6.59%
   Return After Taxes on Distributions and Sale of Fund Shares*       -7.62%        -5.00%

   Merrill Lynch Global Balanced Fund -- Class C
   Return Before Taxes*                                               -9.78%        -5.43%

   Merrill Lynch Global Balanced Fund -- Class I++
   Return Before Taxes*                                              -12.50%        -5.84%

   MSCI World Index**                                                -19.89%       -10.28%++
   Salomon Smith Barney World Government Bond Index (Hedged)***        7.97%         6.59%++

*       Includes all applicable fees and sales charges.
** The MSCI World Index is an unmanaged index of stock prices of developed markets located in countries throughout the world. Performance of the index does not reflect the deduction of fees, expenses or taxes. Past performance is not predictive of future performance.
*** The Salomon Smith Barney World Government Bond Index (Hedged) is an unmanaged index of government bond prices of developed markets located in countries throughout the world, hedged into dollars. Performance of the index does not reflect the deduction of fees, expenses or taxes. Past performance is not predictive of future performance.
 +      Inception date is April 30, 1999.
++      Performance since April 30, 1999.
+ As a result of the implementation of the Merrill Lynch Select Pricing(SM) System, Class I shares outstanding prior to May 1, 2002 were redesignated as Class A shares and Class A shares were redesignated as Class D shares. Effective April 14, 2003, Class D shares were redesignated Class A and Class A shares were redesignated Class I. Historical performance information pertaining to these shares is included here.

                      MERRILL LYNCH GLOBAL BALANCED FUND                       7

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KEY FACTS

UNDERSTANDING EXPENSES

Fund investors pay various fees and expenses, either directly or indirectly. Listed below are some of the main types of expenses, that the Fund may charge:

EXPENSES PAID DIRECTLY BY THE SHAREHOLDER:

Shareholder Fees -- these include sales charges that you may pay when you buy or sell shares of the Fund.

EXPENSES PAID INDIRECTLY BY THE SHAREHOLDER:

Annual Fund Operating Expenses -- expenses that cover the costs of operating the Fund.

Management Fee -- a fee paid to the Investment Adviser for managing the Fund.

Distribution Fees -- fees used to support the Fund's marketing and distribution efforts, such as compensating financial advisers and other financial intermediaries, advertising and promotion.

Service (Account Maintenance) Fees -- fees used to compensate securities dealers and other financial intermediaries for account maintenance activities.

FEES AND EXPENSES

The Fund offers four different classes of shares through this Prospectus. Although your money will be invested the same way no matter which class of shares you buy, there are differences among the fees and expenses associated with each class. Not everyone is eligible to buy every class. After determining which classes you are eligible to buy, decide which class best suits your needs. Your Merrill Lynch Financial Advisor can help you with this decision.

This table shows the different fees and expenses that you may pay if you buy and hold the different classes of shares of the Fund. Future expenses may be greater or less than those indicated below.

  SHAREHOLDER FEES
  (Fees paid directly from your investment)(a):          CLASS A     CLASS B(b)      CLASS C       CLASS I
------------------------------------------------------  ---------    ----------    ----------    ----------
    Maximum Sales Charge (Load) imposed on
    purchases (as a percentage of offering price)            5.25%(c)      None          None          5.25%(c)

    Maximum Deferred Sales Charge (Load) (as a
    percentage of original purchase price or
    redemption proceeds, whichever is lower)                 None(d)       4.00%(c)      1.00%(c)      None(d)

    Maximum Sales Charge (Load) imposed on
    Dividend Reinvestments                                   None          None          None          None

    Redemption Fee                                           None          None          None          None

    Exchange Fee                                             None          None          None          None

    Annual Fund Operating Expenses (expenses that are deducted from Fund assets)(e):

    Management Fee(f)                                        0.60%         0.60%         0.60%         0.60%

    Distribution and/or Service (12b-1) Fees(g)              0.25%         1.00%         1.00%         None

    Other Expenses (including transfer agency fees)(h)       0.40%         0.42%         0.42%         0.40%

    Administrative Fees(i)                                   0.20%         0.20%         0.20%         0.20%

    Total Other Expenses                                     0.60%         0.62%         0.62%         0.60%

  Total Annual Fund Operating Expenses                       1.45%         2.22%         2.22%         1.20%

(a) In addition, Merrill Lynch may charge a fee to process a purchase or sale of shares (currently $5.35). See "Your Account -- How to Buy, Sell, Transfer and Exchange Shares."

(b) Class B shares automatically convert to Class A shares approximately eight years after you buy them and will no longer be subject to distribution fees.

(c) Some investors may qualify for reductions in or waivers of the sales charge (load).

(d) You may pay a deferred sales charge if you purchase $1 million or more and you redeem within one year.

(e) The fees and expenses include the expenses of both the Fund and Fund's share of expenses of the Portfolio in which it invests.

                                              (footnotes continued on next page)

8                      MERRILL LYNCH GLOBAL BALANCED FUND

(footnotes continued from previous page)

(f)     Paid by the Portfolio.

(g) The Fund calls the "Service Fee" an "Account Maintenance Fee." Account Maintenance Fee is the term used elsewhere in this Prospectus and in all other Fund materials. If you hold Class B or C shares over time, it may cost you more in distribution and account maintenance (12b-1) fees than the maximum sales charge that you would have paid if you had bought one of the other classes.

(h) Financial Data Services, Inc., an affiliate of the Investment Adviser, provides transfer agency services to the Fund. The Fund pays a fee for these services. The Investment Adviser or its affiliates also provide certain accounting services to the Fund and the Fund reimburses the Investment Adviser or its affiliates for such services.

(i)     Paid by the Fund.

EXAMPLES:

These examples are intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds.

These examples assume that you invest $10,000 in the Fund for the time periods indicated, that your investment has a 5% return each year, that you pay the sales charges, if any, that apply to the particular class and that the Fund's operating expenses remain the same. This assumption is not meant to indicate you will receive a 5% annual rate of return. Your annual return may be more or less than the 5% used in these examples. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

EXPENSES IF YOU DID REDEEM YOUR SHARES:

                     1 YEAR        3 YEARS        5 YEARS        10 YEARS
                    --------      ---------      ---------      ----------
 Class A            $    665      $     960      $   1,276      $    2,169

 Class B            $    625      $     994      $   1,390      $    2,365*

 Class C            $    325      $     694      $   1,190      $    2,554

 Class I            $    641      $     886      $   1,150      $    1,903

EXPENSES IF YOU DID NOT REDEEM YOUR SHARES:

                     1 YEAR        3 YEARS        5 YEARS        10 YEARS
                    --------      ---------      ---------      ----------
 Class A            $    665      $     960      $   1,276      $    2,169

 Class B            $    225      $     694      $   1,190      $    2,365*

 Class C            $    225      $     694      $   1,190      $    2,554

 Class I            $    641      $     886      $   1,150      $    1,903

* Assumes conversion to Class A shares approximately eight years after purchase. See note (b) to the Fees and Expenses table above.

                      MERRILL LYNCH GLOBAL BALANCED FUND                       9

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DETAILS ABOUT THE FUND

ABOUT THE PORTFOLIO MANAGEMENT TEAM

The Fund is managed by teams of investment professionals. Chris Turner is primarily responsible for the Asset Allocation Team. Sue Chan is primarily responsible for the Global Equity Team and Russell Maddox is primarily responsible for the Global Fixed Income Team.

HOW THE FUND INVESTS

The Fund's objective is a combination of long-term capital growth and current income.

Outlined below are the main strategies the Fund uses in seeking to achieve its investment objectives.

The Fund invests in a mix of equity securities and high quality bonds of issuers located in the U.S. and other developed countries. The Fund's neutral position consists of approximately 60% of its portfolio in equity securities and 40% in bonds, although the Fund may vary each of these percentages up to 15% in either direction based on its view of current economic and market conditions.

In selecting equity securities, the Fund emphasizes those securities that Fund management believes are undervalued or have good prospects for earnings growth. Equity securities consist of:

        .       Common Stock

        .       Preferred Stock

        .       Securities Convertible into Common Stock

        . Derivative securities or instruments such as options (including warrants) and futures, the value of which is based on a common stock or group of common stocks

A company's stock is considered to be undervalued when the stock's current price is less than what Fund management believes a share of the company is worth. Fund management feels a company's worth can be assessed by several factors, such as:

        .       financial resources

        .       value of assets

        .       sales and earnings growth

        .       product development

        .       quality of management

        .       overall business prospects

A company's stock may become undervalued when most investors fail to perceive the company's strengths in one or more of these areas. A company whose earnings per share grow faster than inflation and the economy in general usually has a higher stock price over time than a company with slower

10                      MERRILL LYNCH GLOBAL BALANCED FUND

ABOUT THE INVESTMENT ADVISER

Merrill Lynch Investment Managers International Limited is the Investment
Adviser.

earnings growth. The Fund's evaluation of the prospects for a company's industry or market sector is an important factor in evaluating a particular company's earnings prospects. The Fund also allocates investments to developed countries that Fund management believes, based on an evaluation of economic, political and social factors, present good prospects for overall economic growth. Current income from dividends and interest will not be an important consideration in selecting equity securities. The Fund may invest in companies of any size, but tends to focus on medium and large companies.

In selecting bonds, Fund management considers, among other things, the yield a bond provides and whether the issuer of the bond has the ability to pay the interest and repay the principal. Fund management will evaluate the financial strengths and the creditworthiness of bond issuers in determining the potential risks and benefits of an investment. The Fund will choose bonds of various types, maturities and issuers based on its assessment of general market and economic conditions. The Fund limits its investments to bonds rated at least A by Moody's Investors Services, Inc., Standard & Poor's, and/or Fitch Ratings or if unrated, considered by Fund management to be of comparable quality. Of these, at least 80% will be rated AA/Aa or higher, or if unrated, considered by Fund management to be of comparable quality. The Fund's bond investments can have any maturity, and there are no limits on the average maturity of the bond segment of the Fund's portfolio.

Bonds will include debt issued by the following types of entities:

        .       U.S. government and its agencies

        . Governments (including foreign states, provinces and municipalities) in other developed countries and their agencies

        .       Supranational organizations (e.g., World Bank)

        .       Corporations located in the U.S. and other developed countries

The Fund may also invest in asset-backed securities, including mortgage-backed securities and stripped securities. The portion of the Fund's bond portfolio that is not denominated in U.S. dollars normally will be hedged into U.S. dollars in an effort to reduce the effect of currency fluctuations on the bond portion's performance. The Fund is not required to hedge and may choose not to do so.

The Fund invests only in securities of governmental or private issuers located in countries that are included in either the MSCI World Index or the Salomon

                      MERRILL LYNCH GLOBAL BALANCED FUND                      11

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DETAILS ABOUT THE FUND

Smith Barney World Government Bond Index. The Fund will invest in part based on the Fund's evaluation of a country's economic, political and social factors.

The Fund considers an issuer to be "located" in the country where:

        .       It is legally organized, or

        .       The primary trading market for its securities is located, or

        . At least 50% of the company's (and its subsidiaries') non-current assets, capitalization, gross revenues or profits have been located during one of the last two fiscal years.

The Fund has no stated minimum holding period for investments, and will buy or sell securities and other assets whenever Fund management sees an appropriate opportunity. The Fund does not consider potential tax consequences to Fund shareholders when it sells assets.

Other Strategies. In addition to the main strategies discussed above, the Fund may use certain other investment strategies:

The Fund will normally invest almost all of its assets as described above. The Fund may, however, invest in short-term instruments, such as money market securities and repurchase agreements, to meet redemptions. The Fund may also reduce its exposure to equity securities and longer term bonds by investing without limit in short-term investments, high quality bonds or derivatives, when the Fund believes it is advisable to do so (on a temporary defensive basis). Short-term investments and temporary defensive positions may limit the potential for growth in the value of your shares and may reduce the level of current income. Therefore, such investments may limit the Fund's ability to achieve its investment objective.

The Fund may invest in derivatives for a variety of portfolio management purposes, including to hedge against price and/or currency movements or to enable it to reallocate its investments more quickly than it could by buying and selling the underlying securities.

The Fund may also invest uninvested cash balances in affiliated money market funds and may lend its portfolio securities.

12                      MERRILL LYNCH GLOBAL BALANCED FUND

INVESTMENT RISKS

This section contains a summary discussion of the general risks of investing in the Fund. As with any fund, there can be no guarantee that the Fund will meet its objective, or that the Fund's performance will be positive for any period of time.

Set forth below are the main risks of investing in the Fund:

Market Risk and Selection Risk -- Market risk is the risk that the stock or bond markets in one or more countries in which the Fund invests will go down in value, including the possibility that one or more markets will go down sharply and unpredictably. Selection risk is the risk that the securities that Fund management selects will underperform the markets, the relevant indices or other funds with similar investment objectives and investment strategies.

Credit Risk -- Credit risk is the risk that the issuer will be unable to pay the interest or principal when due. The degree of credit risk depends on both the financial condition of the issuer and the terms of the obligation.

Interest Rate Risk -- Interest rate risk is the risk that prices of bonds generally increase when interest rates decline and decrease when interest rates increase. Prices of longer term securities generally change more in response to interest rate changes than prices of shorter term securities.

Call and Redemption Risk -- A bond's issuer may call a bond for redemption before it matures. If this happens to a bond the Fund holds, the Fund may lose income and may have to invest the proceeds in bonds with lower yields.

Foreign Market Risk -- Since the Fund may invest in foreign securities, it offers the potential for more diversification than a fund that invests only in the United States. This is because securities traded on foreign markets have often (though not always) performed differently than securities traded in the United States. However, such investments involve special risks not present in U.S. investments that can increase the chances that the Fund will lose money. In particular, the Fund is subject to the risk that because there may be fewer investors on foreign exchanges and a smaller number of shares traded each day, it may make it difficult for the Fund to buy and sell securities on those exchanges. In addition, prices of foreign securities may go up and down more than prices of securities traded in the United States.

Foreign Economy Risk -- The economies of certain foreign markets may not compare favorably with the economy of the United States with respect to such

                      MERRILL LYNCH GLOBAL BALANCED FUND                      13

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DETAILS ABOUT THE FUND

issues as growth of gross national product, reinvestment of capital, resources and balance of payments position. Certain such economies may rely heavily on particular industries or foreign capital and are more vulnerable to diplomatic developments, the imposition of economic sanctions against a particular country or countries, changes in international trading patterns, trade barriers or other protectionist or retaliatory measures.

Investments in foreign markets may also be adversely affected by governmental actions such as the imposition of capital controls, nationalization of companies or industries, expropriation of assets or the imposition of punitive taxes. In addition, governments of certain countries may prohibit or impose substantial restrictions on foreign investing in their capital markets or in certain industries. Any of these actions could severely affect security prices, impair the Fund's ability to purchase or sell foreign securities or transfer the Fund's assets or income back into the United States, or otherwise adversely affect the Fund's operations.

Other foreign market risks may include foreign exchange controls, difficulties in pricing securities, defaults on foreign government securities, difficulties in enforcing favorable legal judgments in foreign courts and political and social instability. Legal remedies available to investors in foreign countries may be less extensive than those available to investors in the United States or other foreign countries.

Currency Risk -- Securities in which the Fund invests may be denominated or quoted in currencies other than the U.S. dollar. Changes in foreign currency exchange rates affect the value of the Fund's portfolio. Generally, when the U.S. dollar rises in value against a foreign currency, a security denominated in that currency loses value because the currency is worth fewer U.S. dollars. Conversely, when the U.S. dollar decreases in value against a foreign currency, a security denominated in that currency gains value because the currency is worth more U.S. dollars. This risk, generally known as "currency risk," means that a strong U.S. dollar will reduce returns for U.S. investors while a weak U.S. dollar will increase those returns.

Certain Risks of Holding Fund Assets Outside the United States -- The Fund generally holds its foreign securities and cash in foreign banks and securities depositories. Some foreign banks and securities depositories may be recently organized or new to the foreign custody business. In addition, there may be limited or no regulatory oversight over their operations. Also, the laws of certain countries may put limits on the Fund's ability to recover its assets if a foreign

14                      MERRILL LYNCH GLOBAL BALANCED FUND
bank, depository or issuer of a security, or any of their agents, goes bankrupt. In addition, it is often more expensive for the Fund to buy, sell and hold securities in certain foreign markets than in the United States. The increased expense of investing in foreign markets reduces the amount the Fund can earn on its investments and typically results in a higher operating expense ratio for the Fund than investment companies invested only in the United States.

Settlement Risk -- Settlement and clearance procedures in certain foreign markets differ significantly from those in the United States. Foreign settlement and clearance procedures and trade regulations also may involve certain risks (such as delays in payment for or delivery of securities) not typically generated by the settlement of U.S. investments. Settlements in certain foreign countries at times have not kept pace with the number of securities transactions; these problems may make it difficult for the Fund to carry out transactions. If the Fund cannot settle or is delayed in settling a purchase of securities, it may miss attractive investment opportunities and certain of its assets may be uninvested with no return earned thereon for some period. If the Fund cannot settle or is delayed in settling a sale of securities, it may lose money if the value of the security then declines, or if it has contracted to sell the security to another party, the Fund could be liable to that party for any losses incurred.

Government Supervision And Regulation/Accounting Standards -- Many foreign governments supervise and regulate stock exchanges, brokers and the sale of securities less than the United States does. Some countries may not have laws to protect investors the way that the U.S. securities laws do. For example, some foreign countries may have no laws or rules against insider trading. Insider trading occurs when a person buys or sells a company's securities based on nonpublic information about that company. Accounting standards in other countries are not necessarily the same as in the United States. If the accounting standards in another country do not require as much detail as U.S. accounting standards, it may be harder for Fund management to completely and accurately determine a company's financial condition. Also, brokerage commissions and other costs of buying or selling securities often are higher in foreign countries than they are in the United States. This reduces the amount the Fund can earn on its investments.

Asset-Backed Securities -- Like traditional fixed-income securities, the value of asset-backed securities typically increases when interest rates fall and decreases when interest rates rise. Certain asset-backed securities may also be subject to the risk of prepayment. In a period of declining interest rates, borrowers may pay what they owe on the underlying assets more quickly than

                      MERRILL LYNCH GLOBAL BALANCED FUND                      15

[GRAPHIC APPEARS HERE]

DETAILS ABOUT THE FUND

anticipated. Prepayment reduces the yield to maturity and the average life of the asset-backed securities. In addition, when the Fund reinvests the proceeds of a prepayment it may receive a lower interest rate than the rate on the security that was prepaid. In a period of rising interest rates, prepayments may occur at a slower rate than expected. As a result, the average maturity of the Fund's portfolio will increase. The value of long-term securities generally changes more widely in response to changes in interest rates than shorter-term securities. Stripped asset-backed securities may be highly sensitive to changes in interest rates and rates of prepayment.

Mortgage-Backed Securities -- Mortgage-backed securities represent the right to receive a portion of principal and/or interest payments made on a pool of residential or commercial mortgage loans. When interest rates fall, borrowers may refinance or otherwise repay principal on their mortgages earlier than scheduled. When this happens, certain types of mortgage-backed securities will be paid off more quickly than originally anticipated and the Fund has to invest the proceeds in securities with lower yields. This risk is known as "prepayment risk." When interest rates rise, certain types of mortgage-backed securities will be paid off more slowly than originally anticipated and the value of these securities will fall. This risk is known as "extension risk."

Because of prepayment risk and extension risk, mortgage-backed securities react differently to changes in interest rates than other debt securities. Small movements in interest rates (both increases and decreases) may quickly and significantly reduce the value of certain mortgage-backed securities. Stripped mortgage-backed securities may be highly sensitive to changes in interest rates and rates of prepayment.

The Fund may also be subject to certain other risks associated with its investments and investment strategies, including:

Securities Lending -- The Fund may lend securities with a value up to 33 1/3% of its total assets to financial institutions that provide cash or securities issued or guaranteed by the U.S. Government as collateral. Securities lending involves the risk that the borrower may fail to return the securities in a timely manner or at all. As a result, the Fund may lose money and there may be a delay in recovering the loaned securities. The Fund could also lose money if it does not recover the securities and/or the value of the collateral falls, including the value of investments made with cash collateral. These events could trigger adverse tax consequences to the Fund.

16                      MERRILL LYNCH GLOBAL BALANCED FUND

Derivatives -- The Fund may use derivative instruments, including futures, forwards, options, asset-backed securities, stripped securities, indexed and inverse securities and swaps. Derivatives may allow the Fund to increase or decrease its risk exposure more quickly and efficiently than other types of instruments.

Derivatives are volatile and involve significant risks, including:

        Credit Risk -- the risk that the counterparty (the party on the other side of the transaction) on a derivative transaction will be unable to honor its financial obligation to the Fund.

        Currency Risk -- the risk that changes in the exchange rate between currencies will adversely affect the value (in U.S. dollar terms) of an investment.

        Leverage Risk -- the risk associated with certain types of investments or trading strategies (such as borrowing money to increase the amount of investment) that relatively small market movements may result in large changes in the value of an investment. Certain investments or trading strategies that involve leverage can result in losses that greatly exceed the amount originally invested.

        Liquidity Risk -- the risk that certain securities may be difficult or impossible to sell at the time that the seller would like or at the price that the seller believes the security is currently worth.

        Index Risk -- If the derivative is linked to the performance of an index, it will be subject to the risks associated with changes in that index. If the index changes, the Fund could receive lower interest payments or experience a reduction in the value of the derivative to below what the Fund paid. Certain indexed securities, including inverse securities (which move in an opposite direction to the index), may create leverage, to the extent that they increase or decrease in value at a rate that is a multiple of the changes in the applicable index.

The Fund may use derivatives for hedging purposes, including anticipatory hedges. Hedging is a strategy in which the Fund uses a derivative to offset the risks associated with other Fund holdings. While hedging can reduce losses, it can also reduce or eliminate gains or cause losses if the market moves in a

                      MERRILL LYNCH GLOBAL BALANCED FUND                      17

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DETAILS ABOUT THE FUND

different manner than anticipated by the Fund or if the cost of the derivative outweighs the benefit of the hedge. Hedging also involves the risk that changes in the value of the derivative will not match those of the holdings being hedged as expected by the Fund, in which case any losses on the holdings being hedged may not be reduced and may be increased. There can be no assurance that the Fund's hedging strategy will reduce risk or that hedging transactions will be either available or cost effective. The Fund is not required to use hedging and may choose not to do so.

Currency Hedging Risk -- Fund management may use currency hedges in an effort to reduce the effect of currency fluctuations on the performance of the bond portion of the Fund's portfolio. The Fund's currency hedges may not be effective or cost efficient and can limit the potential for growth in the Fund's share value. There is also a risk that the desired currency hedges will not be available due to market or regulatory factors. They are also subject to the risk that the counterparty will be unable to honor its financial obligations to the Fund. The Fund is not required to hedge any part of its portfolio and may choose not to do so.

Borrowing and Leverage Risk -- The Fund may borrow for temporary emergency purposes including to meet redemptions. Borrowing may exaggerate changes in the net asset value of Fund shares and in the return on the Fund's portfolio. Borrowing will cost the Fund interest expense and other fees. The cost of borrowing may reduce the Fund's return. Certain derivative securities that the Fund buys may create leverage including, for example, futures, forwards, options, asset-backed securities, stripped securities, index and inverse securities and swaps.

Convertibles -- Convertibles are generally debt securities or preferred stocks that may be converted into common stock. Convertibles typically pay current income as either interest (debt security convertibles) or dividends (preferred stocks). A convertible's value usually reflects both the stream of current income payments and the value of the underlying common stock. The market value of a convertible performs like that of a regular debt security; that is, if market interest rates rise, the value of a convertible usually falls. Since it is convertible into common stock, the convertible also has the same types of market and issuer risk as the underlying common stock.

Illiquid Securities -- The Fund may invest up to 15% of its net assets in illiquid securities that it cannot easily sell within seven days at current value or that have contractual or legal restrictions on resale. If the Fund buys illiquid

18                      MERRILL LYNCH GLOBAL BALANCED FUND
securities it may be unable to quickly sell them or may be able to sell them only at a price below current value.

Restricted Securities -- Restricted securities have contractual or legal restrictions on their resale. They may include private placement securities that the Fund buys directly from the issuer. Private placement and other restricted securities may not be listed on an exchange and may have no active trading market.

Restricted securities may be illiquid. The Fund may be unable to sell them on short notice or may be able to sell them only at a price below current value. The Fund may get only limited information about the issuer, so it may be less able to predict a loss. In addition, if Fund management receives material adverse nonpublic information about the issuer, the Fund will not be able to sell the securities.

Rule 144A Securities -- Rule 144A securities are restricted securities that can be resold to qualified institutional buyers but not to the general public. Rule 144A securities may have an active trading market, but carry the risk that the active trading market may not continue.

Sovereign Debt -- The Fund may invest in sovereign debt securities. These securities are issued or guaranteed by foreign government entities. Investments in sovereign debt are subject to the risk that a government entity may delay or refuse to pay interest or repay principal on its sovereign debt. Some of these reasons may include cash flow problems, insufficient foreign currency reserves, political considerations, the relative size of its debt position to its economy or its failure to put in place economic reforms required by the International Monetary Fund or other multilateral agencies. If a government entity defaults, it may ask for more time in which to pay or for further loans. There is no legal process for collecting sovereign debts that a government does not pay or bankruptcy proceeding by which all or part of sovereign debt that a government entity has not repaid may be collected.

STATEMENT OF ADDITIONAL INFORMATION

If you would like further information about the Fund, including how it invests, please see the Statement of Additional Information.

                      MERRILL LYNCH GLOBAL BALANCED FUND                      19

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YOUR ACCOUNT

MERRILL LYNCH SELECT PRICING(SM) SYSTEM

The Fund offers four classes of shares, each with its own sales charge and expense structure, allowing you to invest in the way that best suits your needs. Each share class represents an ownership interest in the same investment portfolio. When you choose your class of shares you should consider the size of your investment and how long you plan to hold your shares. Your Merrill Lynch Financial Advisor can help you determine which share class is best suited to your personal financial goals.

For example, if you select Class I or Class A shares, you generally pay a sales charge at the time of purchase. If you buy Class A shares, you also pay an ongoing account maintenance fee of 0.25%. You may be eligible for a sales charge reduction or waiver.

Certain financial intermediaries may charge additional fees in connection with transactions in Fund shares. The Investment Adviser, the Distributor or their affiliates may make payments out of their own resources to selected securities dealers and other financial intermediaries for providing services intended to result in the sale of Fund shares or for shareholder servicing activities.

If you select Class B or Class C shares, you will invest the full amount of your purchase price, but you will be subject to a distribution fee of 0.75% and an account maintenance fee of 0.25%. Because these fees are paid out of the Fund's assets on an ongoing basis, over time these fees increase the cost of your investment and may cost you more than paying other types of sales charges. In addition, you may be subject to a deferred sales charge when you sell Class B or Class C shares.

The Fund's shares are distributed by FAM Distributors, Inc., an affiliate of the Investment Adviser.

20                     MERRILL LYNCH GLOBAL BALANCED FUND

The table below summarizes key features of the Merrill Lynch Select Pricing(SM) System.

                 CLASS A                CLASS B               CLASS C               CLASS I
                 ---------------------  --------------------  --------------------  -------------------------
Availability     Generally available    Generally available   Generally available   Limited to certain
                 through Merrill        through Merrill       through Merrill       investors including:
                 Lynch. Limited         Lynch. Limited        Lynch. Limited        .    Current Class I
                 availability through   availability through  availability through       shareholders
                 selected securities    selected securities   selected securities   .    Certain Retirement
                 dealers and other      dealers and other     dealers and other          Plans
                 financial              financial             financial             .    Participants in
                 intermediaries.        intermediaries.       intermediaries.            certain Merrill
                                                                                         Lynch sponsored
                                                                                         programs
                                                                                    .    Certain affiliates of
                                                                                         Merrill Lynch,
                                                                                         selected
                                                                                         securities dealers
                                                                                         and other
                                                                                         financial
                                                                                         intermediaries.

Initial Sales    Yes. Payable at time   No. Entire purchase   No. Entire purchase   Yes. Payable at time of
Charge?          of purchase. Lower     price is invested in  price is invested in  purchase. Lower sales
                 sales charges          shares of the Fund.   shares of the Fund.   charges available for
                 available for larger                                               larger investments.
                 investments.

Deferred Sales   No. (May be charged    Yes. Payable if you   Yes. Payable if you   No. (May be charged for
Charge?          for purchases over     redeem within six     redeem within one     purchases over $1
                 $1 million that are    years of purchase.    year of purchase.     million that are
                 redeemed within one                                                redeemed within one
                 year.)                                                             year.)

Account          0.25% Account          0.25% Account         0.25% Account         No.
Maintenance and  Maintenance Fee. No    Maintenance Fee.      Maintenance Fee.
Distribution     Distribution Fee.      0.75% Distribution    0.75% Distribution
Fees?                                   Fee.                  Fee.

Conversion to    N/A                    Yes, automatically    No.                   No.
Class A shares?                         after approximately
                                        eight years.

                      MERRILL LYNCH GLOBAL BALANCED FUND                      21

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YOUR ACCOUNT

Right of Accumulation -- permits you to pay the sales charge that would apply to the cost or value (whichever is higher) of all shares you own in the Merrill Lynch mutual funds that offer Select Pricing(SM) options.

Letter of Intent -- permits you to pay the sales charge that would be applicable if you add up all shares of Merrill Lynch Select Pricing(SM) System that you agree to buy within a 13 month period. Certain restrictions apply.

CLASS I AND CLASS A SHARES -- INITIAL SALES CHARGE OPTIONS
If you select Class I or Class A shares, you will pay a sales charge at the time of purchase as shown in the following table.

                                                                  DEALER
                                                               COMPENSATION
                             AS A % OF       AS A % OF YOUR      AS A % OF
YOUR INVESTMENT            OFFERING PRICE     INVESTMENT*     OFFERING PRICE
---------------------      --------------   ---------------   --------------
  Less than $25,000                  5.25%             5.54%            5.00%

  $25,000 but less
   than $50,000                      4.75%             4.99%            4.50%

  $50,000 but less
   than $100,000                     4.00%             4.17%            3.75%

  $100,000 but less
   than $250,000                     3.00%             3.09%            2.75%

  $250,000 but less
   than $1,000,000                   2.00%             2.04%            1.80%

  $1,000,000 and over**              0.00%             0.00%            0.00%

 *   Rounded to the nearest one-hundredth percent.
** If you invest $1,000,000 or more in Class I or Class A shares, you may not pay an initial sales charge. In that case, the Investment Adviser compensates the selling dealer or other financial intermediary from its own funds. However, if you redeem your shares within one year after purchase, you may be charged a deferred sales charge. This charge is 1.00% of the lesser of the original cost of the shares being redeemed or your redemption proceeds. A sales charge of 0.75% will be charged on purchases of $1,000,000 or more of Class I or Class A shares by certain employer-sponsored retirement or savings plans.

No initial sales charge applies to Class I or Class A shares that you buy through reinvestment of dividends.

A reduced or waived sales charge on a purchase of Class I or Class A shares may apply for: o Purchases under a Right of Accumulation or Letter of Intent

        .       TMA(SM) Managed Trusts

        .       Certain Merrill Lynch investment or central assets accounts

        .       Certain employer-sponsored retirement or savings plans

        . Purchases using proceeds from the sale of certain Merrill Lynch closed-end funds under certain circumstances

22                     MERRILL LYNCH GLOBAL BALANCED FUND

        . Certain investors, including directors or trustees of Merrill Lynch mutual funds and Merrill Lynch employees

        . Certain fee-based programs of Merrill Lynch and other financial intermediaries that have agreements with the Distributor or its affiliates

Only certain investors are eligible to buy Class I shares. Your Merrill Lynch Financial Advisor can help you determine whether you are eligible to buy Class I shares or to participate in any of these programs.

If you decide to buy shares under the initial sales charge alternative and you are eligible to buy both Class I and Class A shares, you should buy Class I shares since Class A shares are subject to a 0.25% account maintenance fee, while Class I shares are not.

If you redeem Class I or Class A shares and within 30 days buy new shares of the same class, you will not pay a sales charge on the new purchase amount. The amount eligible for this "Reinstatement Privilege" may not exceed the amount of your redemption proceeds. To exercise the privilege, contact your Merrill Lynch Financial Advisor, selected securities dealer, other financial intermediary, or the Fund's Transfer Agent at 1-800-MER-FUND.

CLASS B AND CLASS C SHARES -- DEFERRED SALES CHARGE OPTIONS

If you select Class B or Class C shares, you do not pay an initial sales charge at the time of purchase. However, if you redeem your Class B shares within six years after purchase or your Class C shares within one year after purchase, you may be required to pay a deferred sales charge. You will also pay distribution fees of 0.75% and account maintenance fees of 0.25% each year under distribution plans that the Fund has adopted under Rule 12b-1. Because these fees are paid out of the Fund's assets on an ongoing basis, over time these fees may increase the cost of your investment and may cost you more than paying other types of sales charges. The Distributor uses the money that it receives from the deferred sales charges and the distribution fees to cover the costs of marketing, advertising and compensating the Merrill Lynch Financial Advisor, selected securities dealer or other financial intermediary who assists you in purchasing Fund shares.

                      MERRILL LYNCH GLOBAL BALANCED FUND                      23

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YOUR ACCOUNT

CLASS B SHARES

If you redeem Class B shares within six years after purchase, you may be charged a deferred sales charge. The amount of the charge gradually decreases as you hold your shares over time, according to the following schedule:

                  YEAR SINCE PURCHASE        SALES CHARGE*

                    0 - 1                           4.00%

                    1 - 2                           4.00%

                    2 - 3                           3.00%

                    3 - 4                           3.00%

                    4 - 5                           2.00%

                    5 - 6                           1.00%

                    6 and thereafter                0.00%

* The percentage charge will apply to the lesser of the original cost of the shares being redeemed or the proceeds of your redemption. Shares acquired through reinvestment of dividends are not subject to a deferred sales charge. Not all Merrill Lynch funds have identical deferred sales charge schedules. If you exchange your shares for the shares of another fund, the higher charge, if any, will apply.

The deferred sales charge relating to Class B shares may be reduced or waived in certain circumstances, such as:

        . Certain post-retirement withdrawals from an IRA or other retirement plan if you are over 59 1/2 years old

        . Redemption by certain eligible 401(a) and 401(k) plans, certain related accounts, and certain retirement plan rollovers

        . Redemption in connection with participation in certain fee-based programs of Merrill Lynch or o other financial intermediaries that have agreements with the Distributor or its affiliates, or in connection with involuntary termination of an account in which Fund shares are held

        . Withdrawals following shareholder death or disability as long as the waiver request is made o within one year of death or disability or, if later, reasonably promptly following completion of probate

24                     MERRILL LYNCH GLOBAL BALANCED FUND

        . Withdrawal through the Merrill Lynch Systematic Withdrawal Plan of up to 10% per year of your Class B account value at the time the plan is established

Your Class B shares convert automatically into Class A shares approximately eight years after purchase. Any Class B shares received through reinvestment of dividends paid on converting shares will also convert at that time. Class A shares are subject to lower annual expenses than Class B shares. The conversion of Class B shares to Class A shares is not a taxable event for Federal income tax purposes.

Different conversion schedules may apply to Class B shares of different Merrill Lynch mutual funds. For example, Class B shares of a fixed income fund typically convert approximately ten years after purchase compared to approximately eight years for equity funds. If you acquire your Class B shares in an exchange from another fund with a shorter conversion schedule, the Fund's eight year conversion schedule will apply. If you exchange your Class B shares in the Fund for Class B shares of a fund with a longer conversion schedule, the other fund's conversion schedule will apply. The length of time that you hold both the original and exchanged Class B shares in both funds will count toward the conversion schedule. The conversion schedule may be modified in certain other cases as well.

CLASS C SHARES

If you redeem Class C shares within one year after purchase, you may be charged a deferred sales charge of 1.00%. The charge will apply to the lesser of the original cost of the shares being redeemed or the proceeds of your redemption. You will not be charged a deferred sales charge when you redeem shares that you acquire through reinvestment of Fund dividends. The deferred sales charge relating to Class C shares may be reduced or waived in connection with involuntary termination of an account in which Fund shares are held, withdrawals through the Merrill Lynch Systematic Withdrawal Plan and redemptions of Class C shares by certain retirement plans.

Class C shares do not offer a conversion privilege.

                      MERRILL LYNCH GLOBAL BALANCED FUND                      25

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HOW TO BUY, SELL, TRANSFER AND EXCHANGE SHARES

The chart on the following pages summarizes how to buy, sell, transfer and exchange shares through Merrill Lynch, a selected securities dealer, broker, investment adviser, service provider or other financial intermediary. You may also buy sell, transfer or exchange shares through the Transfer Agent. To learn more about buying, selling, transferring or exchanging shares through the Transfer Agent, call 1-800-MER-FUND. Because the selection of a mutual fund involves many considerations, your Merrill Lynch Financial Advisor may help you with this decision.

Because of the high cost of maintaining smaller shareholder accounts, the Fund may redeem the shares in your account (without charging any deferred sales charge) if the net asset value of your account falls below $500 due to redemptions you have made. You will be notified that the value of your account is less than $500 before the Fund makes an involuntary redemption. You will then have 60 days to make an additional investment to bring the value of your account to at least $500 before the Fund takes any action. This involuntary redemption does not apply to retirement plans or Uniform Gifts or Transfers to Minors Act accounts.

26                     MERRILL LYNCH GLOBAL BALANCED FUND

IF YOU WANT TO      YOUR CHOICES                  INFORMATION IMPORTANT FOR YOU TO KNOW
------------------  ----------------------------  --------------------------------------------------
Buy Shares          First, select the share       Refer to the Merrill Lynch Select Pricing(SM)
                    class appropriate for you     System table on page 21. Be sure to read this
                                                  Prospectus carefully.

                    Next, determine the amount    The minimum initial investment for the Fund is
                    of your investment            $1,000 for all accounts except:
                                                      .    $250 for certain Merrill Lynch fee-based
                                                           programs
                                                      .    $100 for retirement plans

                                                  (The minimum for initial investments may be waived
                                                  under certain circumstances.)

                    Have your Merrill Lynch       The price of your shares is based on the next
                    Financial Advisor, selected   calculation of net asset value after your order is
                    securities dealer, or other   placed. Any purchase orders placed prior to the
                    financial intermediary        close of business on the New York Stock Exchange
                    submit your purchase order    (generally, 4:00 p.m. Eastern time) will be priced
                                                  at the net asset value determined that day.
                                                  Certain financial intermediaries, however, may
                                                  require submission of orders prior to that time.
                                                  Purchase orders placed after that time will be
                                                  priced at the net asset value determined on the
                                                  next business day. The Fund may reject any order
                                                  to buy shares and may suspend the sale of shares
                                                  at any time. Selected securities dealers or other
                                                  financial intermediaries, including Merrill Lynch,
                                                  may charge a processing fee to confirm a purchase.
                                                  Merrill Lynch currently charges a fee of $5.35.

                    Or contact the Transfer       To purchase shares directly, call the Transfer
                    Agent                         Agent at 1-800-MER-FUND and request a purchase
                                                  application. Mail the completed purchase
                                                  application to the Transfer Agent at the address
                                                  on the inside back cover of this Prospectus.

Add to Your         Purchase additional shares    The minimum investment for additional purchases is
Investment                                        generally $50 except that retirement plans have a
                                                  minimum additional purchase of $1 and certain
                                                  programs, such as automatic investment programs,
                                                  may have higher minimums. (The minimums for
                                                  additional purchases may be waived under certain
                                                  circumstances.)

                    Acquire additional shares     All dividends are automatically reinvested without
                    through the automatic         a sales charge.
                    dividend reinvestment plan

                    Participate in the automatic  You may invest a specific amount in the Fund on a
                    investment plan               periodic basis through certain Merrill Lynch
                                                  investment or central asset accounts.

Transfer Shares to  Transfer to a participating   You may transfer your Fund shares only to another
Another Securities  securities dealer or other    securities dealer or other financial intermediary
Dealer or Other     financial intermediary        that has entered into an agreement with the
Financial                                         Distributor. Certain shareholder services may not
Intermediary                                      be available for the transferred shares. You may
                                                  purchase additional shares only of funds
                                                  previously owned before the transfer. All future
                                                  trading of these assets must be coordinated by the
                                                  receiving firm.

                    Transfer to a                 You must either:
                    non-participating                 .    Transfer your shares to an account with
                    securities dealer or other             the Transfer Agent; or
                    financial intermediary            .    Sell your shares, paying any applicable
                                                           deferred sales charges.

                      MERRILL LYNCH GLOBAL BALANCED FUND                      27

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YOUR ACCOUNT

IF YOU WANT TO      YOUR CHOICES                  INFORMATION IMPORTANT FOR YOU TO KNOW
------------------  ----------------------------  --------------------------------------------------
Sell Your Shares    Have your Merrill             The price of your shares is based on the next
                    Lynch Financial               calculation of net asset value after your order is
                    Advisor, selected             placed. For your redemption request to be priced
                    securities dealer             at the net asset value on the day of your request,
                    or other financial            you must submit your request to your dealer or
                    intermediary                  other financial intermediary prior to the day's
                    submit your sales             close of business on the New York Stock Exchange
                    order                         (generally, 4:00 p.m. Eastern time). Certain
                                                  financial intermediaries, however, may require
                                                  submission of orders prior to that time. Any
                                                  redemption request placed after that time will be
                                                  priced at the net asset value at the close of
                                                  business on the next business day. Securities
                                                  dealers or other financial intermediaries
                                                  including Merrill Lynch, may charge a fee to
                                                  process a redemption of shares. Merrill Lynch
                                                  currently charges a fee of $5.35. No processing
                                                  fee is charged if you redeem shares directly
                                                  through the Transfer Agent. The Fund may reject an
                                                  order to sell shares under certain circumstances.

                    Sell through the              You may sell shares held at the Transfer Agent by
                    Transfer Agent                writing to the Transfer Agent at the address on
                                                  the inside back cover of this Prospectus. All
                                                  shareholders on the account must sign the letter.
                                                  A signature guarantee will generally be required
                                                  but may be waived in certain limited
                                                  circumstances. You can obtain a signature
                                                  guarantee from a bank, securities dealer,
                                                  securities broker, credit union, savings
                                                  association, national securities exchange or
                                                  registered securities association. A notary public
                                                  seal will not be acceptable. The Transfer Agent
                                                  will normally mail redemption proceeds within
                                                  seven days following receipt of a properly
                                                  completed request. If you make a redemption
                                                  request before the Fund has collected payment for
                                                  the purchase of shares, the Fund or the Transfer
                                                  Agent may delay mailing your proceeds. This delay
                                                  usually will not exceed ten days. You may also
                                                  sell shares held at the Transfer Agent by
                                                  telephone request if the amount being sold is less
                                                  than $50,000 and if certain other conditions are
                                                  met. Contact the Transfer Agent at 1-800-MER-FUND
                                                  for details.

Sell Shares         Participate                   You can choose to receive systematic payments from
Systematically      in the Fund's                 your Fund account either by check or through
                    Systematic                    direct deposit to your bank account on a monthly
                    Withdrawal Plan               or quarterly basis. If you hold your Fund shares
                                                  in a Merrill Lynch CMA(R) or Retirement Account you
                                                  can arrange for systematic redemptions of a fixed
                                                  dollar amount on a monthly, bi-monthly, quarterly,
                                                  semi-annual or annual basis, subject to certain
                                                  conditions. Under either method you must have
                                                  dividends automatically reinvested. For Class B
                                                  and Class C shares, your total annual withdrawals
                                                  cannot be more than 10% per year of the value of
                                                  your shares at the time the plan is established.
                                                  The deferred sales charge is waived for systematic
                                                  redemptions. Ask your Merrill Lynch Financial
                                                  Advisor or other financial intermediary for
                                                  details.

28                     MERRILL LYNCH GLOBAL BALANCED FUND

IF YOU WANT TO      YOUR CHOICES                  INFORMATION IMPORTANT FOR YOU TO KNOW
------------------  ----------------------------  --------------------------------------------------
Exchange Your       Select the fund  into         You can exchange your Fund shares for shares of
Shares              which you want to exchange.   many other Merrill Lynch mutual funds. You must
                    Be sure to read that fund's   have held the shares used in the exchange for at
                    prospectus                    least 15 calendar days before you can exchange to
                                                  another fund.

                                                  Each class of Fund shares is generally
                                                  exchangeable for shares of the same class of
                                                  another fund. If you own Class I shares and wish
                                                  to exchange into a fund in which you have no Class
                                                  I shares (and you are not eligible to buy Class I
                                                  shares), you will exchange into Class A shares.

                                                  Some of the Merrill Lynch mutual funds may impose
                                                  a different initial or deferred sales charge
                                                  schedule. If you exchange Class I or Class A
                                                  shares for shares of a fund with a higher initial
                                                  sales charge than you originally paid, you will be
                                                  charged the difference at the time of exchange. If
                                                  you exchange Class B shares for shares of a fund
                                                  with a different deferred sales charge schedule,
                                                  the higher schedule will generally apply. The time
                                                  you hold Class B or Class C shares in both funds
                                                  will count when determining your holding period
                                                  for calculating a deferred sales charge at
                                                  redemption. If you exchange Class I or Class A
                                                  shares for money market fund shares, you will
                                                  receive Class A shares of Summit Cash Reserves
                                                  Fund. Class B or Class C shares of the Fund will
                                                  be exchanged for Class B shares of Summit Cash
                                                  Reserves Fund.

                                                  To exercise the exchange privilege, contact your
                                                  Merrill Lynch Financial Advisor, or other
                                                  financial intermediary or call the Transfer Agent
                                                  at 1-800-MER-FUND.

                                                  Although there is currently no limit on the number
                                                  of exchanges that you can make, the exchange
                                                  privilege may be modified or terminated at any
                                                  time in the future.

Short-term or excessive trading into and out of the Fund may harm performance by disrupting portfolio management strategies and by increasing expenses. Accordingly, the Fund may reject any purchase orders, including exchanges, particularly from market timers or investors who, in Fund management's opinion, have a pattern of short-term or excessive trading or whose trading has been or may be disruptive to the Fund. For these purposes, Fund management may consider an investor's trading history in the Fund or other Merrill Lynch funds, and accounts under common ownership or control.

                      MERRILL LYNCH GLOBAL BALANCED FUND                      29

[GRAPHIC APPEARS HERE]

YOUR ACCOUNT

Net Asset Value -- the market value of the Fund's total assets after deducting liabilities, divided by the number of shares outstanding.

HOW SHARES ARE PRICED

When you buy shares, you pay the net asset value, plus any applicable sales charge. This is the offering price. Shares are also redeemed at their net asset value, minus any applicable deferred sales charge. The Fund calculates its net asset value (generally by using market quotations) each day the New York Stock Exchange is open as of the close of business on the Exchange based on prices at the time of closing. The Exchange generally closes at 4:00 p.m. Eastern time. The net asset value used in determining your share price is the next one calculated after your purchase or redemption order is placed. If events that are expected to materially affect the value of securities traded in other markets occur between the close of those markets and the close of business on the New York Stock Exchange, those securities may be valued at their fair value. Foreign securities owned by the Fund may trade on weekends or other days when the Fund does not price its shares. As a result, the Fund's net asset value may change on days when you will not be able to purchase or redeem the Fund's shares.

The Fund may accept orders from certain authorized financial intermediaries or their designees. The Fund will be deemed to receive an order when accepted by the intermediary or designee and the order will receive the net asset value next computed by the Fund after such acceptance. If the payment for a purchase order is not made by a designated later time, the order will be canceled and the financial intermediary could be held liable for any losses.

Generally, Class I shares will have the highest net asset value because that class has the lowest expenses, and Class A shares will have a higher net asset value than Class B or Class C shares. Also, dividends paid on Class I and Class A shares will generally be higher than dividends paid on Class B and Class C shares because Class I and Class A shares have lower expenses.

PARTICIPATION IN FEE-BASED PROGRAMS

If you participate in certain fee-based programs offered by Merrill Lynch or other financial intermediaries, you may be able to buy Class I shares at net asset value, including by exchanges from other share classes. Sales charges on the shares being exchanged may be reduced or waived under certain circumstances.

30                     MERRILL LYNCH GLOBAL BALANCED FUND

You generally cannot transfer shares held through a fee-based program into another account. Instead, you will have to redeem your shares held through the program and purchase shares of another class, which may be subject to distribution and account maintenance fees. This may be a taxable event and you will pay any applicable sales charges.

If you leave one of these programs, your shares may be redeemed or automatically exchanged into another class of Fund shares or into a money market fund. The class you receive may be the class you originally owned when you entered the program, or in certain cases, a different class. If the exchange is into Class B shares, the period before conversion to Class A shares may be modified. Any redemption or exchange will be at net asset value. However, if you participate in the program for less than a specified period, you may be charged a fee in accordance with the terms of the program.

Details about these features and the relevant charges are included in the client agreement for each fee-based program and are available from your Merrill Lynch Financial Advisor, selected securities dealer or other financial intermediary.

DIVIDENDS AND TAXES

Dividends -- ordinary income and capital gains paid to shareholders. Dividends may be reinvested in additional Fund shares as they are paid.

The Fund will distribute net investment income, if any, semi-annually and net realized capital gains, if any, at least annually. The Fund may also pay a special distribution at the end of the calendar year to comply with Federal income tax requirements. If you would like to receive dividends in cash, contact your Merrill Lynch Financial Advisor, selected securities dealer, other financial intermediary or the Transfer Agent. Capital gains may be taxable to you at preferential rates depending, in part, on how long the Fund held the assets sold.

You will pay tax on dividends from the Fund whether you receive them in cash or additional shares. If you redeem Fund shares or exchange them for shares of another fund, you generally will be treated as having sold your shares and any gain on the transaction may be subject to tax. Capital gain dividends are generally taxed at lower rates than ordinary income dividends.

The Fund may be able to make an election pursuant to which you might be required to include in income your share of foreign taxes paid by the Fund.

                      MERRILL LYNCH GLOBAL BALANCED FUND                      31

[GRAPHIC APPEARS HERE]

YOUR ACCOUNT

"BUYING A DIVIDEND"

Unless your investment is in a tax-deferred account, you may want to avoid buying shares shortly before the Fund pays a dividend. The reason? If you buy shares when a fund has realized but not yet distributed ordinary income or capital gains, you will pay the full price for the shares and then receive a portion of the price back in the form of a taxable dividend. Before investing you may want to consult your tax advisor.

You will be entitled, generally, to treat foreign taxes paid by the Fund as taxes paid by you, and therefore, deduct such taxes in computing your taxable income or, in some cases, to use them as foreign tax credits against the U.S. federal income taxes you otherwise owe.

If you are neither a lawful permanent resident nor a citizen of the United States or if you are a foreign entity, the Fund's ordinary income dividends (which include distributions of the excess of net short-term capital gains over net long-term capital losses) will generally be subject to a 30% U.S. withholding tax, unless a lower treaty rate applies.

By law, your dividends and redemption proceeds will be subject to a withholding tax if you have not provided a taxpayer identification number or social security number or if the number you have provided is incorrect.

This section summarizes some of the consequences under current Federal tax law of an investment in the Fund. It is not a substitute for personal tax advice. Consult your personal tax advisor about the potential tax consequences of an investment in the Fund under all applicable tax laws.

ELECTRONIC DELIVERY

The Fund is now offering electronic delivery of communications to its shareholders. In order to receive this service, you must register your account and provide us with e-mail information. To sign up for this service, simply access this website http://www.icsdelivery.com/live/ and follow the instructions. When you visit the site, you will obtain a personal identification number (PIN). You will need this PIN should you wish to update your e-mail address, choose to discontinue this service and/or make any other changes to the service. This service is not available for certain retirement accounts at this time.

32                     MERRILL LYNCH GLOBAL BALANCED FUND

[GRAPHIC APPEARS HERE]

MANAGEMENT OF THE FUND

MERRILL LYNCH INVESTMENT MANAGERS INTERNATIONAL LIMITED

Merrill Lynch Investment Managers International Limited manages the underlying Portfolio's investments under the overall supervision of the Board of Trustees of the Mercury Master Trust. Since all of the Fund's assets are invested in the corresponding Portfolio, investment advisory services are provided only at the Portfolio level and the Fund itself does not have an investment adviser. The Investment Adviser and its affiliates have the responsibility for making all investment decisions for the Fund.

The allocation of assets of the Global Balanced Portfolio's portfolio is managed by MLIMIL's Asset Allocation Team. The investment professionals who manage the asset allocation include the following:

Chris Turner has been employed as a Director by the Investment Adviser or its affiliates since 1997. Mr. Turner is responsible for developing asset allocation strategies based on the team's proprietary models. Mr. Turner is also the senior macro-economist on the team. He was employed by BZW Securities from 1989-1997. With guidance from the Investment Adviser's Central Strategy Group, of which he is a member, Mr. Turner is responsible for determining the allocation of the Fund's assets between equity securities and bonds.

Charles Prideaux, Director of the Investment Adviser, has been employed as an investment professional by the Investment Adviser or its affiliates since 1988.

The equity segment of the Fund's portfolio is managed by the Investment Adviser's Global Equity Team, of which all members participate in the team's research process and stock selection. The investment professionals in this group who manage the equity segment of the Fund's portfolio include the following:

Sue Chan has been employed by the Investment Adviser or its affiliates as an Analyst/Assistant Vice President from 1998 to 2001, as a Vice President from 2001 to 2003, and as a Director from February 2003 to present. Ms. Chan is primarily responsible for the day-to-day management of the equity portion of the Fund's portfolio. She was employed by United Overseas Bank from 1996-1998.

Ian Rowley has been employed as an investment professional by the Investment Adviser or its affiliates since 2001. He was employed by UBS Asset Management from 1995-2000.

The bond segment of the Fund's portfolio is managed by the Investment Adviser's Global Fixed-Income Team, of which all members participate in the

                      MERRILL LYNCH GLOBAL BALANCED FUND                      33

[GRAPHIC APPEARS HERE]

MANAGEMENT OF THE FUND

team's research process and bond selection. The investment professionals in this group who manage the bond segment of the Fund's portfolio include the following:

Russell Maddox has been employed by MLIMIL or its affiliates as a Director from 2000 to 2001 and as a Managing Director from 2001 to present. Prior to joining MLIMIL, he was employed as a Director by Maquarie Investment Management Ltd. Mr. Maddox has been primarily responsible for the day-to-day management of the fixed income portion of the Global Balanced Portfolio's portfolio since February 2003.

The Investment Adviser was organized as an investment adviser in 1981 and offers investment advisory services to approximately 8 registered investment companies. The Investment Adviser and its affiliates manage portfolios with over $439 billion in assets (as of February, 2003) for individuals and institutions seeking investments worldwide. This amount includes assets managed for its affiliates.

For the fiscal year ended November 30, 2002, the Investment Adviser received a fee at the annual rate of 0.60% of the Portfolio's average daily net assets.

Fund Asset Management, L.P., an affiliate of the Investment Adviser, may manage all or a portion of the Fund's daily cash assets, to the extent not managed by the Investment Adviser. The Fund does not pay any incremental fee for this service, although the Investment Adviser may make payments to Fund Asset Management, L.P.

Fund Asset Management, L.P. also provides administrative services to the Fund.

34                     MERRILL LYNCH GLOBAL BALANCED FUND

MASTER/FEEDER STRUCTURE

The Fund is a feeder fund that invests all of its assets in a Portfolio of the Trust. Investors in the Fund will acquire an indirect interest in the underlying Portfolio.

Other "feeder" funds may also invest in the "master" Portfolio. This structure may enable the Fund to reduce costs through economies of scale. A larger investment portfolio may also reduce certain transaction costs to the extent that contributions to and redemptions from the master from different feeders may offset each other and produce a lower net cash flow.

The Fund may withdraw from the Portfolio at any time and may invest all of its assets in another pooled investment vehicle or retain an investment adviser to manage the Fund's assets directly.

Smaller feeder funds may be harmed by the actions of larger feeder funds. For example, a larger feeder fund could have more voting power than the Fund over the operations of the Portfolio.

Whenever the Portfolio holds a vote of its feeder funds, the Fund will pass the vote through to its own shareholders or vote the shares of the Portfolio held by it in the same proportion as the votes of all other feeder funds. If some of the other feeder funds are larger than the Fund, these other feeder funds would have more voting power than the Fund over the operations of the Portfolio.

                      MERRILL LYNCH GLOBAL BALANCED FUND                      35

[GRAPHIC APPEARS HERE]

MANAGEMENT OF THE FUND

FINANCIAL HIGHLIGHTS

The Financial Highlights table is intended to help you understand the Fund's financial performance for the periods shown. Certain information reflects the financial results for a single Fund share. The total returns in the table represent the rate an investor would have earned or lost on an investment in the Fund (assuming reinvestment of all dividends). This information has been audited by Deloitte & Touche LLP, whose report, along with the Fund's financial statements, is included in the Fund's Annual Report to shareholders, which is available upon request.

                                                        CLASS A(1)                                      CLASS B
                                         ------------------------------------------  --------------------------------------------
                                                                           FOR THE                                        FOR THE
                                                                           PERIOD                                          PERIOD
                                               FOR THE YEAR ENDED         APRIL 30,          FOR THE YEAR ENDED          APRIL 30,
                                                  NOVEMBER 30,            1999+ TO             NOVEMBER 30,              1999+ TO
  INCREASE (DECREASE)                    ------------------------------   NOVEMBER   ---------------------------------   NOVEMBER
  IN NET ASSET VALUE:                      2002       2001       2000     30, 1999     2002        2001         2000      30, 1999
                                         --------   --------   --------   --------   ---------   ---------   ---------   -----------
  PER SHARE OPERATING PERFORMANCE:

  Net asset value, beginning of period   $   8.62   $   9.99   $  10.78   $  10.00   $    8.56   $    9.91   $   10.73   $   10.00

  Investment income -- net                    .02##      .14##      .13##      .09         .03##       .07##       .05##       .04

  Realized and unrealized gain (loss) on
   investments and foreign currency
   transactions from the Portfolio -- net    (.59)     (1.14)      (.73)       .69        (.67)      (1.13)       (.73)        .69

  Total from investment operations           (.57)     (1.00)      (.60)       .78        (.64)      (1.06)       (.68)        .73

  Less dividends from:
    Investment income -- net                   --       (.36)      (.12)        --          --        (.28)       (.09)         --
    In excess of investment income -- net      --       (.01)      (.07)        --          --        (.01)       (.05)         --

  Total dividends                              --       (.37)      (.19)        --          --        (.29)       (.14)         --

  Net asset value, end of period         $   8.05   $   8.62   $   9.99   $  10.78   $    7.92   $    8.56   $    9.91   $   10.73

  TOTAL INVESTMENT RETURN:**

  Based on net asset value per share        (6.61)%   (10.36)%    (5.75)%    (7.80)%#    (7.48)%    (10.99)%     (6.44)%      7.30%#

  RATIOS TO AVERAGE NET ASSETS:

  Expenses++                                 1.45%      1.30%      1.26%      1.35%*      2.22%       2.07%       2.02%       2.12%*

  Investment income -- net                   1.05%      1.49%      1.19%      1.47%*       .29%        .72%        .43%        .68%

  SUPPLEMENTAL DATA:

  Net assets, end of period
   (in thousands)                        $ 10,514   $ 17,510   $ 28,854   $ 43,442   $ 115,151   $ 171,223   $ 236,313   $ 277,296

  Portfolio turnover of the Portfolio      128.22%    116.69%    117.12%     71.04%     128.22%      116.69%    117.12%      71.04%

(1)  Effective April 14, 2003, Class D shares were redesignated Class A.
*    Annualized.
**   Total investment returns exclude the effects of sales charges.
+    Commencement of operations.
++   Includes the Fund's share of the Portfolio's allocated expenses.
#    Aggregate total investment return.
##   Based on average shares outstanding.

36                     MERRILL LYNCH GLOBAL BALANCED FUND

FINANCIAL HIGHLIGHTS (concluded)

                                                           CLASS C                                       CLASS I(1)
                                          -------------------------------------------   -------------------------------------------
                                                                             FOR THE                                       FOR THE
                                                                              PERIOD                                        PERIOD
                                                FOR THE YEAR ENDED          APRIL 30,         FOR THE YEAR ENDED          APRIL 30,
                                                   NOVEMBER 30,             1999+ TO             NOVEMBER 30,             1999+ TO
  INCREASE (DECREASE)                     -------------------------------   NOVEMBER    -------------------------------    NOVEMBER
  IN NET ASSET VALUE:                       2002       2001       2000      30, 1999      2002       2001        2000     30, 1999
                                          --------   --------   ---------   ---------   --------   ---------   --------   --------
  PER SHARE OPERATING PERFORMANCE:

  Net asset value, beginning of period    $   8.56   $   9.90   $   10.73   $   10.00   $   8.64   $   10.01   $  10.80   $  10.00

  Investment income -- net                     .03##      .07##       .05##       .04        .11##       .16##      .16##      .11

  Realized and unrealized gain (loss) on
   investments and foreign currency
   transactions from the Portfolio -- net     (.66)     (1.12)       (.74)        .69       (.67)      (1.12)      (.75)       .69

  Total from investment operations            (.63)     (1.05)       (.69)        .73       (.56)       (.96)      (.59)       .80

  Less dividends from:
    Investment income -- net                    --       (.28)       (.09)         --         --        (.40)      (.12)        --
    In excess of investment income -- net       --       (.01)       (.05)         --         --        (.01)      (.08)        --

  Total dividends                               --       (.29)       (.14)         --         --        (.41)      (.20)        --

  Net asset value, end of period          $   7.93   $   8.56   $    9.90   $   10.73   $   8.08        8.64   $  10.01   $  10.80

  TOTAL INVESTMENT RETURN:**

  Based on net asset value per share         (7.36)%   (10.97)%     (6.52)%      7.30%#    (6.48)%    (10.01)%     5.60%      8.00%#

  RATIOS TO AVERAGE NET ASSETS:

  Expenses++                                  2.22%      2.07%       2.02%       2.10%*     1.20%       1.05%      1.01%      1.10%*

  Investment income -- net                     .28        .72%        .43%        .70%*     1.30%       1.74%      1.44%      1.73%*

  SUPPLEMENTAL DATA:

  Net assets, end of period
   (in thousands)                         $ 46,302   $ 73,805   $ 116,277   $ 146,078   $  3,350   $   5,549   $  9,312   $ 13,333

  Portfolio turnover of the Portfolio       128.22%    116.69%     117.12%      71.04%    128.22%     116.69%    117.12%     71.04%

(1)  Effective April 14, 2003, Class A shares were redesignated Class I.
*    Annualized.
**   Total investment returns exclude the effects of sales charges.
+    Commencement of operations.
++   Includes the Fund's share of the Portfolio's allocated expenses.
#    Aggregate total investment return.
##   Based on average shares outstanding.

                      MERRILL LYNCH GLOBAL BALANCED FUND                      37

                              [GRAPHIC APPEAR HERE]

                       MERRILL LYNCH GLOBAL BALANCED FUND

[GRAPHIC APPEARS HERE]

FOR MORE INFORMATION

SHAREHOLDER REPORTS

Additional information about the Fund's investments is available in the Fund's Annual and Semi-Annual reports. In the Fund's Annual Report you will find a discussion of the market conditions and investment strategies that significantly affected the Fund's performance during its last fiscal year. You may obtain these reports at no cost by calling 1-800-MER-FUND.

The Fund will send you one copy of each shareholder report and certain other mailings, regardless of the number of Fund accounts you have. To receive separate shareholder reports for each account, call your Merrill Lynch Financial Advisor or other financial intermediary or write to the Transfer Agent at its mailing address. Include your name, address, tax identification number and Merrill Lynch brokerage or mutual fund account number. If you have any questions, please call your Merrill Lynch Financial Advisor, other financial intermediary or call the Transfer Agent at 1-800-MER-FUND.

STATEMENT OF ADDITIONAL INFORMATION

The Statement of Additional Information contains further information about the Fund. The portions of the Statement of Additional Information relating to the Fund are incorporated by reference (legally considered part of) into this Prospectus. The portions of the Statement of Additional Information that do not relate to the Fund are not incorporated by reference, are not part of this Prospectus, and should not be relied on by investors in the Fund. You may request a free copy by writing or calling the Fund at Financial Data Services, Inc., P.O. Box 45289, Jacksonville, Florida 32232-5289 or by calling 1-800-MER-FUND.

Information about the Fund (including the Statement of Additional Information) can be reviewed and copied at the SEC's Public Reference Room in Washington, D.C. Call 1-202-942-8090 for information on the operation of the public reference room. This information is also available on the SEC's Internet site at http://www.sec.gov and copies may be obtained, upon payment of a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov, or by writing the Public Reference Section of the SEC, Washington, D.C. 20549-0102.

You should rely only on the information contained in this Prospectus. No one is authorized to provide you with information that is different from the information contained in this Prospectus.

Investment Company Act File #811-08797
Code # 19054-0303
(C)Merrill Lynch Investment Managers International Limited

[LOGO OF MERRILL LYNCH]

INVESTMENT MANAGERS

PROSPECTUS
March 28, 2003

        MERRILL LYNCH GLOBAL
        BALANCED FUND

This Prospectus contains information you should know before investing, including information about risks. Please read it before you invest and keep it for future reference.

The Securities and Exchange Commission has not approved or disapproved these securities or passed upon the adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

www.mlim.ml.com

                       STATEMENT OF ADDITIONAL INFORMATION

                       MERRILL LYNCH GLOBAL BALANCED FUND

   P.O. Box 9011, Princeton, New Jersey 08543-9011 . Phone No. (609) 282-2800

This Statement of Additional Information of Merrill Lynch Global Balanced Fund (the "Fund" ) of Mercury Funds, Inc. ( the "Corporation" ) is not a prospectus and should be read in conjunction with the Prospectus of the Fund, dated March 28, 2003, which has been filed with the Securities and Exchange Commission (the "Commission") and can be obtained, without charge, by calling 1-800-MER-FUND or by writing to the Fund at the above address. The Fund's Prospectus is incorporated by reference into this Statement of Additional Information, and
Part I of this Statement of Additional Information and the portions of Part II of this Statement of Additional Information that relate to the Fund have been incorporated by reference into the Fund's Prospectus. The portions of Part II of this Statement of Additional Information that do not relate to the Fund do not form a part of the Fund's Statement of Additional Information, have not been incorporated by reference into the Fund's Prospectus and should not be relied upon by investors in the Fund. The Fund's audited financial statements are incorporated by reference into this Statement of Additional Information by reference to the Fund's 2002 Annual Report. You may request a copy of the Annual Report at no charge by calling 1-800-637-3863 between 8:30 a.m. and 5:30 p.m. Eastern time on any business day.

             MERRILL LYNCH INVESTMENT MANAGERS INTERNATIONAL LIMITED
                               INVESTMENT ADVISER

                       FAM DISTRIBUTORS, INC.--DISTRIBUTOR

     The date of this Statement of Additional Information is March 28, 2003

                                TABLE OF CONTENTS

PART I
Investment Objectives and Policies                                       I-1
Investment Restrictions                                                  I-2
Information on Officers and Directors                                    I-3
Management and Advisory Arrangements                                     I-4
Information on Sales Charges and Distribution Related Expenses           I-8
Computation of Offering Price                                            I-10
Portfolio Transactions and Brokerage                                     I-10
Fund Performance                                                         I-11
General Information                                                      I-11
Financial Statements                                                     I-12
PART II
Investment Risks and Considerations                                      II-1
Management and other Service Arrangements                                II-27
Purchase of Shares                                                       II-30
Redemption of Shares                                                     II-38
Shareholder Services                                                     II-39
Pricing of Shares                                                        II-44
Portfolio Transactions and Brokerage                                     II-45
Dividends and Taxes                                                      II-48
Performance Data                                                         II-51
General Information                                                      II-53
Appendix A                                                               II-A-1

      PART I: SPECIAL INFORMATION ABOUT MERRILL LYNCH GLOBAL BALANCED FUND

Part I of this Statement of Additional Information sets forth information about Merrill Lynch Global Balanced Fund. It includes information about the Fund's Board of Directors, the advisory services provided to and the management fees paid by the Fund, performance data for the Fund, and information about other fees paid by and services provided to the Fund. This Part I should be read in conjunction with the Fund's Prospectus and those portions of Part II of this Statement of Additional Information that apply to the Fund.

I. INVESTMENT OBJECTIVES AND POLICIES

The investment objective of the Fund is to seek a combination of long-term capital growth and current income. This is a fundamental policy of the Fund and cannot be changed without approval of a majority of the Fund's outstanding shares, as defined in the Investment Act of 1940, as amended, (the "Investment Company Act"). The Fund tries to achieve its objective by investing in a mix of equity securities and high quality bonds of issuers located in the U.S. and other developed countries. The Fund's neutral position consists of approximately 60% of its portfolio in equity securities and 40% in bonds, although the Fund may vary each of these percentages up to 15% in either direction based on its view of current economic and market conditions. Reference is made to "How the Fund Invests " in the Prospectus for a discussion of the investment objective and policies of the Fund. The Fund is classified as a diversified Fund under the Investment Company Act.

The Fund seeks to achieve its investment objective by investing all of its assets in the Global Balanced Portfolio (the "Portfolio") of Mercury Master Trust (the "Trust") that has the same investment objective as the Fund. The Fund's investment experience and results will correspond directly to the investment experience of the Portfolio. All investments are made at the level of the Portfolio. For simplicity, however, with respect to the investment objective, policies and restrictions, this Statement of Additional Information, like the Prospectus, uses the term "Fund" to include the underlying Portfolio in which the Fund invests. Reference is made to the discussion under "How the Fund Invests" and "Investment Risks" in the Prospectus for information with respect to the Fund's and the Portfolio's investment objective and policies. There can be no guarantee that the Fund's investment objective will be realized.

The equity segment of the Fund's portfolio will invest only in companies located in countries that comprise the Morgan Stanley Capital International ("MSCI") World Index. As of the date of this Statement of Additional Information, the countries that comprise the index are Australia, Austria, Belgium, Canada, Denmark, Finland, France, Germany, Hong Kong, Ireland, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland, the United Kingdom and the United States. The bond segment will invest only in securities of governmental or private issuers located in countries that comprise the Salomon Smith Barney World Government Bond Index. As of the date of this Statement of Additional Information, the countries that comprise the Index are Australia, Austria, Belgium, Canada, Denmark, Finland, France, Germany, Ireland, Italy, Japan, the Netherlands, Portugal, Spain, Sweden, Switzerland, the United Kingdom and the United States. The composition of both indices is subject to change.

      For purposes of the Fund's policies, an issuer ordinarily will be considered to be located in the country under the laws of which it is organized or where the primary trading market of its securities is located. The Fund, however, may also consider a company to be located in a country, without reference to its domicile or to the primary trading market of its securities, when at least 50% of its non-current assets, capitalization, gross revenues or profits in any one of the two most recent fiscal years represents (directly or indirectly through subsidiaries) assets or activities located in such country. The Fund also may consider closed-end investment companies to be located in the country or countries in which they primarily make their portfolio investments.

      While it is the policy of the Fund, generally, not to engage in trading for short term gains, Merrill Lynch Investment Managers International Limited ("MLIMIL" or the "Investment Adviser "), the Fund's Investment Adviser will effect portfolio transactions without regard to holding period if, in its judgment, such transactions are advisable in light of a change in circumstances of a particular company or within a particular industry or in general market, economic or financial conditions.

The Fund may invest in U.S. Treasury bills, notes and bonds and other "full faith and credit" obligations of the U.S. Government. The Fund may also invest in U.S. Government agency securities, which are debt obligations issued or guaranteed by agencies or instrumentalities of the U.S. Government. Agency securities may not be backed by the full faith and credit of the U.S. Government. U.S. Government agencies may include the Federal Farm Credit Bank and the Government National Mortgage Association. Agency obligations are not explicitly guaranteed by the U.S. Government and so are perceived as somewhat riskier than comparable Treasury bonds.

The Fund may hold convertible and non-convertible debt securities, and preferred securities. The Fund may hold debt securities in the following classes: U.S. Treasury and agency securities, U.S. corporate bonds, foreign corporate bonds, foreign sovereign debt (debt securities issued or guaranteed by foreign governments and governmental agencies), supranational debt (debt securities issued by entities such as the World Bank, constituted by the governments of several countries to promote economic development), asset-backed securities, including mortgage-backed securities, and stripped securities. These debt securities may have any maturity. The Fund limits its investments to bonds rated at least A by Moody's Investors Service, Inc., Standard & Poor's and/or Fitch Ratings, or if unrated, considered by Fund management to be of comparable quality. Of these, at least 80% will be rated AAA or higher, or if unrated, considered by Fund management to be of comparable quality. The Investment Adviser considers ratings as one of several factors in its independent credit analysis of issuers.

The Fund may, without limit, make short-term investments, purchase high quality bonds or buy or sell Derivatives, to reduce exposure to equity securities and longer term bonds when the Fund believes it is advisable to do so (on a temporary defensive basis). Short-term investments and temporary defensive positions may limit the potential for growth in the value of shares of the Fund and may reduce the level of current income.

II. INVESTMENT RESTRICTIONS

The Fund has adopted restrictions and policies relating to the investment of the Fund's assets and its activities. Certain of the restrictions are fundamental policies of the Fund and may not be changed without the approval of the holders of a majority of the Fund's outstanding voting securities ( which for this purpose and under the Investment Company Act, means the lesser of (i) 67% of the shares represented at a meeting at which more than 50% of the outstanding shares are represented or (ii) more than 50% of the outstanding shares). The Fund has also adopted certain non- fundamental restrictions, which may be changed by the Board of Directors without shareholder approval. None of the following fundamental and non-fundamental restrictions shall prevent the Fund from investing all of its assets in shares of another registered investment company with the same investment objective and fundamental policies ( in a master/feeder structure).

Set forth below are the Fund's fundamental and non-fundamental restrictions. The Trust has adopted investment restrictions substantially identical to those set forth below, which are fundamental and non-fundamental, as applicable, policies of the Trust and may not be changed with respect to the Portfolio without the approval of the holders of a majority of interests of the Portfolio. Unless otherwise provided, all references below to the assets of the Fund are in terms of current market value.

Under its fundamental restrictions, the Fund may not:

(1) Make any investment inconsistent with the Fund's classification as a diversified company under the Investment Company Act.

(2) Invest more than 25% of its total assets, taken at market value, in the securities of issuers in any particular industry (excluding the U.S. Government and its agencies and instrumentalities).

(3) Make investments for the purpose of exercising control or management. Investments by the Fund in wholly-owned investment entities created under the laws of certain countries will not be deemed the making of investments for the purpose of exercising control or management.

(4) Purchase or sell real estate, except that, to the extent permitted by applicable law, the Fund may invest in securities directly or indirectly secured by real estate or interests therein or issued by companies that invest in real estate or interests therein.

(5) Make loans to other persons, except that the acquisition of bonds, debentures or other corporate debt securities and investment in governmental obligations, commercial paper, pass-through instruments, certificates of deposit, bankers' acceptances, repurchase agreements or any similar instruments shall not be deemed to be the making of a loan, and except further that the Fund may lend its portfolio securities, provided that the lending of portfolio securities may be made only in accordance with applicable law and the guidelines set forth in its Prospectus and Statement of Additional Information, as they may be amended from time to time.

(6) Issue senior securities to the extent such issuance would violate applicable law.

(7) Borrow money, except that (i) the Fund may borrow from banks (as defined in the Investment Company Act) in amounts up to 33 1/ 3 % of its total assets (including the amount borrowed), (ii) the Fund may borrow up to an additional 5% of its total assets for temporary purposes, (iii) the Fund may obtain such short-term credit as may be necessary for the clearance of purchases and sales of portfolio securities and (iv) the Fund may purchase securities on margin to the extent permitted by applicable law. The Fund may not pledge its assets other than to secure such borrowings or, to the extent permitted by the Fund's investment policies as set forth in its Prospectus and Statement of Additional Information, as they may be amended from time to time, in connection with hedging transactions, short sales, when-issued and forward commitment transactions and similar investment strategies.

(8) Underwrite securities of other issuers except insofar as the Fund technically may be deemed an underwriter under the Securities Act in selling portfolio securities.

(9) Purchase or sell commodities or contracts on commodities, except to the extent that the Fund may do so in accordance with applicable law and the Fund's Prospectus and Statement of Additional Information, as they may be amended from time to time, and without registering as a commodity pool operator under the Commodity Exchange Act.

Under its non-fundamental investment restrictions, the Fund may not:

(a) Purchase securities of other investment companies, except to the extent such purchases are permitted by applicable law. As a matter of policy, however, the Fund will not purchase shares of any registered open-end investment company or registered unit investment trust, in reliance on Section 12 (d) (1) (F) or
(G) (the "fund of funds" provisions) of the Investment Company Act, at any time the Fund's shares are owned by another investment company that is part of the same group of investment companies as the Fund.

(b) Make short sales of securities or maintain a short position, except to the extent permitted by applicable law. The Fund currently does not intend to engage in short sales, except short sales "against the box."

(c) Invest in securities that cannot be readily resold because of legal or contractual restrictions or that cannot otherwise be marketed, redeemed or put to the issuer or a third party, if at the time of acquisition more than 15% of its net assets would be invested in such securities. This restriction shall not apply to securities that mature within seven days or securities that the Directors of the Corporation have otherwise determined to be liquid pursuant to applicable law. Securities purchased in accordance with Rule 144A under the Securities Act (which are restricted securities that can be resold to qualified institutional buyers, but not to the general public) and determined to be liquid by the Directors are not subject to the limitations set forth in this investment restriction.

If a percentage restriction on the investment or use of assets set forth above is adhered to at the time a transaction is effected, later changes in percentages resulting from changing values will not be considered a violation.

For purposes of investment restriction (2) above, industry means any one or more of the industry sub-classifications used by one or more widely recognized market indices or rating group indices, and/or defined by Fund management.

III. INFORMATION ON DIRECTORS AND OFFICERS

The Board of Directors of the Corporation consists of seven individuals, six of whom are not "interested persons" of the Corporation as defined in the Investment Company Act (the "non-interested Directors"). The same individuals serve as Trustees of the Trust. The Board of Directors is responsible for the overall supervision of the operations of the Fund and performs the various duties imposed on the directors of investment companies by the Investment Company Act.

The Directors have elected an Audit and Nominating Committee (the "Committee"), which consists of all the non- interested Directors. The principal responsibilities of the Committee are the appointment, compensation and oversight of the Fund's independent accountants, including the resolution of disagreements regarding financial reporting between Fund management and such independent accountants. The Committee's responsibilities include, without limitation, to (i) review with the independent accountants the arrangements for and scope of annual and special audits and any other services provided by the independent accountants to the Fund; (ii) discuss with the independent accountants certain matters relating to the Fund's financial statements, including any adjustment to such financial statements recommended by such independent accountants or any other results of any audit; (iii) ensure that the independent accountants submit on a periodic basis a formal written statement with respect to their independence, discuss with the independent accountants any relationships or services disclosed in the statement that may impact the objectivity and independence of the Fund's independent accountants and recommend that the Board take appropriate action in response thereto to satisfy itself of the independent accountants' independence; and (iv) consider the comments of the independent accountants with respect to the quality and adequacy of the Fund's accounting and financial reporting policies and practices and internal controls and Fund management's responses thereto. The Board of the Fund has adopted a written charter for the Committee. The Committee also reviews and nominates candidates to serve as non-interested Directors. The Committee generally will not consider nominees recommended by shareholders. The Committee has retained independent legal counsel to assist it in connection with these duties. The Committee met four times during the fiscal year ended November 30, 2002.

BIOGRAPHICAL INFORMATION

Certain biographical and other information relating to the non-interested Directors and officers of the Corporation is set forth below, including their ages, their principal occupations for at least the last five years, the length of time served, the total number of portfolios overseen in the complex of funds advised by the Investment Adviser, Merrill Lynch Investment Managers, L.P. ( "MLIM ") and their affiliates ( "MLIM/FAM-advised funds") and other public directorships:

                                                                                         NUMBER OF
                                            TERM OF                                      MLIM/FAM-
                         POSITION(S)     OFFICE** AND                                     ADVISED
NAME, ADDRESS* AND        HELD WITH        LENGTH OF     PRINCIPAL OCCUPATION DURING       FUNDS           PUBLIC
AGE OF DIRECTOR           THE FUND        TIME SERVED          PAST FIVE YEARS            OVERSEEN     DIRECTORSHIPS
----------------------   -----------    --------------   ---------------------------   -------------   -------------
DAVID O. BEIM (62)       Director       Director since   Professor of Finance and      7 registered    None
                                        1999             Economics at the              investment
                                                         Columbia University           companies
                                                         Graduate School of            consisting of
                                                         Business since 1991;          14 portfolios
                                                         Chairman of Outward
                                                         Bound U.S.A. since 1997;
                                                         Chairman of Wave Hill,
                                                         Inc. since 1980.

JAMES T. FLYNN (63)      Director       Director since   Chief Financial Officer       7 registered    None
                                        1999             of J.P. Morgan & Co.          investment
                                                         Inc. from 1990 to 1995        companies
                                                         and an employee               consisting of
                                                         of J.P. Morgan in various     14 portfolio
                                                         capacities from
                                                         1967 to 1995.

TODD GOODWIN (71)        Director       Director since   General Partner of            7 registered    None
                                        2002             Gibbons, Goodwin, van         investment
                                                         Amerongen (investment         companies
                                                         banking firm) since           consisting of
                                                         1984; Director of Johns       14 portfolios
                                                         Manville Corporation
                                                         (building materials)

                                                                                         NUMBER OF
                                            TERM OF                                      MLIM/FAM-
                         POSITION(S)     OFFICE** AND                                     ADVISED
NAME, ADDRESS* AND        HELD WITH        LENGTH OF     PRINCIPAL OCCUPATION DURING       FUNDS           PUBLIC
AGE OF DIRECTOR           THE FUND        TIME SERVED          PAST FIVE YEARS            OVERSEEN     DIRECTORSHIPS
-----------------------  -----------    --------------   ---------------------------   -------------   -------------
GEORGE W. HOLBROOK, JR.  Director       Director since   Managing Partner of           7 registered    Thoratec
(71)                                    2002             Bradley Resources             investment      Corporation
                                                         Company (private              companies
                                                         investment company) and       consisting
                                                         associated with that          of 14
                                                         firm and its                  portfolios
                                                         predecessors since
                                                         1953; Director of
                                                         Thoratec Laboratories
                                                         Corporation (medical
                                                         device manufacturers)

W. CARL KESTER (51)      Director       Director         Industrial Bank of            7 registered    None
                                        since 1999       Japan Professor of            investment
                                                         Finance, Senior               companies
                                                         Associate Dean and            consisting
                                                         Chairman of the MBA           of 14
                                                         Program of Harvard            portfolios
                                                         University Graduate
                                                         School of Business
                                                         Administration since
                                                         1999; James R.
                                                         Williston Professor of
                                                         Business Administration
                                                         of Harvard University
                                                         Graduate School of
                                                         Business from 1997 to
                                                         1999; MBA Class of 1958
                                                         Professor of Business
                                                         Administration of
                                                         Harvard University
                                                         Graduate School of
                                                         Business Administration
                                                         from 1981 to 1997;
                                                         Independent Consultant
                                                         since 1978.

KAREN P. ROBARDS (53)    Director       Director         President of Robards &        7 registered    None
                                        since 1999       Company, a financial          investment
                                                         advisory firm since           companies
                                                         1987: formerly an             consisting
                                                         investment banker with        of 14
                                                         Morgan Stanley for more       portfolios
                                                         than ten years:
                                                         Director of Enable
                                                         Medical Corp. since
                                                         1996; Director of
                                                         AtriCure, Inc. since
                                                         2000; Director of
                                                         CineMuse Inc. from 1996
                                                         to 2000; Director of
                                                         the Cooke Center for
                                                         Learning and
                                                         Development, a
                                                         not-for-profit
                                                         organization, since
                                                         1987.

----------
* The address of each non-interested Director is P.O. Box 9095, Princeton, New Jersey 08543-9095.
** Each Director serves until his or her successor is elected and qualified, until December 31 of the year in which he or she turns 72, or until his or her death, resignation, or removal as provided in the Fund's by-laws, charter or by statute.

Certain biographical and other information relating to the Director who is an officer and an interested person" of the Corporation as defined in the Investment Company Act (the "interested Director") and to other officers of the Corporation is set forth below, including their ages, their principal occupations for at least the last five years, the length of time served, the total number of portfolios overseen in the MLIM/FAM-advised funds and public directorships held:

                                                                                            NUMBER OF
                                              TERM OF                                       MLIM/FAM-
                             POSITION(S)    OFFICE** AND                                     ADVISED
                              HELD WITH      LENGTH OF      PRINCIPAL OCCUPATION DURING       FUNDS           PUBLIC
NAME, ADDRESS* AND AGE        THE FUND      TIME SERVED           PAST FIVE YEARS           OVERSEEN      DIRECTORSHIPS
-------------------------   ------------   --------------   ---------------------------   -------------   -------------
TERRY K. GLENN (62)***      Director and   President and    President and Chairman of     120             None
                            President      Director since   the MLIM/FAM-advised          registered
                                           1999****         funds since 1999 ;            investment
                                                            Chairman (Americas            companies
                                                            Region) of MLIM from 2000     consisting of
                                                            to 2002; Executive Vice       162
                                                            President of MLIM and         portfolios
                                                            Fund Asset Management,
                                                            L.P. ("FAM") from 1983 to
                                                            2002; Executive Vice
                                                            President and Director of
                                                            Princeton Services since
                                                            1993; President of FAM
                                                            Distributors Inc.
                                                            ("FAMD") from 1986 to
                                                            2002 and Director thereof
                                                            from 1991 to 2002;
                                                            Executive Vice President
                                                            and Director of Princeton
                                                            Services Inc., L. P.
                                                            ("Princeton Services")
                                                            since 1988 to 2002 ;
                                                            Director of Financial
                                                            Data Services, Inc.
                                                            ("FDS") from 1985 to 2002


                                                 TERM OF                                       NUMBER OF
                              POSITION(S)     OFFICE** AND                                     MLIM/FAM-
                               HELD WITH        LENGTH OF     PRINCIPAL OCCUPATION DURING       ADVISED          PUBLIC
NAME, ADDRESS* AND AGE         THE FUND        TIME SERVED          PAST FIVE YEARS         FUNDS OVERSEEN   DIRECTORSHIPS
-------------------------   --------------   --------------   ---------------------------   --------------   -------------
DONALD C. BURKE (42)        Vice President   Vice President   First Vice President of       119 registered   None
                            and Treasurer    and Treasurer    MLIM and FAM since 1997 and   investment
                                             since 1999       Treasurer thereof since       companies
                                                              1999; Senior Vice President   consisting of
                                                              and Treasurer of Princeton    161 portfolios
                                                              Services since 1999; Vice
                                                              President FAMD since 1999;
                                                              Vice President of MLIM from
                                                              1990 to 1997; Director of
                                                              Taxation of MLIM since
                                                              1990.

ROBERT C. DOLL, Jr. (48)    Senior Vice      Senior Vice      President of MLIM and FAM     51 registered    None
                            President        President        since 2001; Co-Head           investment
                                             since 2001       (Americas Region ) thereof    companies
                                                              from 2000 to 2001 and         consisting of
                                                              Senior Vice President         71 portfolios
                                                              thereof from 1999 to 2001;
                                                              Director of Princeton
                                                              Services Inc. since 2001;
                                                              Chief Investment Officer of
                                                              OppenheimerFunds, Inc. in
                                                              1999 and Executive Vice
                                                              President thereof from 1991
                                                              to 1999.

SUSAN B. BAKER (45)         Secretary        Secretary        Director ( Legal              38 registered    None
                                             since 2002       Advisory) of MLIM             investment
                                                              since 1999; Vice              companies
                                                              President of MLIM from        consisting of
                                                              1993 to 1999; attorney        44 portfolios
                                                              associated with the
                                                              MLIM since 1987.

-----------
* The address of the interested Director and officers is P.O. Box 9011, Princeton, New Jersey 08543-9011.
** Elected by and serves at the pleasure of the Board of Directors of the Fund.
*** Mr. Glenn is an " interested person," as defined in the Investment Company Act, of the Fund based on his former positions with MLIM, FAM, FAMD, Princeton Services and Princeton Administrators, L.P.
**** As a Director, Mr. Glenn serves until his successor is elected and qualified, until December 31 of the year in which he turns 72, or until his death, resignation, or removal as provided in the Funds by-laws, charter or by statute.

SHARE OWNERSHIP

Information relating to share ownership by each Director in the Fund and in all MLIM/FAM advised funds overseen by the Director ( "Supervised Merrill Lynch Funds") as of December 31, 2002 is set forth in the chart below:

                                       AGGREGATE DOLLAR RANGE       AGGREGATE DOLLAR RANGE OF SECURITIES IN
NAME                                    OF EQUITY IN THE FUND            SUPERVISED MERRILL LYNCH FUNDS
-----                                --------------------------   -------------------------------------------
Interested Director:
  Terry K. Glenn                                 None                            Over $100,000
Non-Interested Directors:
  David O. Beim                                  None                                None
  James T. Flynn                                 None                            over $100,000
  Todd Goodwin                                   None                                None
  George W. Holbrook, Jr.                        None                                None
  W. Carl Kester                             $1--$10,000                        $10,001--$50,000
Karen P. Robards                                 None                          $50,001--$100,000

Each Director may purchase Class I shares of the Fund at net asset value.

As of March 7,2003, the officers and Directors of the Corporation as a group owned an aggregate of less than 1% of the outstanding shares of the Fund as of December 31, 2002, none of the non-interested Directors of the Fund or their immediate family members owned beneficially or of record any securities in Merrill Lynch & Co., Inc. ("ML & Co." ).

  COMPENSATION OF DIRECTORS/TRUSTEES

For the fiscal year ended November 30, 2003, each non-interested Director will receive an aggregate annual retainer of $80,000 for his or her services to MLIM/FAM-advised funds, including the Corporation and the

Trust. The portion of the annual retainer allocated to each MLIM/ FAM-advised fund is determined quarterly based on the relative net assets of each such fund. In addition, each non-interested Director receives a fee per-in person Board meeting attended and per in-person Committee meeting attended. The annual per meeting fees paid to each non-interested Director aggregate $30,000 for all MLIM/FAM-advised funds for which that Director serves and are allocated equally among those funds.

The following table shows the compensation earned by the non-interested Directors/Trustees with respect to the Fund/Portfolio for the fiscal year end November 30, 2002 and the aggregate compensation paid by all MLIM/FAM advised funds to the non-interested Directors/Trustees for the calendar year ended December 31, 2002.

                                                                                         TOTAL COMPENSATION FROM
                                       AGGREGATE                                           FUND/PORTFOLIO AND
                                     COMPENSATION         PENSION OR RETIREMENT       MLIM AND AFFILIATES POSITION
                                         FROM          BENEFITS ACCRUED AS PART OF       ADVISED FUNDS PAID TO
NAME                                FUND/PORTFOLIO       FUND/PORTFOLIO EXPENSES          DIRECTORS/TRUSTEES *
-----                              ----------------   -----------------------------   ----------------------------
David O. Beim                          $  6,333                   None                          $ 48,500
James T. Flynn                         $ ,6,333                   None                          $ 79,500
Todd Goodwin **                        $  1,500                   None                          $ 56,500
George W. Holbrook, Jr. **             $  1,500                   None                          $ 56,500
W. Carl Kester                         $  6,333                   None                          $ 83,500
Karen P. Robards                       $  6.333                   None                          $ 48,500

----------
* For the number of MLIM/FAM-advised funds from which each Director receives compensation, refer to the table on page I- 4.
**   Elected as a Director/Trustee effective September 1, 2002.

IV. MANAGEMENT AND ADVISORY ARRANGEMENTS

The Fund invests all of its assets in shares of the Portfolio. Accordingly, the Fund does not invest directly in portfolio securities and does not require investment advisory services. All portfolio management occurs at the level of the Trust. The Trust on behalf of the Portfolio has entered into an investment advisory agreement with Merrill Lynch Investment Managers International Limited, as Investment Adviser (the "Investment Advisory Agreement"). As discussed in "Management of the Fund" in the Prospectus, the Investment Adviser receives for its services to the Portfolio monthly compensation at the annual rate of 0.60% of the average daily net assets of the Portfolio.

The table below sets forth information about the total investment advisory fees paid by the Portfolio to the Investment Adviser for the periods indicated.

        FISCAL YEAR ENDED NOVEMBER 30,             INVESTMENT ADVISORY FEE
     ------------------------------------          -----------------------
                     2002                                $ 1,304,347
                     2001                                $ 1,958,433
                     2000                                $ 2,772,140

In connection with its consideration of the Portfolio's Investment Advisory Agreement, the Board reviewed information derived from a number of sources and covering a range of issues. The Board considered the services provided to the Portfolio by the Investment Adviser under the Investment Advisory Agreement, as well as other services provided by the Investment Adviser and its affiliates under other agreements, and the personnel who provide these services. In addition to investment advisory services, the Investment Adviser and its affiliates provide administrative services, shareholder services, oversight of fund accounting, marketing services, assistance in meeting legal and regulatory requirements, and other services necessary for the operation of the Portfolio. The Board also considered the Investment Adviser's costs of providing services, and the direct and indirect benefits to the Investment Adviser from its relationship with the Portfolio. The benefits considered by the Board included not only the Investment Adviser's compensation for investment advisory services under the Investment Adviser Agreement and the Investment Adviser's profitability there under, but also compensation paid to the Investment Adviser or its affiliates for other, non-advisory services provided to the Portfolio. The Directors also considered the

Investment Adviser's access to research services from brokers to which the Investment Adviser may have allocated Portfolio brokerage in a "soft dollar" arrangement. In connection with its consideration of the Investment Advisory Agreement, the Board also compared the Portfolio's advisory fee rate, expense ratios and historical performance to those of comparable funds. Based in part on this comparison, and taking into account the various services provided to the Fund by the Investment Adviser and its affiliates, the Board concluded that the advisory fee rate was reasonable. The Board considered whether there should be changes in the advisory fee rate or structure in order to enable the Portfolio to participate in any economies of scale that the Investment Adviser may experience as result of growth in the Portfolio's assets.

Based on the information reviewed and the discussions, the Board concluded that the investment advisory fee rate was reasonable in relation to the services. The non-interested Directors were represented by independent counsel who assisted them in their deliberations.

ADMINISTRATION ARRANGEMENTS

The Corporation on behalf of the Fund has entered into an administration agreement with FAM as Administrator (the "Administration Agreement"). The Administrator receives for its services to the Fund monthly compensation at the annual rate of 0.20% of the average daily net assets of the Fund. The table below sets forth information about the total administrative fees paid by the Fund to the Administrator for the periods indicated.

        FISCAL YEAR ENDED NOVEMBER 30,                ADMINISTRATIVE FEE
     ------------------------------------             ------------------
                     2002                                  $ 434,457
                     2001                                  $ 652,276
                     2000                                  $ 923,232

TRANSFER AGENCY SERVICES

The table below sets forth information about the total amounts paid by the Fund to the Transfer Agent for the periods indicated.

        FISCAL YEAR ENDED NOVEMBER 30,                TRANSFER AGENT FEE *
     ------------------------------------             --------------------
                     2002                                  $ 308,399
                     2001                                  $ 302,466
                     2000                                  $ 328,750

----------
* During the fiscal year ended November 30, 2000 and the period from December 1, 2000 to June 30, 2001, the Fund paid fees to the Transfer Agent at lower rates than the ones currently in effect. If the current rates had been in effect for these periods, the fees paid may have been higher. The current rates became effective on July 1, 2001.

ACCOUNTING SERVICES

The table below shows the amounts paid by the Fund and the Portfolio to State Street and the Administrator for accounting services for the periods indicated:

FISCAL YEAR ENDED NOVEMBER 30,                              FUND                           PORTFOLIO
-----------------------------------            ------------------------------   -------------------------------
                                                  PAID TO          PAID TO         PAID TO           PAID TO
                                               STATE STREET     ADMINISTRATOR   STATE STREET*     ADMINISTRATOR
                                               ------------     -------------   -------------     -------------
             2002                              $          0     $           0   $     120,130     $      13,625
             2001                              $          0**   $         212   $      97,125**   $      13,342
             2000                                       N/A     $           0             N/A     $     191,467

----------
*    For providing services to the Fund and the Portfolio.
** Represents payments pursuant to the agreement with State Street commencing on January 1, 2001.

V. INFORMATION ON SALES CHARGES AND DISTRIBUTION RELATED EXPENSES

Set forth below is information on sales charges received by the Fund, (including contingent deferred sales charges ("CDSCs") including amounts paid to Merrill Lynch, for the periods shown.

  CLASS A AND CLASS I SALES CHARGE INFORMATION

                                              CLASS A SHARES*
------------------------------------------------------------------------------------------------------------
                                             GROSS SALES   SALES CHARGE   SALES CHARGE     CDSCs RECEIVED ON
                 FISCAL YEAR ENDED             CHARGES      RETAINED BY      PAID TO         REDEMPTION OF
                    NOVEMBER 30,              COLLECTED     DISTRIBUTOR   MERRILL LYNCH   LOAD-WAIVED SHARES
              -----------------------        -----------   ------------   -------------   ------------------
                       2002                  $     2,070   $        100   $       1,970         $    0
                       2001                  $    12,934   $        859   $      12,075         $    0
                       2000                  $    80,377   $      5,378   $      74,999         $    0

                                              CLASS I SHARES*
------------------------------------------------------------------------------------------------------------
                                             GROSS SALES   SALES CHARGE   SALES CHARGE     CDSCs RECEIVED ON
                 FISCAL YEAR ENDED             CHARGES      RETAINED BY      PAID TO         REDEMPTION OF
                    NOVEMBER 30,              COLLECTED     DISTRIBUTOR   MERRILL LYNCH   LOAD-WAIVED SHARES
              -----------------------        -----------   ------------   -------------   ------------------
                       2002                  $         0   $          0   $           0         $    0
                       2001                  $        16   $          1   $          15         $    0
                       2000                  $       231   $         11   $         220         $  141

----------
* Prior to April 14, 2003, Class A shares were designated Class D and Class I shares were designated Class A.

CLASS B AND CLASS C SALES CHARGE INFORMATION

                                               CLASS B SHARES*
          -----------------------------------------------------------------------------------
                          FOR THE FISCAL YEAR               CDSCs RECEIVED     CDSCs PAID TO
                           ENDED NOVEMBER 30,               BY DISTRIBUTOR     MERRILL LYNCH
                       -------------------------           ----------------   ---------------
                                 2002                      $        763,199   $       763,199
                                 2001                      $        978,736   $       978,736
                                 2000                      $      1,052,134   $     1,052,134

----------
* Additional Class B CDSCs payable to the Distributor may have been waived or converted to a contingent obligation in connection with a shareholder's participation in certain fee-based programs.

                                               CLASS C SHARES
          -----------------------------------------------------------------------------------
                          FOR THE FISCAL YEAR               CDSCs RECEIVED     CDSCs PAID TO
                           ENDED NOVEMBER 30,               BY DISTRIBUTOR     MERRILL LYNCH
                       -------------------------           ----------------   ---------------
                                 2002                      $            988   $           988
                                 2001                      $          5,303   $         5,303
                                 2000                      $         76,616   $        76,616

As of November 30, 2002, direct cash distribution revenues for the period since the commencement of operations of Class B shares exceeded direct cash distribution expenses by $6,113,801 (0.053088 % of Class B net assets at that date). As of November 30, 2002, direct cash distribution revenues for the period since the commencement of operations of Class C shares exceeded direct cash distribution expenses by $2,593,659 (0.056008 % of Class C net assets at that date).

For the fiscal year ended November 30, 2002, the Fund paid the Distributor $1,413,807 pursuant to the Class B Distribution Plan (based on average daily net assets subject to such Class B Distribution Plan of approximately $141.8 million), all of which was paid to Merrill Lynch for providing account maintenance and distribution-related activities and services in connection with Class B shares. For the fiscal year ended November 30, 2002, the Fund paid the Distributor $ 580,268 pursuant to the Class C Distribution Plan (based on average daily net assets subject to such Class C Distribution Plan of approximately $58.2 million), all of which was paid to Merrill Lynch for providing account maintenance and distribution-related activities and services in connection with Class C shares. For the fiscal year ended November 30, 2002, the Fund paid the Distributor $34,059 pursuant to the Class A Distribution Plan (based on average daily net assets subject to such Class A Distribution Plan of approximately $13.7 million), all of which was paid to Merrill Lynch for providing account maintenance activities in connection with Class A shares.

LIMITATIONS ON THE PAYMENT OF DEFERRED SALES CHARGES

The following table sets forth comparative information as of November 30, 2002 with respect to the Class B and Class C shares of the Fund indicating the maximum allowable payments that can be made under the NASD maximum sales charge rule.

                                       DATA CALCULATED AS OF NOVEMBER 30, 2002
                                   ----------------------------------------------
                                                  (in thousands)
                                                                                                                 ANNUAL
                                                                                                              DISTRIBUTION
                                                                                                                 FEE AT
                                                ALLOWABLE   ALLOWABLE                 AMOUNTS                   CURRENT
                                     ELIGIBLE   AGGREGATE  INTEREST ON   MAXIMUM     PREVIOUSLY    AGGREGATE      NET
                                       GROSS      SALES       UNPAID      AMOUNT      PAID TO        UNPAID      ASSET
                                     SALES(1)  CHARGES(2)   BALANCE(3)   PAYABLE   DISTRIBUTOR(4)   BALANCE     LEVEL(5)
                                   ----------  ----------  -----------  ---------  --------------  ---------  ------------
Class B Shares for the Period
 April 30, 1999 (commencement
 of operations) to November 30,
 2002............................  $   28,961  $   18,234  $     4,555  $  22,789  $        8,935  $  13,854  $        864
Class C Shares for the period
 April 30, 1999 (commencement
 of operations) to November 30,
 2002............................  $  156,243  $    9,756  $     2,667  $  12,422  $        2,919  $   9,503  $        348

(1) Purchase price of all eligible Class B and Class C shares sold during the periods indicated other than shares acquired through dividend reinvestment and the exchange privilege.
(2) Includes amounts attributable to exchanges from Summit which are not reflected in Eligible Gross Sales. Shares of Summit can only be purchased by exchange from another fund (the "redeemed fund"). Upon such an exchange, the maximum allowable sales charge payment to the redeemed fund is reduced in accordance with the amount of the redemption. This amount is then added to the maximum allowable sales charge payment with respect to Summit. Upon an exchange out of Summit, the remaining balance of this amount is deducted from the maximum allowable sales charge payment to Summit and added to the maximum allowable sales charge payment to the fund into which the exchange is made.
(3) Interest is computed on a monthly basis based upon the prime rate, as reported in The Wall Street Journal, plus 1.0% as permitted under the NASD Rule.
(4) Consists of CDSC payments, distribution fee payments and accruals. See "Key Facts -- Fees and Expenses" in the Prospectus. This figure may include CDSCs that were deferred when a shareholder redeemed shares prior to the expiration of the applicable CDSC period and invested the proceeds, without the imposition of a sales charge, in Class I shares in conjunction with the shareholder's participation in the Merrill Lynch Mutual Fund Advisor (Merrill Lynch MFA) Program (the "MFA Program"). The CDSC is booked as a contingent obligation that may be payable if the shareholder terminates participation in the MFA Program.
(5) Provided to illustrate the extent to which the current level of distribution fee payments (not including any CDSC payments) is amortizing the unpaid balance. No assurance can be given that payments of the distribution fee will reach the NASD maximum (with respect to Class B and Class C shares).

VI. COMPUTATION OF OFFERING PRICE

An illustration of the computation of the offering price for Class A, Class B, Class C and Class I shares of the Fund based on the Fund's net assets and number of shares outstanding as of November 30, 2002 is set forth below:

                                                       CLASS A        CLASS B         CLASS C       CLASS I
                                                     ------------  --------------  -------------  -----------
Net Assets                                           $ 10,514,427  $  115,150,788  $  46,301,604  $ 3,350,298
                                                     ============  ==============  =============  ===========

Number of Shares Outstanding                            1,306,858      14,534,263      5,840,501      414,723
                                                     ============  ==============  =============  ===========

Net Assets Value Per share (net assets divided by
 number of shares outstanding)                       $       8.05  $         7.92  $        7.93  $      8.08
                                                     ------------  --------------  -------------  -----------
Sales charge (for Class I and Class A Shares:
  5.25% of offering price; 5.54% of net asset
  value per share)*                                           .45              **             **          .45

Offering Price                                       $       8.50  $         7.92  $        7.93  $      8.53
                                                     ============  ==============  =============  ===========

----------
* Rounded to the nearest one-hundredth percent; assumes maximum sales charge is applicable.
** Class B and Class C Shares are not subject to an initial sales charge but may be subject to a CDSC on redemption of shares. See "Purchase of Shares -- Deferred Sales Charge Alternatives -- Class B and Class C Shares" herein.

VII. PORTFOLIO TRANSACTIONS AND BROKERAGE

See Part II "Portfolio Transactions and Brokerage" of this statement of additional information for more information.

Information about the brokerage commissions paid by the Portfolio, including commissions paid to Merrill Lynch, is set forth in the following table:

                                                                          BROKERAGE
                                                           BROKERAGE     COMMISSIONS
                                                          COMMISSIONS      PAID TO
FISCAL YEAR ENDED NOVEMBER 30,                                PAID      MERRILL LYNCH
--------------------------------------                    -----------   -------------
2002                                                      $   343,312   $      23,239
2001                                                      $   461,053   $      15,588
2000                                                      $   568,723   $      32,587

For the fiscal year ended November 30, 2002 , the brokerage commissions paid to Merrill Lynch represented 6.77% of the aggregate brokerage commissions paid and involved 4.33% of the Fund's dollar amount of transactions involving payment of brokerage commissions.

For the fiscal years ended November 30, 2002 and 2001, the lending agent of the Fund received $7,598 and $ 0, respectively, in securities lending agent fees from the Fund.

VIII. FUND PERFORMANCE

Set forth in the table below is total return information, before and after taxes, for Class A, Class B, Class C and Class I shares of the Fund for the periods indicated, expressed as a percentage based on a hypothetical $1,000 investment. As a result of the implementation of the Merrill Lynch Select Pricing(SM) System, Class I shares of the Fund outstanding prior to May 1, 2002 were redesignated as Class A shares, and Class A shares of the Fund were redesignated as Class D shares. Effective April 14, 2003, Class D shares were redesignated Class A and Class A shares were redesignated Class I. Historical performance data pertaining to such shares is provided below under the captions "Class A" and "Class I", respectively.

                                                          CLASS A SHARES   CLASS B SHARES   CLASS C SHARES   CLASS I SHARES
                                                          --------------   --------------   --------------   --------------
                                                                             AVERAGE ANNUAL TOTAL RETURN
                                                                    (including maximum applicable sales charges)
One Year Ended November 30, 2002                                  -11.52%          -11.18%           -8.29%          -11.39%
Inception (April 30, 1999) to November 30, 2002                    -5.84%           -5.94%           -5.15%           -5.61%

                                                                             AVERAGE ANNUAL TOTAL RETURN
                                                                           (After Taxes on Distributions)
                                                                    (including maximum applicable sales charges)
One Year Ended November 30, 2002                                  -11.52%          -11.18%           -8.29%          -11.39%
Inception (April 30, 1999) to November 30, 2002                    -6.39%           -6.37%           -5.57%           -6.21%

                                                                             AVERAGE ANNUAL TOTAL RETURN
                                                                   (After Taxes on Distributions and Redemptions)
                                                                    (including maximum applicable sales charges)
One Year Ended November 30, 2002                                   -7.07%           -6.86%           -5.09%           -6.99%
Inception (April 30, 1999) to November 30, 2002                    -4.81%           -4.84%           -4.22%           -4.66%

IX. GENERAL INFORMATION

 DESCRIPTION OF SHARES

The Corporation is a Maryland corporation incorporated on April 24, 1998. On September 8, 2000, the Corporation changed its name from Mercury Asset Management Funds, Inc. to Mercury Funds, Inc. In addition, on May 1, 2002, the Fund changed its name from Mercury Global Balanced Fund of Mercury Funds, Inc. to Merrill Lynch Global Balanced Fund of Mercury Funds, Inc. The Corporation has an authorized capital of 11,000,000,000 shares of Common Stock, par value $.0001 per share, of which the Fund is authorized to issue 100,000,000 shares of each of Class A, Class B, Class C and Class I.

PRINCIPAL SHAREHOLDERS

To the knowledge of the Fund, the following entities owned beneficially 5% or more of a class of the Fund's shares as of March 7, 2002.

Name                                         Address                                 Percentage and Class
--------                                     ------------                            -----------------------------
The Convergence Institute                    800 Scudders Mill Road                  10.88% of Class A
                                             Plainsboro, New Jersey, 08536
Merrill Lynch Trust Co., FSB TTEE FBO        800 Scudders Mill Road                  9.16% of Class A
 Merrill Lynch                               Plainsboro, New Jersey, 08536
Niabco Equipment and Industrial Sales Inc.   800 Scudders Mill Road                  8.75 % of Class A
 Profit Sharing and Trust Acct.              Plainsboro, New Jersey, 08536
NC Art Society Phifer Fund                   800 Scudders Mill Road                  6.61 % of Class A
                                             Plainsboro, New Jersey, 08536

X. FINANCIAL STATEMENTS
The Fund's audited financial statements are incorporated in the Fund's Statement of Additional Information by reference to its 2002 Annual Report. You may request a copy of the Annual Report at no charge by calling 1-800-637-3863 between 8:30 a.m. and 5:30 p.m. Eastern time on any business day.

                                     PART II

        Part II of this Statement of Additional Information contains information about the following funds: Merrill Lynch Balanced Capital Fund, Inc. ("Balanced Capital"); Merrill Lynch Basic Value Fund, Inc. ("Basic Value"); Merrill Lynch Developing Capital Markets Fund, Inc. ("Developing Capital Markets"); Merrill Lynch Disciplined Equity Fund, Inc. ("Disciplined Equity"); Merrill Lynch Dragon Fund, Inc. ("Dragon"); Merrill Lynch Equity Income Fund ("Equity Income"); Merrill Lynch EuroFund ("EuroFund"); Merrill Lynch Focus Twenty Fund, Inc. ("Focus Twenty"); Merrill Lynch Focus Value Fund, Inc. ("Focus Value"); Merrill Lynch Fundamental Growth Fund, Inc. ("Fundamental Growth"); Merrill Lynch Global Allocation Fund, Inc. ("Global Allocation"); Merrill Lynch Global Balanced Fund ("Global Balanced"), Merrill Lynch International Fund ("ML International"), Merrill Lynch Pan-European Growth Fund ("Pan-European Growth") and Merrill Lynch Small Cap Growth Fund ("Small Cap Growth"), each a series of Mercury Funds, Inc.; Merrill Lynch Global Financial Services Fund, Inc. ("Global Financial Services"); Merrill Lynch Global Growth Fund, Inc. ("Global Growth"); Merrill Lynch Global SmallCap Fund, Inc. ("Global SmallCap"); Merrill Lynch Global Technology Fund, Inc. ("Global Technology"); Merrill Lynch Global Value Fund, Inc. ("Global Value"); Merrill Lynch Healthcare Fund, Inc. ("Healthcare"); ; Merrill Lynch International Equity Fund ("International Equity"); Merrill Lynch International Value Fund of Mercury Funds II; Merrill Lynch Large Cap Growth Fund, Merrill Lynch Large Cap Value Fund, and Merrill Lynch Large Cap Core Fund, each a series of Merrill Lynch Large Cap Series Funds, Inc. (collectively, "Large Cap Series Funds"); Merrill Lynch Latin America Fund, Inc. ("Latin America"); Merrill Lynch Mid Cap Value Fund ("Mid Cap Value") of The Asset Program, Inc.; Merrill Lynch Natural Resources Trust ("Natural Resources"); Merrill Lynch Pacific Fund, Inc. ("Pacific"); Merrill Lynch Small Cap Value Fund, Inc. ("Small Cap Value"); and Merrill Lynch Utilities & Telecommunications Fund, Inc. ("Utilities & Telecommunications").

        Throughout this Statement of Additional Information, each of the above listed funds may be referred to as a "Fund" or collectively as the "Funds."

        Each Fund is organized either as a Maryland corporation or a Massachusetts business trust. In each jurisdiction, nomenclature varies. For ease and clarity of presentation, shares of common stock and shares of beneficial interest are referred to herein as "shares" or "Common Stock," holders of shares or Common Stock are referred to as "shareholders," the trustees or directors of each Fund are referred to as "Directors," Merrill Lynch Investment Managers, L.P. ("MLIM") or Fund Asset Management, L.P. ("FAM"), as applicable, is the investment adviser or manager of each Fund and each is referred to as the "Manager," and the investment advisory agreement or management agreement applicable to each Fund is referred to as the "Management Agreement." Each Fund's Articles of Incorporation or Declaration of Trust is referred to as its "charter." The Investment Company Act of 1940, as amended, is referred to herein as the "Investment Company Act." The Securities and Exchange Commission is referred herein as the "Commission."

        Certain Funds are "feeder" funds (each, a "Feeder Fund") that invest all of their assets in a corresponding "master" portfolio (each, a "Master Portfolio") of a master trust (each, a "Master Trust"), a mutual fund that has the same objective as the Feeder Fund. All investments will be made at the level of the Master Portfolio. This structure is sometimes called a "master/feeder" structure. A Feeder Fund's investment results will correspond directly to the investment results of the underlying Master Portfolio in which it invests. For simplicity, this Statement of Additional Information uses the term "Fund" to include both a Feeder Fund and its Master Portfolio.

                       INVESTMENT RISKS AND CONSIDERATIONS

        Set forth below are descriptions of some of the types of investments and investment strategies that one or more of the Funds may use, and the risks and considerations associated with those investments and investment strategies. Please see each Fund's Prospectus and the "Investment Objectives and Policies" section of this Statement of Additional Information for a complete description of each Fund's investment policies and risks. Information contained in this section about the risks and considerations associated with a Fund's investments and/or investment strategies applies only to those Funds specifically identified as making each type of investment or using each investment strategy (each, a "Covered Fund"). Information that does not apply to a Covered Fund does not form a part of that Covered Fund's Statement of Additional Information and should not be relied on by investors in that Covered Fund. Only information that is clearly identified as applicable to a Covered Fund is considered to form a part of that Covered Fund's Statement of Additional Information.

                                                                        DEVELOPING
                                                      BALANCED  BASIC     CAPITAL   DISCIPLINED           EQUITY             FOCUS
                                                       CAPITAL   VALUE    MARKETS      EQUITY     DRAGON   INCOME  EUROFUND  TWENTY
                                                      --------  -----   ----------  -----------  ------   ------  --------   ------
144A Securities                                            X      X          X           X          X        X        X         X
Asset-Backed Securities                                    X
Asset-Based Securities
   Precious Metal-Related Securities                       X      X          X           X          X        X        X         X
Borrowing and Leverage                                     X      X          X           X          X        X        X
Convertible Securities                                     X      X          X           X          X        X        X         X
Corporate Loans
Debt Securities                                            X                 X                      X        X                  X
Depositary Receipts                                        X      X          X           X          X        X        X         X
Derivatives                                                X      X          X           X          X        X        X         X
   Hedging                                                 X      X          X           X          X        X        X         X
   Indexed and Inverse Securities                          X      X          X           X          X        X        X         X
   Swap Agreements                                         X      X          X           X          X        X        X         X
   Options on Securities and Securities Indices            X      X          X           X          X        X        X         X
      Purchasing Put Options                               X      X          X           X          X        X        X         X
      Purchasing Call Options                              X      X          X           X          X        X        X         X
      Writing Call Options                                 X      X          X           X          X        X        X         X
      Writing Put Options                                  X      X          X           X          X        X        X         X
      Types of Options                                     X      X          X           X          X        X        X         X
   Futures                                                 X      X          X           X          X        X        X         X
   Foreign Exchange Transactions                           X      X          X           X          X        X        X         X
      Forward Foreign Exchange Transactions                X      X          X           X          X        X        X         X
      Currency Futures                                     X      X          X           X          X        X        X         X
      Currency Options                                     X      X          X           X          X        X        X         X
      Limitations on Currency Hedging                      X      X          X           X          X        X        X         X
      Risk Factors in Hedging Foreign Currency Risks       X      X          X           X          X        X        X         X
   Risk Factors in Derivatives                             X      X          X           X          X        X        X         X
      Credit Risk                                          X      X          X           X          X        X        X         X
      Currency Risk                                        X      X          X           X          X        X        X         X
      Leverage Risk                                        X      X          X           X          X        X        X         X
      Liquidity Risk                                       X      X          X           X          X        X        X         X
   Additional Risk Factors of OTC Transactions;
    Limitations on the Use of OTC Derivatives              X      X          X           X          X        X        X         X
Distressed Securities
Foreign Investment Risk                                    X      X          X           X          X        X        X         X
   Foreign Market Risk                                     X      X          X           X          X        X        X         X
   Foreign Economy Risk                                    X      X          X           X          X        X        X         X
   Currency Risk and Exchange Risk                         X      X          X           X          X        X        X         X
   Governmental Supervision and
    Regulation/Accounting Standards                        X      X          X           X          X        X        X         X
   Certain Risks of Holding Fund Assets Outside the
    United States                                          X      X          X           X          X        X        X         X
   Settlement Risk                                         X      X          X           X          X        X        X         X
Illiquid or Restricted Securities                          X      X          X           X          X        X        X         X
Initial Public Offering                                    X      X          X           X          X        X        X         X
Investment in Other Investment Companies                   X      X          X           X          X        X        X         X
Investment in Emerging Markets                             X                 X                      X                 X
   Restrictions on Certain Investments                     X                 X                      X                 X
   Risk of Investing in Asia-Pacific Countries                               X                      X
   Restrictions on Foreign Investments in
    Asia-Pacific Countries                                                   X                      X
Junk Bonds                                                 X                 X                      X
Mortgage-Backed Securities                                 X
Real Estate Related Securities                             X      X          X           X          X        X        X         X
Real Estate Investment Trusts ("REITs")                    X      X                                 X        X
Repurchase Agreements and Purchase and Sale Contracts      X      X          X           X          X        X        X         X
Securities Lending                                         X      X          X           X          X        X        X         X
Securities of Smaller or Emerging Growth Companies         X      X          X           X          X        X        X         X
Short Sales                                                                  X           X                                      X
Sovereign Debt                                             X                 X                      X
Standby Commitment Agreements                              X      X          X           X          X        X        X         X
Stripped Securities                                        X                 X                      X
Supranational Entities                                     X                                                 X
Utility Industries                                         X      X          X           X          X        X        X         X
   Electric
   Telecommunications
   Gas
   Water
Warrants                                                   X      X          X           X          X        X        X         X
When Issued Securities, Delayed Delivery Securities
 and Forward Commitments                                   X      X          X           X          X        X        X         X

                                                               FUNDA-                         GLOBAL     GLOBAL             GLOBAL
                                                       FOCUS   MENTAL    GLOBAL     GLOBAL   FINANCIAL   GROWTH    GLOBAL    TECH-
                                                       VALUE   GROWTH  ALLOCATION  BALANCED  SERVICES     FUND    SMALLCAP  NOLOGY
                                                       -----   ------  ----------  --------  ---------   ------   --------  ------
144A Securities                                          X        X         X         X          X          X          X       X
Asset-Backed Securities                                                     X         X                                X
Asset-Based Securities                                                      X
   Precious Metal-Related Securities                     X        X         X         X                     X          X
Borrowing and Leverage                                   X        X         X         X          X          X          X       X
Convertible Securities                                   X        X         X         X          X          X          X       X
Corporate Loans                                                             X
Debt Securities                                          X        X         X         X          X                     X
Depositary Receipts                                      X        X         X         X          X          X          X       X
Derivatives                                              X        X         X         X          X          X          X       X
   Hedging                                               X        X         X         X          X          X          X       X
   Indexed and Inverse Securities                        X        X         X         X          X          X          X       X
   Swap Agreements                                       X        X         X         X          X          X          X       X
   Options on Securities and Securities Indices          X        X         X         X          X          X          X       X
      Purchasing Put Options                             X        X         X         X          X          X          X       X
      Purchasing Call Options                            X        X         X         X          X          X          X       X
      Writing Call Options                               X        X         X         X          X          X          X       X
      Writing Put Options                                X        X         X         X          X          X          X       X
      Types of Options                                   X        X         X         X          X          X          X       X
   Futures                                               X        X         X         X          X          X          X       X
   Foreign Exchange Transactions                         X        X         X         X          X          X          X       X
      Forward Foreign Exchange Transactions              X        X         X         X          X          X          X       X
      Currency Futures                                   X        X         X         X          X          X          X       X
      Currency Options                                   X        X         X         X          X          X          X       X
      Limitations on Currency Hedging                    X        X         X         X          X          X          X       X
      Risk Factors in Hedging Foreign Currency Risks     X        X         X         X          X          X          X       X
   Risk Factors in Derivatives                           X        X         X         X          X          X          X       X
      Credit Risk                                        X        X         X         X          X          X          X       X
      Currency Risk                                      X        X         X         X          X          X          X       X
      Leverage Risk                                      X        X         X         X          X          X          X       X
      Liquidity Risk                                     X        X         X         X          X          X          X       X
   Additional Risk Factors of OTC Transactions;
    Limitations on the Use of OTC Derivatives            X        X         X         X          X          X          X       X
Distressed Securities                                                       X
Foreign Investment Risk                                  X        X         X         X          X          X          X       X
   Foreign Market Risk                                   X        X         X         X          X          X          X       X
   Foreign Economy Risk                                  X        X         X         X          X          X          X       X
   Currency Risk and Exchange Risk                       X        X         X         X          X          X          X       X
   Governmental Supervision and
    Regulation/Accounting Standards                      X        X         X         X          X          X          X       X
   Certain Risks of Holding Fund Assets Outside the
    United States                                        X        X         X         X          X          X          X       X
   Settlement Risk                                       X        X         X         X          X          X          X       X
Illiquid or Restricted Securities                        X        X         X         X          X          X          X       X
Initial Public Offering                                  X        X         X         X          X          X          X       X
Investment in Other Investment Companies                 X        X         X         X          X          X          X       X
Investment in Emerging Markets                           X                  X         X          X          X          X       X
   Restrictions on Certain Investments                   X                  X         X          X          X          X       X
   Risk of Investing in Asia-Pacific Countries
   Restrictions on Foreign Investments in
    Asia-Pacific Countries
Junk Bonds                                               X                  X                    X                     X
Mortgage-Backed Securities                                                  X         X                                X
Real Estate Related Securities                           X        X         X         X          X          X          X       X
Real Estate Investment Trusts ("REITs")                  X                  X         X                                X
Repurchase Agreements and Purchase and Sale Contracts    X        X         X         X          X          X          X       X
Securities Lending                                       X        X         X         X          X          X          X       X
Securities of Smaller or Emerging Growth Companies       X        X         X         X          X          X          X       X
Short Sales                                                                 X                                          X       X
Sovereign Debt                                           X                  X         X          X                     X
Standby Commitment Agreements                            X        X         X         X          X          X          X       X
Stripped Securities                                                         X         X
Supranational Entities                                                      X         X          X                     X
Utility Industries                                       X        X         X         X          X          X          X       X
   Electric
   Telecommunications
   Gas
   Water
Warrants                                                 X        X         X         X          X          X          X       X
When Issued Securities, Delayed Delivery Securities
 and Forward Commitments                                 X        X         X         X          X          X          X       X

                                                                        INTER-      ML      INTER-   LARGE CAP
                                                      GLOBAL  HEALTH-  NATIONAL   INTER-   NATIONAL    SERIES    LATIN   MID CAP
                                                       VALUE   CARE     EQUITY   NATIONAL    VALUE     FUNDS    AMERICA   VALUE
                                                      ------  -------  --------  --------  --------  ---------  -------  ------
144A Securities                                          X        X       X         X         X          X        X        X
Asset-Backed Securities
Asset-Based Securities
   Precious Metal-Related Securities                     X                X         X         X          X        X        X
Borrowing and Leverage                                   X        X       X         X         X          X        X        X
Convertible Securities                                   X        X       X         X         X          X        X        X
Corporate Loans                                                                               X
Debt Securities                                          X        X       X         X         X          X        X        X
Depositary Receipts                                      X        X       X         X         X          X        X        X
Derivatives                                              X        X       X         X         X          X        X        X
   Hedging                                               X        X       X         X         X          X        X        X
   Indexed and Inverse Securities                        X        X       X         X         X          X        X        X
   Swap Agreements                                       X        X       X         X         X          X        X        X
   Options on Securities and Securities Indices          X        X       X         X         X          X        X        X
      Purchasing Put Options                             X        X       X         X         X          X        X        X
      Purchasing Call Options                            X        X       X         X         X          X        X        X
      Writing Call Options                               X        X       X         X         X          X        X        X
      Writing Put Options                                X        X       X         X         X          X        X        X
      Types of Options                                   X        X       X         X         X          X        X        X
   Futures                                               X        X       X         X         X          X        X        X
   Foreign Exchange Transactions                         X        X       X         X         X          X        X        X
      Forward Foreign Exchange Transactions              X        X       X         X         X          X        X        X
      Currency Futures                                   X        X       X         X         X          X        X        X
      Currency Options                                   X        X       X         X         X          X        X        X
      Limitations on Currency Hedging                    X        X       X         X         X          X        X        X
      Risk Factors in Hedging Foreign Currency Risks     X        X       X         X         X          X        X        X
   Risk Factors in Derivatives                           X        X       X         X         X          X        X        X
      Credit Risk                                        X        X       X         X         X          X        X        X
      Currency Risk                                      X        X       X         X         X          X        X        X
      Leverage Risk                                      X        X       X         X         X          X        X        X
      Liquidity Risk                                     X        X       X         X         X          X        X        X
   Additional Risk Factors of OTC Transactions;
    Limitations on the Use of OTC Derivatives            X        X       X         X         X          X        X        X
Distressed Securities
Foreign Investment Risk                                  X        X       X         X         X          X        X        X
   Foreign Market Risk                                   X        X       X         X         X          X        X        X
   Foreign Economy Risk                                  X        X       X         X         X          X        X        X
   Currency Risk and Exchange Risk                       X        X       X         X         X          X        X        X
   Governmental Supervision and
    Regulation/Accounting Standards                      X        X       X         X         X          X        X        X
   Certain Risks of Holding Fund Assets Outside the
    United States                                        X        X       X         X         X          X        X        X
   Settlement Risk                                       X        X       X         X         X          X        X        X
Illiquid or Restricted Securities                        X        X       X         X         X          X        X        X
Initial Public Offering                                  X        X       X         X         X          X        X        X
Investment in Other Investment Companies                 X        X       X         X         X          X        X        X
Investment in Emerging Markets                           X        X       X         X         X                   X        X
   Restrictions on Certain Investments                   X        X       X         X         X                   X        X
   Risk of Investing in Asia-Pacific Countries                                                X
   Restrictions on Foreign Investments in
    Asia-Pacific Countries                                                                    X
Junk Bonds                                                                          X         X                   X
Mortgage-Backed Securities
Real Estate Related Securities                           X        X       X         X         X          X        X        X
Real Estate Investment Trusts ("REITs")                  X                X         X                             X
Repurchase Agreements and Purchase and Sale Contracts    X        X       X         X         X          X        X        X
Securities Lending                                       X        X       X         X         X          X        X        X
Securities of Smaller or Emerging Growth Companies       X        X       X         X         X                   X        X
Short Sales                                                                                                       X        X
Sovereign Debt                                                    X       X         X         X                   X
Standby Commitment Agreements                            X        X       X         X         X          X        X        X
Stripped Securities                                                                           X
Supranational Entities
Utility Industries                                       X        X       X         X         X          X        X        X
   Electric
   Telecommunications
   Gas
   Water
Warrants                                                 X        X       X         X         X          X        X        X
When Issued Securities, Delayed Delivery Securities
 and Forward Commitments                                 X        X       X         X         X          X        X        X

                                                                              PAN-     SMALL   SMALL    UTILITIES &
                                                       NATURAL              EUROPEAN    CAP     CAP      TELECOM-
                                                      RESOURCES   PACIFIC   GROWTH    GROWTH   VALUE    MUNICATIONS
                                                      ---------   -------   --------  ------   ------   -----------
144A Securities                                           X          X          X       X        X           X
Asset-Backed Securities
Asset-Based Securities                                    X
   Precious Metal-Related Securities                      X          X          X       X        X
Borrowing and Leverage                                    X          X          X       X        X           X
Convertible Securities                                    X          X          X       X        X           X
Corporate Loans
Debt Securities                                           X          X          X       X                    X
Depositary Receipts                                       X          X          X       X        X           X
Derivatives                                               X          X          X       X        X           X
   Hedging                                                X          X          X       X        X           X
   Indexed and Inverse Securities                         X          X          X       X        X           X
   Swap Agreements                                        X          X          X       X        X           X
   Options on Securities and Securities Indices           X          X          X       X        X           X
      Purchasing Put Options                              X          X          X       X        X           X
      Purchasing Call Options                             X          X          X       X        X           X
      Writing Call Options                                X          X          X       X        X           X
      Writing Put Options                                 X          X          X       X        X           X
      Types of Options                                    X          X          X       X        X           X
   Futures                                                X          X          X       X        X           X
   Foreign Exchange Transactions                          X          X          X       X        X           X
      Forward Foreign Exchange Transactions               X          X          X       X        X           X
      Currency Futures                                    X          X          X       X        X           X
      Currency Options                                    X          X          X       X        X           X
      Limitations on Currency Hedging                     X          X          X       X        X           X
      Risk Factors in Hedging Foreign Currency Risks      X          X          X       X        X           X
   Risk Factors in Derivatives                            X          X          X       X        X           X
      Credit Risk                                         X          X          X       X        X           X
      Currency Risk                                       X          X          X       X        X           X
      Leverage Risk                                       X          X          X       X        X           X
      Liquidity Risk                                      X          X          X       X        X           X
   Additional Risk Factors of OTC Transactions;
    Limitations on the Use of OTC Derivatives             X          X          X       X        X           X
Distressed Securities
Foreign Investment Risk                                   X          X          X       X        X           X
   Foreign Market Risk                                    X          X          X       X        X           X
   Foreign Economy Risk                                   X          X          X       X        X           X
   Currency Risk and Exchange Risk                        X          X          X       X        X           X
   Governmental Supervision and
    Regulation/Accounting Standards                       X          X          X       X        X           X
   Certain Risks of Holding Fund Assets Outside the
    United States                                         X          X          X       X        X           X
   Settlement Risk                                        X          X          X       X        X           X
Illiquid or Restricted Securities                         X          X          X       X        X           X
Initial Public Offering                                   X          X          X       X        X           X
Investment in Other Investment Companies                  X          X          X       X        X           X
Investment in Emerging Markets                                       X          X                            X
   Restrictions on Certain Investments                               X          X                            X
   Risk of Investing in Asia-Pacific Countries                       X
   Restrictions on Foreign Investments in
    Asia-Pacific Countries                                           X
Junk Bonds                                                           X          X       X                    X
Mortgage-Backed Securities
Real Estate Related Securities                            X          X          X       X        X
Real Estate Investment Trusts ("REITs")                                         X       X        X
Repurchase Agreements and Purchase and Sale Contracts     X          X          X       X        X           X
Securities Lending                                        X          X          X       X        X           X
Securities of Smaller or Emerging Growth Companies        X          X          X       X        X           X
Short Sales                                                                                      X
Sovereign Debt                                                       X          X       X                    X
Standby Commitment Agreements                             X          X          X       X        X           X
Stripped Securities
Supranational Entities                                    X          X
Utility Industries                                        X          X          X       X        X           X
   Electric                                                                                                  X
   Telecommunications                                                                                        X
   Gas                                                    X                                                  X
   Water                                                  X                                                  X
Warrants                                                  X          X          X       X        X           X
When Issued Securities, Delayed Delivery Securities
 and Forward Commitments                                  X          X          X       X        X           X

        Investment in Other Investment Companies. Each Fund may invest in other investment companies whose investment objectives and policies are consistent with those of the Fund. In accordance with the Investment Company Act, a Fund may invest up to 10% of its total assets in securities of other investment companies. In addition, under the Investment Company Act a Fund may not own more than 3% of the total outstanding voting stock of any investment company and not more than 5% of the value of the Fund's total assets may be invested in securities of any investment company. (These limits do not restrict a Feeder Fund from investing all of its assets in shares of its Master Portfolio.) Each Fund has received an exemptive order from the Commission permitting it to invest in affiliated registered money market funds and in an affiliated private investment company without regard to such limitations, provided however, that in all cases the Fund's aggregate investment of cash in shares of such investment companies shall not exceed 25% of the Fund's total assets at any time. If a Fund acquires shares in investment companies, shareholders would bear both their proportionate share of expenses in the Fund (including management and advisory fees) and, indirectly, the expenses of such investment companies (including management and advisory fees). Investments by a Fund in wholly owned investment entities created under the laws of certain countries will not be deemed an investment in other investment companies.

        Securities Lending. Each Fund may lend securities with a value not exceeding 33 1/3% of its total assets or the limit prescribed by applicable law to banks, brokers and other financial institutions. In return, the Fund receives collateral in cash or securities issued or guaranteed by the U.S. Government, which will be maintained at all times in an amount equal to at least 100% of the current market value of the loaned securities. Each Fund maintains the ability to obtain the right to vote or consent on proxy proposals involving material events affecting securities loaned. A Fund receives the income on the loaned securities. Where a Fund receives securities as collateral, the Fund receives a fee for its loans from the borrower and does not receive the income on the collateral. Where a Fund receives cash collateral, it may invest such collateral and retain the amount earned, net of any amount rebated to the borrower. As a result, the Fund's yield may increase. Loans of securities are terminable at any time and the borrower, after notice, is required to return borrowed securities within the standard time period for settlement of securities transactions. The Fund is obligated to return the collateral to the borrower at the termination of the loan. A Fund could suffer a loss in the event the Fund must return the cash collateral and there are losses on investments made with the cash collateral. In the event the borrower defaults on any of its obligations with respect to a securities loan, a Fund could suffer a loss where there are losses on investments made with the cash collateral or, where the value of the securities collateral falls below the market value of the borrowed securities. A Fund could also experience delays and costs in gaining access to the collateral. Each Fund may pay reasonable finder's, lending agent, administrative and custodial fees in connection with its loans. Each Fund has received an exemptive order from the Commission permitting it to lend portfolio securities to Merrill Lynch or its affiliates and to retain an affiliate of the Fund as lending agent.

        Convertible Securities. Convertible securities entitle the holder to receive interest payments paid on corporate debt securities or the dividend preference on a preferred stock until such time as the convertible security matures or is redeemed or until the holder elects to exercise the conversion privilege. Synthetic convertible securities may be either (i) a debt security or preferred stock that may be convertible only under certain contingent circumstances or that may pay the holder a cash amount based on the value of shares of underlying common stock partly or wholly in lieu of a conversion right (a "Cash-Settled Convertible"), (ii) a combination of separate securities chosen by the Manager in order to create the economic characteristics of a convertible security, i.e., a fixed income security paired with a security with equity conversion features, such as an option or warrant (a "Manufactured Convertible") or (iii) a synthetic security manufactured by another party.

        The characteristics of convertible securities make them appropriate investments for an investment company seeking a high total return from capital appreciation and investment income. These characteristics include the potential for capital appreciation as the value of the underlying common stock increases, the relatively high yield received from dividend or interest payments as compared to common stock dividends and decreased risks of decline in value relative to the underlying common stock due to their fixed-income nature. As a result of the conversion feature, however, the interest rate or dividend preference on a convertible security is generally less than would be the case if the securities were issued in nonconvertible form.

        In analyzing convertible securities, the Manager will consider both the yield on the convertible security relative to its credit quality and the potential capital appreciation that is offered by the underlying common stock, among other things.

        Convertible securities are issued and traded in a number of securities markets. Even in cases where a substantial portion of the convertible securities held by a Fund are denominated in U.S. dollars, the underlying equity securities may be quoted in the currency of the country where the issuer is domiciled. With respect to convertible securities denominated in a currency different from that of the underlying equity securities, the conversion price may be based on a fixed exchange rate established at the time the security is issued. As a result, fluctuations in the exchange rate between the currency in which the debt security is denominated and the currency in which the share price is quoted will affect the value of the convertible security. As described below, a Fund is authorized to enter into foreign currency hedging transactions in which it may seek to reduce the effect of such fluctuations.

        Apart from currency considerations, the value of convertible securities is influenced by both the yield of nonconvertible securities of comparable issuers and by the value of the underlying common stock. The value of a convertible security viewed without regard to its conversion feature (i.e., strictly on the basis of its yield) is sometimes referred to as its "investment value." To the extent interest rates change, the investment value of the convertible security typically will fluctuate. However, at the same time, the value of the convertible security will be influenced by its "conversion value," which is the market value of the underlying common stock that would be obtained if the convertible security were converted. Conversion value fluctuates directly with the price of the underlying common stock. If, because of a low price of the common stock the conversion value is substantially below the investment value of the convertible security, the price of the convertible security is governed principally by its investment value.

        To the extent the conversion value of a convertible security increases to a point that approximates or exceeds its investment value, the price of the convertible security will be influenced principally by its conversion value. A convertible security will sell at a premium over the conversion value to the extent investors place value on the right to acquire the underlying common stock while holding a fixed-income security. The yield and conversion premium of convertible securities issued in Japan and the Euromarket are frequently determined at levels that cause the conversion value to affect their market value more than the securities' investment value.

        Holders of convertible securities generally have a claim on the assets of the issuer prior to the common stockholders but may be subordinated to other debt securities of the same issuer. A convertible security may be subject to redemption at the option of the issuer at a price established in the charter provision, indenture or other governing instrument pursuant to which the convertible security was issued. If a convertible security held by a Fund is called for redemption, the Fund will be required to redeem the security, convert it into the underlying common stock or sell it to a third party. Certain convertible debt securities may provide a put option to the holder, which entitles the holder to cause the security to be redeemed by the issuer at a premium over the stated principal amount of the debt security under certain circumstances.

        As indicated above, synthetic convertible securities may include either Cash-Settled Convertibles or Manufactured Convertibles. Cash-Settled Convertibles are instruments that are created by the issuer and have the economic characteristics of traditional convertible securities but may not actually permit conversion into the underlying equity securities in all circumstances. As an example, a private company may issue a Cash-Settled Convertible that is convertible into common stock only if the company successfully completes a public offering of its common stock prior to maturity and otherwise pays a cash amount to reflect any equity appreciation. Manufactured Convertibles are created by the Manager by combining separate securities that possess one of the two principal characteristics of a convertible security, i.e., fixed income ("fixed income component") or a right to acquire equity securities ("convertibility component"). The fixed income component is achieved by investing in nonconvertible fixed income securities, such as nonconvertible bonds, preferred stocks and money market instruments. The convertibility component is achieved by investing in call options, warrants, or other securities with equity conversion features ("equity features") granting the holder the right to purchase a specified quantity of the underlying stocks within a specified period of time at a specified price or, in the case of a stock index option, the right to receive a cash payment based on the value of the underlying stock index.

        A Manufactured Convertible differs from traditional convertible securities in several respects. Unlike a traditional convertible security, which is a single security having a unitary market value, a Manufactured Convertible is comprised of two or more separate securities, each with its own market value. Therefore, the total "market value "of such a Manufactured Convertible is the sum of the values of its fixed-income component and its convertibility component.

        More flexibility is possible in the creation of a Manufactured Convertible than in the purchase of a traditional convertible security. Because many corporations have not issued convertible securities, the Manager may combine a fixed income instrument and an equity feature with respect to the stock of the issuer of the fixed income instrument to create a synthetic convertible security otherwise unavailable in the market. The Manager may also combine a fixed income instrument of an issuer with an equity feature with respect to the stock of a different issuer when the Manager believes such a Manufactured Convertible would better promote a Fund's objective than alternate investments. For example, the Manager may combine an equity feature with respect to an issuer's stock with a fixed income security of a different issuer in the same industry to diversify the Fund's credit exposure, or with a U.S. Treasury instrument to create a Manufactured Convertible with a higher credit profile than a traditional convertible security issued by that issuer. A Manufactured Convertible also is a more flexible investment in that its two components may be purchased separately and, upon purchasing the separate securities, "combined "to create a Manufactured Convertible. For example, the Fund may purchase a warrant for eventual inclusion in a Manufactured Convertible while postponing the purchase of a suitable bond to pair with the warrant pending development of more favorable market conditions.

        The value of a Manufactured Convertible may respond differently to certain market fluctuations than would a traditional convertible security with similar characteristics. For example, in the event a Fund created a Manufactured Convertible by combining a short-term U.S. Treasury instrument and a call option on a stock, the Manufactured Convertible would likely outperform a traditional convertible of similar maturity that is convertible into that stock during periods when Treasury instruments outperform corporate fixed income securities and underperform during periods when corporate fixed-income securities outperform Treasury instruments.

        Borrowing and Leverage. Each Fund may borrow from banks as a temporary measure for extraordinary or emergency purposes, including to meet redemptions or to settle securities transactions. Most Funds will not purchase securities at any time when borrowings exceed 5% of their total assets, except (a) to honor prior commitments or (b) to exercise subscription rights when outstanding borrowings have been obtained exclusively for settlements of other securities transactions. Certain Funds may also borrow in order to make investments The purchase of securities while borrowings are outstanding will have the effect of leveraging the Fund. Such leveraging increases the Fund's exposure to capital risk, and borrowed funds are subject to interest costs that will reduce net income. The use of leverage by a Fund creates an opportunity for greater total return, but, at the same time, creates special risks. For example, leveraging may exaggerate changes in the net asset value of Fund shares and in the yield on the Fund's portfolio. Although the principal of such borrowings will be fixed, the Fund's assets may change in value during the time the borrowings are outstanding. Borrowings will create interest expenses for the Fund that can exceed the income from the assets purchased with the borrowings. To the extent the income or capital appreciation derived from securities purchased with borrowed funds exceeds the interest the Fund will have to pay on the borrowings, the Fund's return will be greater than if leverage had not been used. Conversely, if the income or capital appreciation from the securities purchased with such borrowed funds is not sufficient to cover the cost of borrowing, the return to the Fund will be less than if leverage had not been used, and therefore the amount available for distribution to shareholders as dividends will be reduced. In the latter case, the Manager in its best judgment nevertheless may determine to maintain the Fund's leveraged position if it expects that the benefits to the Fund's shareholders of maintaining the leveraged position will outweigh the current reduced return.

      Certain types of borrowings by a Fund may result in the Fund being subject to covenants in credit agreements relating to asset coverage, portfolio composition requirements and other matters. It is not anticipated that observance of such covenants would impede the Manager from managing a Fund's portfolio in accordance with the Fund's investment objectives and policies. However, a breach of any such covenants not cured within the specified cure period may result in acceleration of outstanding indebtedness and require the Fund to dispose of portfolio investments at a time when it may be disadvantageous to do so.

        Each Fund may at times borrow from affiliates of the Manager, provided that the terms of such borrowings are no less favorable than those available from comparable sources of funds in the marketplace.

        When Issued Securities, Delayed Delivery Securities and Forward Commitments. A Fund may purchase or sell securities that it is entitled to receive on a when issued basis. A Fund may also purchase or sell securities on a delayed delivery basis or through a forward commitment. These transactions involve the purchase or sale of securities by a Fund at an established price with payment and delivery taking place in the future. The Fund enters into these transactions to obtain what is considered an advantageous price to the Fund at the time of entering into the transaction. No Fund has established any limit on the percentage of its assets that may be committed in connection with these transactions. When a Fund purchases securities in these transactions, the Fund segregates liquid securities in an amount equal to the amount of its purchase commitments.

        There can be no assurance that a security purchased on a when issued basis will be issued or that a security purchased or sold through a forward commitment will be delivered. The value of securities in these transactions on the delivery date may be more or less than the Fund's purchase price. The Fund may bear the risk of a decline in the value of the security in these transactions and may not benefit from an appreciation in the value of the security during the commitment period.

        Warrants. Warrants are securities permitting, but not obligating, the warrant holder to subscribe for other securities. Buying a warrant does not make the Fund a shareholder of the underlying stock. The warrant holder has no right to dividends or votes on the underlying stock. A warrant does not carry any right to assets of the issuer, and for this reason investment in warrants may be more speculative than other equity-based investments.

        Standby Commitment Agreements. A Fund may enter into standby commitment agreements. These agreements commit a Fund, for a stated period of time, to purchase a stated amount of securities that may be issued and sold to that Fund at the option of the issuer. The price of the security is fixed at the time of the commitment. At the time of entering into the agreement the Fund is paid a commitment fee, regardless of whether or not the security is ultimately issued. A Fund will enter into such agreements for the purpose of investing in the security underlying the commitment at a price that is considered advantageous to the Fund. A Fund will limit its investment in such commitments so that the aggregate purchase price of securities subject to such commitments, together with the value of portfolio securities subject to legal restrictions on resale that affect their marketability, will not exceed 15% of its net assets taken at the time of the commitment. A Fund segregates liquid assets in an aggregate amount equal to the purchase price of the securities underlying the commitment.

        There can be no assurance that the securities subject to a standby commitment will be issued, and the value of the security, if issued, on the delivery date may be more or less than its purchase price. Since the issuance of the security underlying the commitment is at the option of the issuer, the Fund may bear the risk of a decline in the value of such security and may not benefit from an appreciation in the value of the security during the commitment period.

        The purchase of a security subject to a standby commitment agreement and the related commitment fee will be recorded on the date on which the security can reasonably be expected to be issued, and the value of the security thereafter will be reflected in the calculation of a Fund's net asset value. The cost basis of the security will be adjusted by the amount of the commitment fee. In the event the security is not issued, the commitment fee will be recorded as income on the expiration date of the standby commitment.

        Repurchase Agreements and Purchase and Sale Contracts. A Fund may invest in securities pursuant to repurchase agreements or purchase and sale contracts. Repurchase agreements and purchase and sale contracts may be entered into only with financial institutions which have capital of at least $50 million or whose obligations are guaranteed by an entity having capital of at least $50 million. Under such agreements, the other party agrees, upon entering into the contract with a Fund, to repurchase the security at a mutually agreed-upon time and price in a specified currency, thereby determining the yield during the term of the agreement. This results in a fixed rate of return insulated from market fluctuations during such period, although such return may be affected by currency fluctuations. In the case of repurchase agreements, the prices at which the trades are conducted do not reflect accrued interest on the underlying obligation; whereas, in the case of purchase and sale contracts, the prices take into account accrued interest. Such agreements usually cover short periods, such as under one week. Repurchase agreements may be construed to be collateralized loans by the purchaser to the seller secured by the securities transferred to the purchaser. In the case of a repurchase agreement, as a purchaser, a Fund will require the seller to provide additional collateral if the market value of the securities falls below the repurchase price at any time during the term of the repurchase agreement; the Fund does not have the right to seek additional collateral in the case of purchase and sale contracts. In the event of default by the seller under a repurchase agreement construed to be a collateralized loan, the underlying securities are not owned by the Fund but only constitute collateral for the seller's obligation to pay the repurchase price. Therefore, the Fund may suffer time delays and incur costs or possible losses in connection with disposition of the collateral.

        A purchase and sale contract differs from a repurchase agreement in that the contract arrangements stipulate that securities are owned by the Fund. In the event of a default under such a repurchase agreement or under a purchase and sale contract, instead of the contractual fixed rate, the rate of return to the Fund would be dependent upon intervening fluctuations of the market values of such securities and the accrued interest on the securities. In such event, the Fund would have rights against the seller for breach of contract with respect to any losses arising from market fluctuations following the failure of the seller to perform. A Fund may not invest in repurchase agreements or purchase and sale contracts maturing in more than seven days if such investments, together with the Fund's other illiquid investments, would exceed 15% of the Fund's net assets.

        Illiquid or Restricted Securities. Each Fund may invest up to 15% of its net assets in securities that lack an established secondary trading market or otherwise are considered illiquid. Liquidity of a security relates to the ability to dispose easily of the security and the price to be obtained upon disposition of the security, which may be less than would be obtained for a comparable more liquid security. Illiquid securities may trade at a discount from comparable, more liquid investments. Investment of a Fund's assets in illiquid securities may restrict the ability of the Fund to dispose of its investments in a timely fashion and for a fair price as well as its ability to take advantage of market opportunities. The risks associated with illiquidity will be particularly acute where a Fund's operations require cash, such as when the Fund redeems shares or pays dividends, and could result in the Fund borrowing to meet short term cash requirements or incurring capital losses on the sale of illiquid investments.

        A Fund may invest in securities that are not registered ("restricted securities") under the Securities Act of 1933, as amended (the "Securities Act"). Restricted securities may be sold in private placement transactions between issuers and their purchasers and may be neither listed on an exchange nor traded in other established markets. In many cases, privately placed securities may not be freely transferable under the laws of the applicable jurisdiction or due to contractual restrictions on resale. As a result of the absence of a public trading market, privately placed securities may be less liquid and more difficult to value than publicly traded securities. To the extent that privately placed securities may be resold in privately negotiated transactions, the prices realized from the sales, due to illiquidity, could be less than those originally paid by the Fund or less than their fair market value. In addition, issuers whose securities are not publicly traded may not be subject to the disclosure and other investor protection requirements that may be applicable if their securities were publicly traded. If any privately placed securities held by a Fund are required to be registered under the securities laws of one or more jurisdictions before being resold, the Fund may be required to bear the expenses of registration. Certain of the Fund's investments in private placements may consist of direct investments and may include investments in smaller, less seasoned issuers, which may involve greater risks. These issuers may have limited product lines, markets or financial resources, or they may be dependent on a limited management group. In making investments in such securities, a Fund may obtain access to material nonpublic information, which may restrict the Fund's ability to conduct portfolio transactions in such securities.

        144A Securities. A Fund may purchase restricted securities that can be offered and sold to "qualified institutional buyers" under Rule 144A under the Securities Act. The Directors have determined to treat as liquid Rule 144A securities that are either freely tradable in their primary markets offshore or have been determined to be liquid in accordance with the policies and procedures adopted by the Fund's Directors. The Directors have adopted guidelines and delegated to the Manager the daily function of determining and monitoring liquidity of restricted securities. The Directors, however, will retain sufficient oversight and be ultimately responsible for the determinations. Since it is not possible to predict with assurance exactly how this market for restricted securities sold and offered under Rule 144A will continue to develop, the Directors will carefully monitor a Fund's investments in these securities. This investment practice could have the effect of increasing the level of illiquidity in a Fund to the extent that qualified institutional buyers become for a time uninterested in purchasing these securities.

        Initial Public Offering Risk. The volume of initial public offerings and the levels at which the newly issued stocks trade in the secondary market are affected by the performance of the stock market overall. If initial public offerings are brought to the market, availability may be limited and the Fund may not be able to buy any shares at the offering price, or if it is able to buy shares, it may not be able to buy as many shares at the offering price as it would like. In addition, the prices of securities involved in initial public offerings are often subject to greater and more unpredictable price changes than more established stocks.

        Securities of Smaller or Emerging Growth Companies. Investment in smaller or emerging growth companies involves greater risk than is customarily associated with investments in more established companies. The securities of smaller or emerging growth companies may be subject to more abrupt or erratic market movements than larger, more established companies or the market average in general. These companies may have limited product lines, markets or financial resources, or they may be dependent on a limited management group.

        While smaller or emerging growth company issuers may offer greater opportunities for capital appreciation than large cap issuers, investments in smaller or emerging growth companies may involve greater risks and thus may be considered speculative. Fund management believes that properly selected companies of this type have the potential to increase their earnings or market valuation at a rate substantially in excess of the general growth of the economy. Full development of these companies and trends frequently takes time.

        Small cap and emerging growth securities will often be traded only in the over-the-counter market or on a regional securities exchange and may not be traded every day or in the volume typical of trading on a national securities exchange. As a result, the disposition by a Fund of portfolio securities to meet redemptions or otherwise may require the Fund to make many small sales over a lengthy period of time, or to sell these securities at a discount from market prices or during periods when, in Fund management's judgment, such disposition is not desirable.

        While the process of selection and continuous supervision by Fund management does not, of course, guarantee successful investment results, it does provide access to an asset class not available to the average individual due to the time and cost involved. Careful initial selection is particularly important in this area as many new enterprises have promise but lack certain of the fundamental factors necessary to prosper. Investing in small and emerging growth companies requires specialized research and analysis. In addition, many investors cannot invest sufficient assets in such companies to provide wide diversification.

        Small companies are generally little known to most individual investors although some may be dominant in their respective industries. Fund management believes that relatively small companies will continue to have the opportunity to develop into significant business enterprises. A Fund may invest in securities of small issuers in the relatively early stages of business development which have a new technology, a unique or proprietary product or service, or a favorable market position. Such companies may not be counted upon to develop into major industrial companies, but Fund management believes that eventual recognition of their special value characteristics by the investment community can provide above-average long-term growth to the portfolio.

        Equity securities of specific small cap issuers may present different opportunities for long-term capital appreciation during varying portions of economic or securities markets cycles, as well as during varying stages of their business development. The market valuation of small cap issuers tends to fluctuate during economic or market cycles, presenting attractive investment opportunities at various points during these cycles.

        Smaller companies, due to the size and kinds of markets that they serve, may be less susceptible than large companies to intervention from the Federal government by means of price controls, regulations or litigation.

        Debt Securities. Debt securities, such as bonds, involve credit risk. This is the risk that the issuer will not make timely payments of principal and interest. The degree of credit risk depends on the issuer's financial condition and on the terms of the bonds. This risk is reduced to the extent a Fund limits its debt investments to U.S. Government securities. All debt securities, however, are subject to interest rate risk. This is the risk that the value of the security may fall when interest rates rise. In general, the market price of debt securities with longer maturities will go up or down more in response to changes in interest rates than the market price of shorter term securities.

        Junk Bonds. Junk bonds are debt securities that are rated below investment grade by the major rating agencies or are unrated securities that Fund management believes are of comparable quality. Although junk bonds generally pay higher rates of interest than investment grade bonds, they are high risk investments that may cause income and principal losses for a Fund. The major risks in junk bond investments include the following:

        . Junk bonds may be issued by less creditworthy companies. These securities are vulnerable to adverse changes in the issuer's industry and to general economic conditions. Issuers of junk bonds may be unable to meet their interest or principal payment obligations because of an economic downturn, specific issuer developments or the unavailability of additional financing.

        . The issuers of junk bonds may have a larger amount of outstanding debt relative to their assets than issuers of investment grade bonds. If the issuer experiences financial stress, it may be unable to meet its debt obligations. The issuer's ability to pay its debt obligations also may be lessened by specific issuer developments, or the unavailability of additional financing.

        . Junk bonds are frequently ranked junior to claims by other creditors. If the issuer cannot meet its obligations, the senior obligations are generally paid off before the junior obligations.

        . Junk bonds frequently have redemption features that permit an issuer to repurchase the security o from a Fund before it matures. If an issuer redeems the junk bonds, a Fund may have to invest the proceeds in bonds with lower yields and may lose income.

        . Prices of junk bonds are subject to extreme price fluctuations. Negative economic developments o may have a greater impact on the prices of junk bonds than on other higher rated fixed income securities.

        . Junk bonds may be less liquid than higher rated fixed income securities even under normal economic conditions. There are fewer dealers in the junk bond market, and there may be significant differences in the prices quoted for junk bonds by the dealers. Because they are less liquid, judgment may play a greater role in valuing certain of a Fund's portfolio securities than in the case of securities trading in a more liquid market.

        . A Fund may incur expenses to the extent necessary to seek recovery upon default or to negotiate new terms with a defaulting issuer.

        Corporate Loans. A Fund can invest in corporate loans. Commercial banks and other financial institutions make corporate loans to companies that need capital to grow or restructure. Borrowers generally pay interest on corporate loans at rates that change in response to changes in market interest rates such as the London Interbank Offered Rate ("LIBOR") or the prime rate of U.S. banks. As a result, the value of corporate loan investments is generally less responsive to shifts in market interest rates. Because the trading market for corporate loans is less developed than the secondary market for bonds and notes, a Fund may experience difficulties from time to time in selling its corporate loans. Borrowers frequently provide collateral to secure repayment of these obligations. Leading financial institutions often act as agent for a broader group of lenders, generally referred to as a "syndicate". The syndicate's agent arranges the corporate loans, holds collateral and accepts payments of principal and interest. If the agent developed financial problems, a Fund may not recover its investment, or there might be a delay in the Fund's recovery. By investing in a corporate loan, a Fund becomes a member of the syndicate.

        Distressed Securities. A Fund may invest in securities, including corporate loans purchased in the secondary market, which are the subject of bankruptcy proceedings or otherwise in default as to the repayment of principal and/or interest at the time of acquisition by the Fund or are rated in the lower rating categories (Ca or lower by Moody's Investors Service, Inc. ("Moody's") and CC or lower by Standard & Poor's ("S&P")) or which, if unrated, are in the judgment of the Manager of equivalent quality ("Distressed Securities"). Investment in Distressed Securities is speculative and involves significant risks.

        A Fund will generally make such investments only when the Manager believes it is reasonably likely that the issuer of the Distressed Securities will make an exchange offer or will be the subject of a plan of reorganization pursuant to which the Fund will receive new securities. However, there can be no assurance that such an exchange offer will be made or that such a plan of reorganization will be adopted. In addition, a significant period of time may pass between the time at which a Fund makes its investment in Distressed Securities and the time that any such exchange offer or plan of reorganization is completed. During this period, it is unlikely that a Fund will receive any interest payments on the Distressed Securities, the Fund will be subject to significant uncertainty as to whether or not the exchange offer or plan of reorganization will be completed and the Fund may be required to bear certain extraordinary expenses to protect and recover its investment. Even if an exchange offer is made or plan of reorganization is adopted with respect to Distressed Securities held by a Fund, there can be no assurance that the securities or other assets received by a Fund in connection with such exchange offer or plan of reorganization will not have a lower value or income potential than may have been anticipated when the investment was made. Moreover, any securities received by a Fund upon completion of an exchange offer or plan of reorganization may be restricted as to resale. As a result of a Fund's participation in negotiations with respect to any exchange offer or plan of reorganization with respect to an issuer of Distressed Securities, the Fund may be restricted from disposing of such securities.

        Mortgage-Backed Securities. Investing in mortgage-backed securities involves certain unique risks in addition to those generally associated with investing in the real estate industry in general. These unique risks include the failure of a party to meet its commitments under the related operative documents, adverse interest rate changes and the effects of prepayments on mortgage cash flows. Mortgage-backed securities are "pass-through" securities, meaning that principal and interest payments made by the borrower on the underlying mortgages are passed through to a Fund. The value of mortgage-backed securities, like that of traditional fixed-income securities, typically increases when interest rates fall and decreases when interest rates rise. However, mortgage-backed securities differ from traditional fixed-income securities because of their potential for prepayment without penalty. The price paid by a Fund for its mortgage backed securities, the yield the Fund expects to receive from such securities and the average life of the securities are based on a number of factors, including the anticipated rate of prepayment of the underlying mortgages. In a period of declining interest rates, borrowers may prepay the underlying mortgages more quickly than anticipated, thereby reducing the yield to maturity and the average life of the mortgage-backed securities. Moreover, when a Fund reinvests the proceeds of a prepayment in these circumstances, it will likely receive a rate of interest that is lower than the rate on the security that was prepaid.

        To the extent that a Fund purchases mortgage-backed securities at a premium, mortgage foreclosures and principal prepayments may result in a loss to the extent of the premium paid. If a Fund buys such securities at a discount, both scheduled payments of principal and unscheduled prepayments will increase current and total returns and will accelerate the recognition of income which, when distributed to shareholders, will be taxable as ordinary income. In a period of rising interest rates, prepayments of the underlying mortgages may occur at a slower than expected rate, creating maturity extension risk. This particular risk may effectively change a security that was considered short or intermediate-term at the time of purchase into a long-term security. Since long-term securities generally fluctuate more widely in response to changes in interest rates than shorter-term securities, maturity extension risk could increase the inherent volatility of the Fund. Under certain interest rate and prepayment scenarios, a Fund may fail to recoup fully its investment in mortgage-backed securities notwithstanding any direct or indirect governmental or agency guarantee.

        Asset-Backed Securities. Asset-backed securities are "pass-through" securities, meaning that principal and interest payments made by the borrower on the underlying assets (such as credit card receivables) are passed through to a Fund. The value of asset-backed securities, like that of traditional fixed-income securities, typically increases when interest rates fall and decreases when interest rates rise. However, asset-backed securities differ from traditional fixed-income securities because of their potential for prepayment. The price paid by a Fund for its asset-backed securities, the yield the Fund expects to receive from such securities and the average life of the securities are based on a number of factors, including the anticipated rate of prepayment of the underlying assets. In a period of declining interest rates, borrowers may prepay the underlying assets more quickly than anticipated, thereby reducing the yield to maturity and the average life of the asset-backed securities. Moreover, when a Fund reinvests the proceeds of a prepayment in these circumstances, it will likely receive a rate of interest that is lower than the rate on the security that was prepaid. To the extent that a Fund purchases asset-backed securities at a premium, prepayments may result in a loss to the extent of the premium paid. If a Fund buys such securities at a discount, both scheduled payments and unscheduled prepayments will increase current and total returns and will accelerate the recognition of income which, when distributed to shareholders, will be taxable as ordinary income. In a period of rising interest rates, prepayments of the underlying assets may occur at a slower than expected rate, creating maturity extension risk. This particular risk may effectively change a security that was considered short or intermediate-term at the time of purchase into a longer term security. Since longer term securities generally fluctuate more widely in response to changes in interest rates than shorter term securities, maturity extension risk could increase the inherent volatility of the Fund.

        Asset-Based Securities. Certain Funds may invest in debt, preferred or convertible securities, the principal amount, redemption terms or conversion terms of which are related to the market price of some natural resource asset such as gold bullion. For the purposes of a Fund's investment policies, these securities are referred to as "asset-based securities." A Fund will purchase only asset-based securities that are rated, or are issued by issuers that have outstanding debt obligations rated, investment grade (that is AAA, AA, A or BBB by S&P or Aaa, Aa, A or Baa by Moody's or commercial paper rated A-1 by S&P or Prime-1 by Moody's) or of issuers that the Manager has determined to be of similar creditworthiness. Obligations ranked in the fourth highest rating category, while considered "investment grade," may have certain speculative characteristics and may be more likely to be downgraded than securities rated in the three highest rating categories. If the asset-based security is backed by a bank letter of credit or other similar facility, the Manager may take such backing into account in determining the creditworthiness of the issuer. While the market prices for an asset-based security and the related natural resource asset generally are expected to move in the same direction, there may not be perfect correlation in the two price movements. Asset-based securities may not be secured by a security interest in or claim on the underlying natural resource asset. The asset-based securities in which a Fund may invest may bear interest or pay preferred dividends at below market (or even relatively nominal) rates. As an example, assume gold is selling at a market price of $300 per ounce and an issuer sells a $1,000 face amount gold-related note with a seven-year maturity, payable at maturity at the greater of either $1,000 in cash or the then market price of three ounces of gold. If at maturity, the market price of gold is $400 per ounce, the amount payable on the note would be $1,200. Certain asset-based securities may be payable at maturity in cash at the stated principal amount or, at the option of the holder, directly in a stated amount of the asset to which it is related. In such instance, because no Fund presently intends to invest directly in natural resource assets, a Fund would sell the asset-based security in the secondary market, to the extent one exists, prior to maturity if the value of the stated amount of the asset exceeds the stated principal amount and thereby realize the appreciation in the underlying asset.

        Precious Metal-Related Securities. A Fund may invest in the equity securities of companies that explore for, extract, process or deal in precious metals, i.e., gold, silver and platinum, and in asset-based securities indexed to the value of such metals. Such securities may be purchased when they are believed to be attractively priced in relation to the value of a company's precious metal-related assets or when the values of precious metals are expected to benefit from inflationary pressure or other economic, political or financial uncertainty or instability. Based on historical experience, during periods of economic or financial instability the securities of companies involved in precious metals may be subject to extreme price fluctuations, reflecting the high volatility of precious metal prices during such periods. In addition, the instability of precious metal prices may result in volatile earnings of precious metal-related companies, which may, in turn, affect adversely the financial condition of such companies.

        The major producers of gold include the Republic of South Africa, Russia, Canada, the United States, Brazil and Australia. Sales of gold by Russia are largely unpredictable and often relate to political and economic considerations rather than to market forces. Economic, financial, social and political factors within South Africa may significantly affect South African gold production.

FOREIGN INVESTMENT RISKS

        Foreign Market Risk. Funds that may invest in foreign securities offer the potential for more diversification than a Fund that invests only in the United States because securities traded on foreign markets have often (though not always) performed differently than securities in the United States. However, such investments involve special risks not present in U.S. investments that can increase the chances that a Fund will lose money. In particular, a Fund is subject to the risk that, because there are generally fewer investors on foreign exchanges and a smaller number of shares traded each day, it may be difficult for the Fund to buy and sell securities on those exchanges. In addition, prices of foreign securities may fluctuate more than prices of securities traded in the United States.

        Foreign Economy Risk. The economies of certain foreign markets often do not compare favorably with that of the United States with respect to such issues as growth of gross national product, reinvestment of capital, resources, and balance of payments position. Certain such economies may rely heavily on particular industries or foreign capital and are more vulnerable to diplomatic developments, the imposition of economic sanctions against a particular country or countries, changes in international trading patterns, trade barriers, and other protectionist or retaliatory measures. Investments in foreign markets may also be adversely affected by governmental actions such as the imposition of capital controls, nationalization of companies or industries, expropriation of assets, or the imposition of punitive taxes. In addition, the governments of certain countries may prohibit or impose substantial restrictions on foreign investing in their capital markets or in certain industries. Any of these actions could severely affect security prices, impair a Fund's ability to purchase or sell foreign securities or transfer the Fund's assets or income back into the United States, or otherwise adversely affect a Fund's operations. Other foreign market risks include foreign exchange controls, difficulties in pricing securities, defaults on foreign government securities, difficulties in enforcing favorable legal judgments in foreign courts, and political and social instability. Legal remedies available to investors in certain foreign countries may be less extensive than those available to investors in the United States or other foreign countries.

        Currency Risk and Exchange Risk. Securities in which a Fund invests may be denominated or quoted in currencies other than the U.S. dollar. Changes in foreign currency exchange rates will affect the value of a Fund's portfolio. Generally, when the U.S. dollar rises in value against a foreign currency, a security denominated in that currency loses value because the currency is worth fewer U.S. dollars. Conversely, when the U.S. dollar decreases in value against a foreign currency, a security denominated in that currency gains value because the currency is worth more U.S. dollars. This risk, generally known as "currency risk," means that a stronger U.S. dollar will reduce returns for U.S. investors while a weak U.S. dollar will increase those returns.

        Governmental Supervision and Regulation/Accounting Standards. Many foreign governments supervise and regulate stock exchanges, brokers and the sale of securities less than does the United States. Some countries may not have laws to protect investors comparable to the U.S. securities laws. For example, some foreign countries may have no laws or rules against insider trading. Insider trading occurs when a person buys or sells a company's securities based on nonpublic information about that company. Accounting standards in other countries are not necessarily the same as in the United States. If the accounting standards in another country do not require as much detail as U.S. accounting standards, it may be harder for Fund management to completely and accurately determine a company's financial condition. Also, brokerage commissions and other costs of buying or selling securities often are higher in foreign countries than they are in the United States. This reduces the amount a Fund can earn on its investments.

        Certain Risks of Holding Fund Assets Outside the United States. A Fund generally holds its foreign securities and cash in foreign banks and securities depositories. Some foreign banks and securities depositories may be recently organized or new to the foreign custody business. In addition, there may be limited or no regulatory oversight over their operations. Also, the laws of certain countries may put limits on a Fund's ability to recover its assets if a foreign bank or depository or issuer of a security or any of their agents goes bankrupt. In addition, it is often more expensive for a Fund to buy, sell and hold securities in certain foreign markets than in the United States. The increased expense of investing in foreign markets reduces the amount a Fund can earn on its investments and typically results in a higher operating expense ratio for the Fund as compared to investment companies that invest only in the United States.

        Settlement Risk. Settlement and clearance procedures in certain foreign markets differ significantly from those in the United States. Foreign settlement procedures and trade regulations also may involve certain risks (such as delays in payment for or delivery of securities) not typically generated by the settlement of U.S. investments. Communications between the United States and emerging market countries may be unreliable, increasing the risk of delayed settlements or losses of security certificates. Settlements in certain foreign countries at times have not kept pace with the number of securities transactions; these problems may make it difficult for a Fund to carry out transactions. If a Fund cannot settle or is delayed in settling a purchase of securities, it may miss attractive investment opportunities and certain of its assets may be uninvested with no return earned thereon for some period. If a Fund cannot settle or is delayed in settling a sale of securities, it may lose money if the value of the security then declines or, if it has contracted to sell the security to another party, the Fund could be liable to that party for any losses incurred.

        Dividends or interest on, or proceeds from the sale of, foreign securities may be subject to foreign withholding taxes.

        Investment in Emerging Markets. Certain Funds may invest in the securities of issuers domiciled in various countries with emerging capital markets. Specifically, a country with an emerging capital market is any country that the World Bank, the International Finance Corporation, the United Nations or its authorities has determined to have a low or middle income economy. Countries with emerging markets can be found in regions such as Asia, Latin America, Eastern Europe and Africa.

        Investments in the securities of issuers domiciled in countries with emerging capital markets involve certain additional risks not involved in investments in securities of issuers in more developed capital markets, such as
(i) low or non-existent trading volume, resulting in a lack of liquidity and increased volatility in prices for such securities, as compared to securities of comparable issuers in more developed capital markets, (ii) uncertain national policies and social, political and economic instability, increasing the potential for expropriation of assets, confiscatory taxation, high rates of inflation or unfavorable diplomatic developments, (iii) possible fluctuations in exchange rates, differing legal systems and the existence or possible imposition of exchange controls, custodial restrictions or other foreign or U.S. governmental laws or restrictions applicable to such investments, (iv) national policies that may limit a Fund's investment opportunities such as restrictions on investment in issuers or industries deemed sensitive to national interests, and (v) the lack or relatively early development of legal structures governing private and foreign investments and private property. In addition to withholding taxes on investment income, some countries with emerging markets may impose differential capital gains taxes on foreign investors.

        Such capital markets are emerging in a dynamic political and economic environment brought about by events over recent years that have reshaped political boundaries and traditional ideologies. In such a dynamic environment, there can be no assurance that these capital markets will continue to present viable investment opportunities for a Fund. In the past, governments of such nations have expropriated substantial amounts of private property, and most claims of the property owners have never been fully settled. There is no assurance that such expropriations will not reoccur. In such an event, it is possible that a Fund could lose the entire value of its investments in the affected markets.

        Also, there may be less publicly available information about issuers in emerging markets than would be available about issuers in more developed capital markets, and such issuers may not be subject to accounting, auditing and financial reporting standards and requirements comparable to those to which U.S. companies are subject. In certain countries with emerging capital markets, reporting standards vary widely. As a result, traditional investment measurements used in the United States, such as price/earnings ratios, may not be applicable. Emerging market securities may be substantially less liquid and more volatile than those of mature markets, and companies may be held by a limited number of persons. This may adversely affect the timing and pricing of the Fund's acquisition or disposal of securities.

        Practices in relation to settlement of securities transactions in emerging markets involve higher risks than those in developed markets, in part because a Fund will need to use brokers and counterparties that are less well capitalized, and custody and registration of assets in some countries may be unreliable. The possibility of fraud, negligence, undue influence being exerted by the issuer or refusal to recognize ownership exists in some emerging markets, and, along with other factors, could result in ownership registration being completely lost. A Fund would absorb any loss resulting from such registration problems and may have no successful claim for compensation.

        Restrictions on Certain Investments. A number of publicly traded closed-end investment companies have been organized to facilitate indirect foreign investment in developing countries, and certain of such countries, such as Thailand, South Korea, Chile and Brazil have specifically authorized such funds. There also are investment opportunities in certain of such countries in pooled vehicles that resemble open-end investment companies. In accordance with the Investment Company Act, a Fund may invest up to 10% of its total assets in securities of other investment companies, not more than 5% of which may be invested in any one such company. In addition, under the Investment Company Act, a Fund may not own more than 3% of the total outstanding voting stock of any investment company. These restrictions on investments in securities of investment companies may limit opportunities for a Fund to invest indirectly in certain developing countries. Shares of certain investment companies may at times be acquired only at market prices representing premiums to their net asset values. If a Fund acquires shares of other investment companies, shareholders would bear both their proportionate share of expenses of the Fund (including management and advisory fees) and, indirectly, the expenses of such other investment companies.

        Risks of Investing in Asia-Pacific Countries. In addition to the risks of foreign investing and the risks of investing in developing markets, the developing market Asia-Pacific countries in which a Fund may invest are subject to certain additional or specific risks. Certain Funds may make substantial investments in Asia-Pacific countries. There is a high concentration of market capitalization and trading volume in a small number of issuers representing a limited number of industries, as well as a high concentration of investors and financial intermediaries. Many of these markets also may be affected by developments with respect to more established markets in the region such as in Japan and Hong Kong. Brokers in developing market Asia-Pacific countries typically are fewer in number and less well capitalized than brokers in the United States. These factors, combined with the U.S. regulatory requirements for open-end investment companies and the restrictions on foreign investment discussed below, result in potentially fewer investment opportunities for a Fund and may have an adverse impact on the investment performance of the Fund.

        Many of the developing market Asia-Pacific countries may be subject to a greater degree of economic, political and social instability than is the case in the United States and Western European countries. Such instability may result from, among other things: (i) authoritarian governments or military involvement in political and economic decision-making, including changes in government through extra-constitutional means; (ii) popular unrest associated with demands for improved political, economic and social conditions; (iii) internal insurgencies; (iv) hostile relations with neighboring countries; and (v) ethnic, religious and racial disaffection. In addition, the governments of many of such countries, such as Indonesia, have a heavy role in regulating and supervising the economy. Another risk common to most such countries is that the economy is heavily export oriented and, accordingly, is dependent upon international trade. The existence of overburdened infrastructure and obsolete financial systems also present risks in certain countries, as do environmental problems. Certain economies also depend to a significant degree upon exports of primary commodities and, therefore, are vulnerable to changes in commodity prices which, in turn, may be affected by a variety of factors.

        The legal systems in certain developing market Asia-Pacific countries also may have an adverse impact on the Fund. For example, while the potential liability of a shareholder in a U.S. corporation with respect to acts of the corporation is generally limited to the amount of the shareholder's investment, the notion of limited liability is less clear in certain emerging market Asia-Pacific countries. Similarly, the rights of investors in developing market Asia-Pacific companies may be more limited than those of shareholders of U.S. corporations. It may be difficult or impossible to obtain and/or enforce a judgment in a developing market Asia-Pacific country.

        Governments of many developing market Asia-Pacific countries have exercised and continue to exercise substantial influence over many aspects of the private sector. In certain cases, the government owns or controls many companies, including the largest in the country. Accordingly, government actions in the future could have a significant effect on economic conditions in developing market Asia-Pacific countries, which could affect private sector companies and a Fund itself, as well as the value of securities in the Fund's portfolio. In addition, economic statistics of developing market Asia-Pacific countries may be less reliable than economic statistics of more developed nations.

        In addition to the relative lack of publicly available information about developing market Asia-Pacific issuers and the possibility that such issuers may not be subject to the same accounting, auditing and financial reporting standards as U.S. companies, inflation accounting rules in some developing market Asia-Pacific countries require companies that keep accounting records in the local currency, for both tax and accounting purposes, to restate certain assets and liabilities on the company's balance sheet in order to express items in terms of currency of constant purchasing power. Inflation accounting may indirectly generate losses or profits for certain developing market Asia-Pacific companies.

        Satisfactory custodial services for investment securities may not be available in some developing Asia-Pacific countries, which may result in the Fund incurring additional costs and delays in providing transportation and custody services for such securities outside such countries.

        Certain developing Asia-Pacific countries, such as the Philippines, India and Turkey, are especially large debtors to commercial banks and foreign governments.

        Fund management may determine that, notwithstanding otherwise favorable investment criteria, it may not be practicable or appropriate to invest in a particular developing Asia-Pacific country. A Fund may invest in countries in which foreign investors, including management of the Fund, have had no or limited prior experience.

        Restrictions on Foreign Investments in Asia-Pacific Countries. Some developing Asia-Pacific countries prohibit or impose substantial restrictions on investments in their capital markets, particularly their equity markets, by foreign entities such as a Fund. As illustrations, certain countries may require governmental approval prior to investments by foreign persons or limit the amount of investment by foreign persons in a particular company or limit the investment by foreign persons to only a specific class of securities of a company which may have less advantageous terms (including price) than securities of the company available for purchase by nationals. There can be no assurance that a Fund will be able to obtain required governmental approvals in a timely manner. In addition, changes to restrictions on foreign ownership of securities subsequent to a Fund's purchase of such securities may have an adverse effect on the value of such shares. Certain countries may restrict investment opportunities in issuers or industries deemed important to national interests.

        The manner in which foreign investors may invest in companies in certain developing Asia-Pacific countries, as well as limitations on such investments, also may have an adverse impact on the operations of a Fund. For example, a Fund may be required in certain of such countries to invest initially through a local broker or other entity and then have the shares purchased re-registered in the name of the Fund. Re-registration may in some instances not be able to occur on a timely basis, resulting in a delay during which a Fund may be denied certain of its rights as an investor, including rights as to dividends or to be made aware of certain corporate actions. There also may be instances where a Fund places a purchase order but is subsequently informed, at the time of re-registration, that the permissible allocation of the investment to foreign investors has been filled, depriving the Fund of the ability to make its desired investment at that time.

        Substantial limitations may exist in certain countries with respect to a Fund's ability to repatriate investment income, capital or the proceeds of sales of securities by foreign investors. A Fund could be adversely affected by delays in, or a refusal to grant, any required governmental approval for repatriation of capital, as well as by the application to the Fund of any restrictions on investments. For example, in September 1998, Malaysia imposed currency controls that limited a Fund's ability to repatriate proceeds of Malaysian investments. It is possible that Malaysia, or certain other countries may impose similar restrictions or other restrictions relating to their currencies or to securities of issuers in those countries. To the extent that such restrictions have the effect of making certain investments illiquid, securities may not be available to meet redemptions. Depending on a variety of financial factors, the percentage of a Fund's portfolio subject to currency controls may increase. In the event other countries impose similar controls, the portion of the Fund's assets that may be used to meet redemptions may be further decreased. Even where there is no outright restriction on repatriation of capital, the mechanics of repatriation may affect certain aspects of the operations of a Fund. For example, funds may be withdrawn from the People's Republic of China only in U.S. or Hong Kong dollars and only at an exchange rate established by the government once each week.

        In certain countries, banks or other financial institutions may be among the leading companies or have actively traded securities. The Investment Company Act restricts a Fund's investments in any equity securities of an issuer which, in its most recent fiscal year, derived more than 15% of its revenues from "securities related activities," as defined by the rules thereunder. These provisions may restrict a Fund's investments in certain foreign banks and other financial institutions.

        Depositary Receipts. A Fund may invest in the securities of foreign issuers in the form of Depositary Receipts or other securities convertible into securities of foreign issuers. Depositary Receipts may not necessarily be denominated in the same currency as the underlying securities into which they may be converted. American Depositary Receipts ("ADRs") are receipts typically issued by an American bank or trust company that evidence ownership of underlying securities issued by a foreign corporation. European Depositary Receipts ("EDRs") are receipts issued in Europe that evidence a similar ownership arrangement. Global Depositary Receipts ("GDRs") are receipts issued throughout the world that evidence a similar arrangement. Generally, ADRs, in registered form, are designed for use in the U.S. securities markets, and EDRs, in bearer form, are designed for use in European securities markets. GDRs are tradable both in the United States and in Europe and are designed for use throughout the world. A Fund may invest in unsponsored Depositary Receipts. The issuers of unsponsored Depositary Receipts are not obligated to disclose material information in the United States, and, therefore, there may be less information available regarding such issuers and there may not be a correlation between such information and the market value of the Depositary Receipts.

        Supranational Entities. A Fund may invest in debt securities of supranational entities as defined above. Examples include the International Bank for Reconstruction and Development (the World Bank), the European Steel and Coal Community, the Asian Development Bank and the Inter-American Development Bank. The government members, or "stockholders," usually make initial capital contributions to the supranational entity and in many cases are committed to make additional capital contributions if the supranational entity is unable to repay its borrowings.

        Sovereign Debt. Investment in sovereign debt can involve a high degree of risk. The governmental entity that controls the repayment of sovereign debt may not be able or willing to repay the principal and/or interest when due in accordance with the terms of such debt. A governmental entity's willingness or ability to repay principal and interest due in a timely manner may be affected by, among other factors, its cash flow situation, the extent of its foreign reserves, the availability of sufficient foreign exchange on the date a payment is due, the relative size of the debt service burden to the economy as a whole, the government entity's policy towards the International Monetary Fund and the political constraints to which a government entity may be subject. Governmental entities may also be dependent on expected disbursements from foreign governments, multilateral agencies and others abroad to reduce principal and interest arrearages on their debt. The commitment on the part of these governments, agencies and others to make such disbursements may be conditioned on the implementation of economic reforms and/or economic performance and the timely service of such debtor's obligations. Failure to implement such reforms, achieve such levels of economic performance or repay principal or interest when due may result in the cancellation of such third parties' commitments to lend funds to the governmental entity, which may further impair such debtor's ability or willingness to timely service its debts. Consequently, governmental entities may default on their sovereign debt.

        Holders of sovereign debt may be requested to participate in the rescheduling of such debt and to extend further loans to government entities. In the event of a default by a governmental entity, there may be few or no effective legal remedies for collecting on such debt.

        Short Sales. Certain Funds may make short sales of securities, either as a hedge against potential declines in value of a portfolio security or to realize appreciation when a security that the Fund does not own declines in value. When a Fund makes a short sale, it borrows the security sold short and delivers it to the broker-dealer through which it made the short sale, as collateral for its obligation to deliver the security upon conclusion of the sale. A Fund may have to pay a fee to borrow particular securities and is often obligated to turn over any payments received on such borrowed securities to the lender of the securities.

        A Fund secures its obligation to replace the borrowed security by depositing collateral with the broker-dealer, usually in cash, U.S. Government securities or other liquid securities similar to those borrowed. With respect to the uncovered short positions, a Fund is required to deposit similar collateral with its custodian, if necessary, to the extent that the value of both collateral deposits in the aggregate is at all times equal to at least 100% of the current market value of the security sold short. Depending on arrangements made with the broker-dealer from which the Fund borrowed the security, regarding payment over of any payments received by the Fund on such security, a Fund may not receive any payments (including interest) on its collateral deposited with such broker-dealer.

        Because making short sales in securities that it does not own exposes a Fund to the risks associated with those securities, such short sales involve speculative exposure risk. As a result, if a Fund makes short sales in securities that increase in value, it will likely underperform similar mutual funds that do not make short sales in securities they do not own. A Fund will incur a loss as a result of a short sale if the price of the security increases between the date of the short sale and the date on which the Fund replaces the borrowed security. A Fund will realize a gain if the security declines in price between those dates. There can be no assurance that a Fund will be able to close out a short sale position at any particular time or at an acceptable price. Although a Fund's gain is limited to the price at which it sold the security short, its potential loss is limited only by the maximum attainable price of the security, less the price at which the security was sold and may, theoretically, be unlimited.

        A Fund may also make short sales "against the box" without being subject to such limitations. In this type of short sale, at the time of the sale, the Fund owns or has the immediate and unconditional right to acquire the identical security at no additional cost.

DERIVATIVES

        Each Fund may use instruments referred to as derivative securities ("Derivatives"). Derivatives are financial instruments the value of which is derived from another security, a commodity (such as gold or oil), a currency or an index (a measure of value or rates, such as the S&P 500 Index or the prime lending rate). Derivatives allow a Fund to increase or decrease the level of risk to which the Fund is exposed more quickly and efficiently than transactions in other types of instruments. Each Fund may use Derivatives for hedging purposes. Certain Funds may also use derivatives for speculative purposes. The use of a Derivative is speculative if the Fund is primarily seeking to achieve gains, rather than offset the risk of other positions. When the Fund invests in a Derivative for speculative purposes, the Fund will be fully exposed to the risks of loss of that Derivative, which may sometimes be greater than the Derivative's cost. No Fund may use any Derivative to gain exposure to an asset or class of assets that it would be prohibited by its investment restrictions from purchasing directly.

        Hedging. Hedging is a strategy in which a Derivative is used to offset the risks associated with other Fund holdings. Losses on the other investment may be substantially reduced by gains on a Derivative that reacts in an opposite manner to market movements. While hedging can reduce losses, it can also reduce or eliminate gains or cause losses if the market moves in a different manner than anticipated by the Fund or if the cost of the Derivative outweighs the benefit of the hedge. Hedging also involves the risk that changes in the value of the Derivative will not match those of the holdings being hedged as expected by a Fund, in which case any losses on the holdings being hedged may not be reduced or may be increased. The inability to close options and futures positions also could have an adverse impact on a Fund's ability to hedge effectively its portfolio. There is also a risk of loss by the Fund of margin deposits or collateral in the event of bankruptcy of a broker with whom the Fund has an open position in an option, a futures contract or a related option. There can be no assurance that a Fund's hedging strategies will be effective. No Fund is required to engage in hedging transactions and each Fund may choose not to do so.

        A Fund may use Derivative instruments and trading strategies including the following:

        Indexed and Inverse Securities. A Fund may invest in securities the potential return of which is based on an index or interest rate. As an illustration, a Fund may invest in a debt security that pays interest based on the current value of an interest rate index, such as the prime rate. A Fund may also invest in a debt security that returns principal at maturity based on the level of a securities index or a basket of securities, or based on the relative changes of two indices. In addition, certain Funds may invest in securities the potential return of which is based inversely on the change in an index or interest rate (that is, a security the value of which will move in the opposite direction of changes to an index or interest rate). For example, a Fund may invest in securities that pay a higher rate of interest when a particular index decreases and pay a lower rate of interest (or do not fully return principal) when the value of the index increases. If a Fund invests in such securities, it may be subject to reduced or eliminated interest payments or loss of principal in the event of an adverse movement in the relevant interest rate, index or indices. Indexed and inverse securities involve credit risk, and certain indexed and inverse securities may involve leverage risk, liquidity risk and currency risk. A Fund may invest in indexed and inverse securities for hedging purposes only or to increase returns. When used for hedging purposes, indexed and inverse securities involve correlation risk. (Furthermore, where such a security includes a contingent liability, in the event of such an adverse movement, a Fund may be required to pay substantial additional margin to maintain the position.)

        Swap Agreements. Certain Funds are authorized to enter into equity swap agreements, which are over-the-counter ("OTC") contracts in which one party agrees to make periodic payments based on the change in market value of a specified equity security, basket of equity securities or equity index in return for periodic payments based on a fixed or variable interest rate or the change in market value of a different equity security, basket of equity securities or equity index. Swap agreements may be used to obtain exposure to an equity or market without owning or taking physical custody of securities in circumstances in which direct investment is restricted by local law or is otherwise prohibited.

        A Fund will enter into an equity swap transaction only if, immediately following the time the Fund enters into the transaction, the aggregate notional principal amount of equity swap transactions to which the Fund is a party would not exceed 5% of the Fund's net assets.

        Swap agreements entail the risk that a party will default on its payment obligations to a Fund thereunder. A Fund will seek to lessen the risk to some extent by entering into a transaction only if the counterparty meets the current credit requirement for OTC option counterparties. Swap agreements also bear the risk that a Fund will not be able to meet its obligations to the counterparty. The Fund, however, will deposit in a segregated account with its custodian, liquid securities or cash or cash equivalents or other assets permitted to be so segregated by the Commission in an amount equal to or greater than the market value of the liabilities under the swap agreement or the amount it would cost the Fund initially to make an equivalent direct investment, plus or minus any amount the Fund is obligated to pay or is to receive under the swap agreement.

   Options on Securities and Securities Indices

        Purchasing Put Options. A Fund may purchase put options on securities held in its portfolio or on securities or interest rate indices that are correlated with securities held in its portfolio. When a Fund purchases a put option, in consideration for an upfront payment (the "option premium"), the Fund acquires a right to sell to another party specified securities owned by the Fund at a specified price (the "exercise price") on or before a specified date (the "expiration date"), in the case of an option on securities, or to receive from another party a payment based on the amount a specified securities index declines below a specified level on or before the expiration date, in the case of an option on a securities index. The purchase of a put option limits a Fund's risk of loss in the event of a decline in the market value of the portfolio holdings underlying the put option prior to the option's expiration date. If the market value of the portfolio holdings associated with the put option increases rather than decreases, however, the Fund will lose the option premium and will consequently realize a lower return on the portfolio holdings than would have been realized without the purchase of the put. Purchasing a put option may involve correlation risk, and may also involve liquidity and credit risk.

        Purchasing Call Options. A Fund may also purchase call options on securities it intends to purchase or securities or interest rate indices, which are correlated with the types of securities it intends to purchase. When a Fund purchases a call option, in consideration for the option premium the Fund acquires a right to purchase from another party specified securities at the exercise price on or before the expiration date, in the case of an option on securities, or to receive from another party a payment based on the amount a specified securities index increases beyond a specified level on or before the expiration date, in the case of an option on a securities index. The purchase of a call option may protect a Fund from having to pay more for a security as a consequence of increases in the market value for the security during a period when the Fund is contemplating its purchase, in the case of an option on a security, or attempting to identify specific securities in which to invest in a market the Fund believes to be attractive, in the case of an option on an index (an "anticipatory hedge"). In the event a Fund determines not to purchase a security underlying a call option, however, the Fund may lose the entire option premium. Purchasing a call option involves correlation risk, and may also involve liquidity and credit risk.

        A Fund is also authorized to purchase put or call options in connection with closing out put or call options it has previously sold. The profit or loss realized by a Fund from such a closing transaction will depend on whether the amount received is more or less than the premium paid for the option plus the related transaction costs.

        Writing Call Options. A Fund may write (i.e., sell) call options on securities held in its portfolio or securities indices the performance of which correlates with securities held in its portfolio. When a Fund writes a call option, in return for an option premium the Fund gives another party the right to buy specified securities owned by the Fund at the exercise price on or before the expiration date, in the case of an option on securities, or agrees to pay to another party an amount based on any gain in a specified securities index beyond a specified level on or before the expiration date, in the case of an option on a securities index. A Fund may write call options to earn income, through the receipt of option premiums. In the event the party to which a Fund has written an option fails to exercise its rights under the option because the value of the underlying securities is less than the exercise price, the Fund will partially offset any decline in the value of the underlying securities through the receipt of the option premium. By writing a call option, however, a Fund limits its ability to sell the underlying securities, and gives up the opportunity to profit from any increase in the value of the underlying securities beyond the exercise price, while the option remains outstanding. Writing a call option may involve correlation risk.

        Writing Put Options. A Fund may also write put options on securities or securities indices. When a Fund writes a put option, in return for an option premium the Fund gives another party the right to sell to the Fund a specified security at the exercise price on or before the expiration date, in the case of an option on a security, or agrees to pay to another party an amount based on any decline in a specified securities index below a specified level on or before the expiration date, in the case of an option on a securities index. A Fund may write put options to earn income, through the receipt of option premiums. In the event the party to which a Fund has written an option fails to exercise its rights under the option because the value of the underlying securities is greater than the exercise price, the Fund will profit by the amount of the option premium. By writing a put option, however, a Fund will be obligated to purchase the underlying security at a price that may be higher than the market value of the security at the time of exercise as long as the put option is outstanding, in the case of an option on a security, or make a cash payment reflecting any decline in the index, in the case of an option on an index. Accordingly, when a Fund writes a put option it is exposed to a risk of loss in the event the value of the underlying securities falls below the exercise price, which loss potentially may substantially exceed the amount of option premium received by the Fund for writing the put option. A Fund will write a put option on a security or a securities index only if the Fund would be willing to purchase the security at the exercise price for investment purposes (in the case of an option on a security) or is writing the put in connection with trading strategies involving combinations of options -- for example, the sale and purchase of options with identical expiration dates on the same security or index but different exercise prices (a technique called a "spread"). Writing a put option may involve substantial leverage risk.

        A Fund is also authorized to sell call or put options in connection with closing out call or put options it has previously purchased.

        Other than with respect to closing transactions, a Fund will only write call or put options that are "covered." A call or put option will be considered covered if a Fund has segregated assets with respect to such option in the manner described in "Risk Factors in Derivatives" below. A call option will also be considered covered if a Fund owns the securities it would be required to deliver upon exercise of the option (or, in the case of an option on a securities index, securities which substantially correlate with the performance of such index) or owns a call option, warrant or convertible instrument which is immediately exercisable for, or convertible into, such security.

        Types of Options. A Fund may engage in transactions in options on securities or securities indices on exchanges and in the over-the-counter markets. In general, exchange-traded options have standardized exercise prices and expiration dates and require the parties to post margin against their obligations, and the performance of the parties' obligations in connection with such options is guaranteed by the exchange or a related clearing corporation. OTC options have more flexible terms negotiated between the buyer and the seller, but generally do not require the parties to post margin and are subject to greater credit risk. OTC options also involve greater liquidity risk. See "Additional Risk Factors of OTC Transactions; Limitations on the Use of OTC Derivatives" below.

FUTURES

        A Fund may engage in transactions in futures and options thereon. Futures are standardized, exchange-traded contracts which obligate a purchaser to take delivery, and a seller to make delivery, of a specific amount of an asset at a specified future date at a specified price. No price is paid upon entering into a futures contract. Rather, upon purchasing or selling a futures contract a Fund is required to deposit collateral ("margin") equal to a percentage (generally less than 10%) of the contract value. Each day thereafter until the futures position is closed, the Fund will pay additional margin representing any loss experienced as a result of the futures position the prior day or be entitled to a payment representing any profit experienced as a result of the futures position the prior day. Futures involve substantial leverage risk.

        The sale of a futures contract limits a Fund's risk of loss through a decline in the market value of portfolio holdings correlated with the futures contract prior to the futures contract's expiration date. In the event the market value of the portfolio holdings correlated with the futures contract increases rather than decreases, however, a Fund will realize a loss on the futures position and a lower return on the portfolio holdings than would have been realized without the purchase of the futures contract.

        The purchase of a futures contract may protect a Fund from having to pay more for securities as a consequence of increases in the market value for such securities during a period when the Fund was attempting to identify specific securities in which to invest in a market the Fund believes to be attractive. In the event that such securities decline in value or a Fund determines not to complete an anticipatory hedge transaction relating to a futures contract, however, the Fund may realize a loss relating to the futures position.

        A Fund is also authorized to purchase or sell call and put options on futures contracts including financial futures and stock indices in connection with its hedging activities. Generally, these strategies would be used under the same market and market sector conditions (i.e., conditions relating to specific types of investments) in which the Fund entered into futures transactions. A Fund may purchase put options or write call options on futures contracts and stock indices rather than selling the underlying futures contract in anticipation of a decrease in the market value of its securities. Similarly, a Fund can purchase call options, or write put options on futures contracts and stock indices, as a substitute for the purchase of such futures to hedge against the increased cost resulting from an increase in the market value of securities which the Fund intends to purchase

        A Fund will limit transactions in futures and options on futures to financial futures contracts (i.e., contracts for which the underlying asset is a currency or securities or interest rate index) purchased or sold for hedging purposes (including anticipatory hedges). A Fund will further limit transactions in futures and options on futures to the extent necessary to prevent the Fund from being deemed a "commodity pool" under regulations of the Commodity Futures Trading Commission.

   Foreign Exchange Transactions

        A Fund may engage in spot and forward foreign exchange transactions and currency swaps, purchase and sell options on currencies and purchase and sell currency futures and related options thereon (collectively, "Currency Instruments") for purposes of hedging against the decline in the value of currencies in which its portfolio holdings are denominated against the U.S. dollar. Such transactions could be effected with respect to hedges on non-U.S. dollar denominated securities owned by a Fund, sold by a Fund but not yet delivered, or committed or anticipated to be purchased by a Fund. As an illustration, a Fund may use such techniques to hedge the stated value in U.S. dollars of an investment in a yen-denominated security. In such circumstances, for example, the Fund may purchase a foreign currency put option enabling it to sell a specified amount of yen for dollars at a specified price by a future date. To the extent the hedge is successful, a loss in the value of the yen relative to the dollar will tend to be offset by an increase in the value of the put option. To offset, in whole or in part, the cost of acquiring such a put option, the Fund may also sell a call option which, if exercised, requires it to sell a specified amount of yen for dollars at a specified price by a future date (a technique called a "straddle"). By selling such a call option in this illustration, the Fund gives up the opportunity to profit without limit from increases in the relative value of the yen to the dollar. "Straddles" of the type that may be used by a Fund are considered to constitute hedging transactions and are consistent with the policies described above. No Fund will attempt to hedge all of its foreign portfolio positions.

        Forward Foreign Exchange Transactions. Forward foreign exchange transactions are OTC contracts to purchase or sell a specified amount of a specified currency or multinational currency unit at a price and future date set at the time of the contract. Spot foreign exchange transactions are similar but require current, rather than future, settlement. A Fund will enter into foreign exchange transactions only for purposes of hedging either a specific transaction or a portfolio position. A Fund may enter into a foreign exchange transaction for purposes of hedging a specific transaction by, for example, purchasing a currency needed to settle a security transaction or selling a currency in which the Fund has received or anticipates receiving a dividend or distribution. A Fund may enter into a foreign exchange transaction for purposes of hedging a portfolio position by selling forward a currency in which a portfolio position of the Fund is denominated or by purchasing a currency in which the Fund anticipates acquiring a portfolio position in the near future. A Fund may also hedge portfolio positions through currency swaps, which are transactions in which one currency is simultaneously bought for a second currency on a spot basis and sold for the second currency on a forward basis. Forward foreign exchange transactions involve substantial currency risk, and also involve credit and liquidity risk.

        Currency Futures. A Fund may also hedge against the decline in the value of a currency against the U.S. dollar through use of currency futures or options thereon. Currency futures are similar to forward foreign exchange transactions except that futures are standardized, exchange-traded contracts. See "Futures" above. Currency futures involve substantial currency risk, and also involve leverage risk.

        Currency Options. A Fund may also hedge against the decline in the value of a currency against the U.S. dollar through the use of currency options. Currency options are similar to options on securities, but in consideration for an option premium the writer of a currency option is obligated to sell (in the case of a call option) or purchase (in the case of a put option) a specified amount of a specified currency on or before the expiration date for a specified amount of another currency. A Fund may engage in transactions in options on currencies either on exchanges or OTC markets. See "Types of Options" above and "Additional Risk Factors of OTC Transactions; Limitations on the Use of OTC Derivatives" below. Currency options involve substantial currency risk, and may also involve credit, leverage or liquidity risk.

        Limitations on Currency Hedging. A Fund will not speculate in Currency Instruments. Accordingly, a Fund will not hedge a currency in excess of the aggregate market value of the securities which it owns (including receivables for unsettled securities sales), or has committed to or anticipates purchasing, which are denominated in such currency. A Fund may, however, hedge a currency by entering into a transaction in a Currency Instrument denominated in a currency other than the currency being hedged (a "cross-hedge"). A Fund will only enter into a cross-hedge if the Manager believes that (i) there is a demonstrable high correlation between the currency in which the cross-hedge is denominated and the currency being hedged, and (ii) executing a cross-hedge through the currency in which the cross-hedge is denominated will be significantly more cost-effective or provide substantially greater liquidity than executing a similar hedging transaction by means of the currency being hedged.

        Risk Factors in Hedging Foreign Currency Risks. Hedging transactions involving Currency Instruments involve substantial risks, including correlation risk. While a Fund's use of Currency Instruments to effect hedging strategies is intended to reduce the volatility of the net asset value of the Fund's shares, the net asset value of the Fund's shares will fluctuate. Moreover, although Currency Instruments will be used with the intention of hedging against adverse currency movements, transactions in Currency Instruments involve the risk that anticipated currency movements will not be accurately predicted and that the Fund's hedging strategies will be ineffective. To the extent that a Fund hedges against anticipated currency movements that do not occur, the Fund may realize losses and decrease its total return as the result of its hedging transactions. Furthermore, a Fund will only engage in hedging activities from time to time and may not be engaging in hedging activities when movements in currency exchange rates occur.

        In connection with its trading in forward foreign currency contracts, a Fund will contract with a foreign or domestic bank, or foreign or domestic securities dealer, to make or take future delivery of a specified amount of a particular currency. There are no limitations on daily price moves in such forward contracts, and banks and dealers are not required to continue to make markets in such contracts. There have been periods during which certain banks or dealers have refused to quote prices for such forward contracts or have quoted prices with an unusually wide spread between the price at which the bank or dealer is prepared to buy and that at which it is prepared to sell. Governmental imposition of credit controls might limit any such forward contract trading. With respect to its trading of forward contracts, if any, a Fund will be subject to the risk of bank or dealer failure and the inability of, or refusal by, a bank or dealer to perform with respect to such contracts. Any such default would deprive the Fund of any profit potential or force the Fund to cover its commitments for resale, if any, at the then market price and could result in a loss to the Fund.

        It may not be possible for a Fund to hedge against currency exchange rate movements, even if correctly anticipated, in the event that (i) the currency exchange rate movement is so generally anticipated that the Fund is not able to enter into a hedging transaction at an effective price, or (ii) the currency exchange rate movement relates to a market with respect to which Currency Instruments are not available and it is not possible to engage in effective foreign currency hedging. The cost to a Fund of engaging in foreign currency transactions varies with such factors as the currencies involved, the length of the contract period and the market conditions then prevailing. Since transactions in foreign currency exchange usually are conducted on a principal basis, no fees or commissions are involved.

   Risk Factors in Derivatives

        Derivatives are volatile and involve significant risks, including:

                Credit Risk -- the risk that the counterparty on a Derivative transaction will be unable to honor its financial obligation to a Fund.

                Currency Risk -- the risk that changes in the exchange rate between two currencies will adversely affect the value (in U.S. dollar terms) of an investment.

                Leverage Risk -- the risk associated with certain types of investments or trading strategies (such as borrowing money to increase the amount of investments) that relatively small market movements may result in large changes in the value of an investment. Certain investments or trading strategies that involve leverage can result in losses that greatly exceed the amount originally invested.

                Liquidity Risk -- the risk that certain securities may be difficult or impossible to sell at the time that the seller would like or at the price that the seller believes the security is currently worth.

        Use of Derivatives for hedging purposes involves correlation risk. If the value of the Derivative moves more or less than the value of the hedged instruments, a Fund will experience a gain or loss which will not be completely offset by movements in the value of the hedged instruments.

        A Fund intends to enter into transactions involving Derivatives only if there appears to be a liquid secondary market for such instruments or, in the case of illiquid instruments traded in OTC transactions, such instruments satisfy the criteria set forth below under "Additional Risk Factors of OTC Transactions; Limitations on the Use of OTC Derivatives." However, there can be no assurance that, at any specific time, either a liquid secondary market will exist for a Derivative or the Fund will otherwise be able to sell such instrument at an acceptable price. It may therefore not be possible to close a position in a Derivative without incurring substantial losses, if at all.

        Certain transactions in Derivatives (such as futures transactions or sales of put options) involve substantial leverage risk and may expose a Fund to potential losses, which exceed the amount originally invested by the Fund. When a Fund engages in such a transaction, the Fund will deposit in a segregated account at its custodian liquid securities with a value at least equal to the Fund's exposure, on a mark-to-market basis, to the transaction (as calculated pursuant to requirements of the Commission). Such segregation will ensure that a Fund has assets available to satisfy its obligations with respect to the transaction, but will not limit the Fund's exposure to loss.

   Additional Risk Factors of OTC Transactions; Limitations on the Use of OTC Derivatives

        Certain Derivatives traded in OTC markets, including indexed securities, swaps and OTC options, involve substantial liquidity risk. The absence of liquidity may make it difficult or impossible for a Fund to sell such instruments promptly at an acceptable price. The absence of liquidity may also make it more difficult for a Fund to ascertain a market value for such instruments. A Fund will, therefore, acquire illiquid OTC instruments (i) if the agreement pursuant to which the instrument is purchased contains a formula price at which the instrument may be terminated or sold, or (ii) for which the Manager anticipates the Fund can receive on each business day at least two independent bids or offers, unless a quotation from only one dealer is available, in which case that dealer's quotation may be used.

        Because Derivatives traded in OTC markets are not guaranteed by an exchange or clearing corporation and generally do not require payment of margin, to the extent that a Fund has unrealized gains in such instruments or has deposited collateral with its counterparty the Fund is at risk that its counterparty will become bankrupt or otherwise fail to honor its obligations. A Fund will attempt to minimize the risk that a counterparty will become bankrupt or otherwise fail to honor its obligations by engaging in transactions in Derivatives traded in OTC markets only with financial institutions that have substantial capital or that have provided the Fund with a third-party guaranty or other credit enhancement.

        Stripped Securities. Stripped securities are created when the issuer separates the interest and principal components of an instrument and sells them as separate securities. In general, one security is entitled to receive the interest payments on the underlying assets (the interest only or "IO" security) and the other to receive the principal payments (the principal only or "PO" security). Some stripped securities may receive a combination of interest and principal payments. The yields to maturity on IOs and POs are sensitive to the expected or anticipated rate of principal payments (including prepayments) on the related underlying assets, and principal payments may have a material effect on yield to maturity. If the underlying assets experience greater than anticipated prepayments of principal, a Fund may not fully recoup its initial investment in IOs. Conversely, if the underlying assets experience less than anticipated prepayments of principal, the yield on POs could be adversely affected. Stripped securities may be highly sensitive to changes in interest rates and rates of prepayment.

        Real Estate Related Securities. Although no Fund may invest directly in real estate, certain Funds may invest in equity securities of issuers that are principally engaged in the real estate industry. Therefore, an investment in a Fund is subject to certain risks associated with the ownership of real estate and with the real estate industry in general. These risks include, among others: possible declines in the value of real estate; risks related to general and local economic conditions; possible lack of availability of mortgage funds or other limitations on access to capital; overbuilding; risks associated with leverage; market illiquidity; extended vacancies of properties; increase in competition, property taxes, capital expenditures and operating expenses; changes in zoning laws or other governmental regulation; costs resulting from the clean-up of, and liability to third parties for damages resulting from, environmental problems; tenant bankruptcies or other credit problems; casualty or condemnation losses; uninsured damages from floods, earthquakes or other natural disasters; limitations on and variations in rents, including decreases in market rates for rents; investment in developments that are not completed or that are subject to delays in completion; and changes in interest rates. To the extent that assets underlying a Fund's investments are concentrated geographically, by property type or in certain other respects, the Fund may be subject to certain of the foregoing risks to a greater extent. Investments by a Fund in securities of companies providing mortgage servicing will be subject to the risks associated with refinancings and their impact on servicing rights.

        In addition, if a Fund receives rental income or income from the disposition of real property acquired as a result of a default on securities the Fund owns, the receipt of such income may adversely affect the Fund's ability to retain its tax status as a regulated investment company because of certain income source requirements applicable to regulated investment companies under the Code.

        Real Estate Investment Trusts ("REITs"). Investing in REITs involves certain unique risks in addition to those risks associated with investing in the real estate industry in general. Equity REITs may be affected by changes in the value of the underlying property owned by the REITs, while mortgage REITs may be affected by the quality of any credit extended. REITs are dependent upon management skills, may not be diversified geographically or by property type, and are subject to heavy cash flow dependency, default by borrowers and self-liquidation. REITs must also meet certain requirements under the Code to avoid entity level tax and be eligible to pass-through certain tax attributes of their income to shareholders. REITs are consequently subject to the risk of failing to meet these requirements for favorable tax treatment and failing to maintain their exemptions from registration under the Investment Company Act. REITs are also subject to changes in the Code, including changes involving their tax status.

        REITs (especially mortgage REITs) are also subject to interest rate risks. When interest rates decline, the value of a REIT's investment in fixed rate obligations can be expected to rise. Conversely, when interest rates rise, the value of a REIT's investment in fixed rate obligations can be expected to decline. In contrast, as interest rates on adjustable rate mortgage loans are reset periodically, yields on a REIT's investments in such loans will gradually align themselves to reflect changes in market interest rates, causing the value of such investments to fluctuate less dramatically in response to interest rate fluctuations than would investments in fixed rate obligations.

        Investing in REITs involves risks similar to those associated with investing in small capitalization companies. REITs may have limited financial resources, may trade less frequently and in limited volume and may be subject to more abrupt or erratic price movements than larger company securities. Historically, small capitalization stocks, such as REITs, have been more volatile in price than the larger capitalization stocks included in the S&P 500 Index. The management of a REIT may be subject to conflicts of interest with respect to the operation of the business of the REIT and may be involved in real estate activities competitive with the REIT. REITs may own properties through joint ventures or in other circumstances in which the REIT may not have control over its investments. REITs may incur significant amounts of leverage.

UTILITY INDUSTRIES

        Risks that are intrinsic to the utility industries include difficulty in obtaining an adequate return on invested capital, difficulty in financing large construction programs during an in inflationary period, restrictions on operations and increased cost and delays attributable to environmental considerations and regulation, difficulty in raising capital in adequate amounts on reasonable terms in periods of high inflation and unsettled capital markets, technological innovations that may render existing plants, equipment or products obsolete, the potential impact of natural or man-made disasters, increased costs and reduced availability of certain types of fuel, occasionally reduced availability and high costs of natural gas for resale, the effects of energy conservation, the effects of a national energy policy and lengthy delays and greatly increased costs and other problems associated with the design, construction, licensing, regulation and operation of nuclear facilities for electric generation, including, among other considerations, the problems associated with the use of radioactive materials and the disposal of radioactive wastes. There are substantial differences between the regulatory practices and policies of various jurisdictions, and any given regulatory agency may make major shifts in policy from time to time. There is no assurance that regulatory authorities will, in the future, grant rate increases or that such increases will be adequate to permit the payment of dividends on common stocks. Additionally, existing and possible future regulatory legislation may make it even more difficult for these utilities to obtain adequate relief. Certain of the issuers of securities held in the Fund's portfolio may own or operate nuclear generating facilities. Governmental authorities may from time to time review existing policies and impose additional requirements governing the licensing, construction and operation of nuclear power plants. Prolonged changes in climatic conditions can also have a significant impact on both the revenues of an electric and gas utility as well as the expenses of a utility, particularly a hydro-based electric utility.

        Utility companies in the United States and in foreign countries are generally subject to regulation. In the United States, most utility companies are regulated by state and/or federal authorities. Such regulation is intended to ensure appropriate standards of service and adequate capacity to meet public demand. Generally, prices are also regulated in the United States and in foreign countries with the intention of protecting the public while ensuring that the rate of return earned by utility companies is sufficient to allow them to attract capital in order to grow and continue to provide appropriate services. There can be no assurance that such pricing policies or rates of return will continue in the future.

        The nature of regulation of the utility industries is evolving both in the United States and in foreign countries. In recent years, changes in regulation in the United States increasingly have allowed utility companies to provide services and products outside their traditional geographic areas and lines of business, creating new areas of competition within the industries. In some instances, utility companies are operating on an unregulated basis. Because of trends toward deregulation and the evolution of independent power producers as well as new entrants to the field of telecommunications, non-regulated providers of utility services have become a significant part of their respective industries. The Manager believes that the emergence of competition and deregulation will result in certain utility companies being able to earn more than their traditional regulated rates of return, while others may be forced to defend their core business from increased competition and may be less profitable. Reduced profitability, as well as new uses of funds (such as for expansion, operations or stock buybacks) could result in cuts in dividend payout rates. The Manager seeks to take advantage of favorable investment opportunities that may arise from these structural changes. Of course, there can be no assurance that favorable developments will occur in the future.

        Foreign utility companies are also subject to regulation, although such regulations may or may not be comparable to those in the United States. Foreign utility companies may be more heavily regulated by their respective governments than utilities in the United States and, as in the United States, generally are required to seek government approval for rate increases. In addition, many foreign utilities use fuels that may cause more pollution than those used in the United States, which may require such utilities to invest in pollution control equipment to meet any proposed pollution restrictions. Foreign regulatory systems vary from country to country and may evolve in ways different from regulation in the United States.

        A Fund's investment policies are designed to enable it to capitalize on evolving investment opportunities throughout the world. For example, the rapid growth of certain foreign economies will necessitate expansion of capacity in the utility industries in those countries. Although many foreign utility companies currently are government-owned, thereby limiting current investment opportunities for a Fund, the Manager believes that, in order to attract significant capital for growth, foreign governments are likely to seek global investors through the privatization of their utility industries. Privatization, which refers to the trend toward investor ownership of assets rather than government ownership, is expected to occur in newer, faster-growing economies and in mature economies. Of course, there is no assurance that such favorable developments will occur or that investment opportunities in foreign markets for the Fund will increase.

        The revenues of domestic and foreign utility companies generally reflect the economic growth and development in the geographic areas in which they do business. The Manager will take into account anticipated economic growth rates and other economic developments when selecting securities of utility companies.

        Electric. The electric utility industry consists of companies that are engaged principally in the generation, transmission and sale of electric energy, although many also provide other energy-related services. In the past, electric utility companies, in general, have been favorably affected by lower fuel and financing costs and the full or near completion of major construction programs. In addition, many of these companies have generated cash flows in excess of current operating expenses and construction expenditures, permitting some degree of diversification into unregulated businesses. Some electric utilities have also taken advantage of the right to sell power outside of their traditional geographic areas. Electric utility companies have historically been subject to the risks associated with increases in fuel and other operating costs, high interest costs on borrowings needed for capital construction programs, costs associated with compliance with environmental and safety regulations and changes in the regulatory climate. As interest rates declined, many utilities refinanced high cost debt and in doing so improved their fixed charges coverage. Regulators, however, lowered allowed rates of return as interest rates declined and thereby caused the benefits of the rate declines to be shared wholly or in part with customers. The construction and operation of nuclear power facilities are subject to increased scrutiny by, and evolving regulations of, the Nuclear Regulatory Commission and state agencies having comparable jurisdiction. Increased scrutiny might result in higher operating costs and higher capital expenditures, with the risk that the regulators may disallow inclusion of these costs in rate authorizations or the risk that a company may not be permitted to operate or complete construction of a facility. In addition, operators of nuclear power plants may be subject to significant costs for disposal of nuclear fuel and for decommissioning such plants.

        The rating agencies are taking a closer look at the business profile of utilities. Ratings for companies are expected to be impacted to a greater extent in the future by the division of their asset base. Electric utility companies that focus more on the generation of electricity may be assigned less favorable ratings as this business is expected to be competitive and the least regulated. On the other hand, companies that focus on transmission and distribution which is expected to be the least competitive and the more regulated part of the business may see higher ratings given the greater predictability of cash flow.

        Currently, several states are considering deregulation proposals. The introduction of competition into the industry as a result of deregulation may result in lower revenue, lower credit ratings, increased default risk, and lower electric utility security prices. Such increased competition may also cause long-term contracts, which electric utilities previously entered into to buy power, to become "stranded assets," which have no economic value. Any loss associated with such contracts must be absorbed by ratepayers and investors. In addition, in anticipation of increasing competition, some electric utilities have acquired electric utilities overseas to diversify, enhance earnings and gain experience in operating in a deregulated environment. In some instances, such acquisitions have involved significant borrowings, which have burdened the acquirer's balance sheet. There is no assurance that current deregulation proposals will be adopted. However, deregulation in any form could significantly impact the electric utilities industry.

        Telecommunications. The telecommunications industry today includes both traditional telephone companies, with a history of broad market coverage and highly regulated businesses, and cable companies, which began as small, lightly regulated businesses focused on limited markets. Today these two historically different businesses are converging in an industry which is trending toward larger, competitive, national and international markets with an emphasis on deregulation. Companies that distribute telephone services and provide access to the telephone networks still comprise the greatest portion of this segment, but non-regulated activities such as cellular telephone services, paging, data processing, equipment retailing, computer software and hardware services are becoming increasingly significant components as well. The presence of unregulated companies in this industry and the entry of traditional telephone companies into unregulated or less regulated businesses provide significant investment opportunities with companies which may increase their earnings at faster rates than had been allowed in traditional regulated businesses. Still, increasing competition, technological innovations and other structural changes could adversely affect the profitability of such utilities and the growth rate of their dividends. Given mergers, certain marketing tests currently underway and proposed legislation and enforcement changes, it is likely that both traditional telephone companies and cable companies will soon provide a greatly expanded range of utility services, including two-way video and informational services to both residential, corporate and governmental customers.

        In February 1996, the Telecommunications Act of 1996 became law. The Act removed regulatory restrictions on entry that prevented local and long-distance telephone companies and cable television companies from competing against one another. The Act also removed most cable rate controls and allowed broadcasters to own more radio and television stations. Litigation concerning the constitutionality of certain major provisions of the Act has slowed the implementation of such provisions.

        Gas. Gas transmission companies and gas distribution companies are also undergoing significant changes. In the United States, interstate transmission companies are regulated by the Federal Energy Regulatory Commission, which is reducing its regulation of the industry. Many companies have diversified into oil and gas exploration and development, making returns more sensitive to energy prices. In the recent decade, gas utility companies have been adversely affected by disruptions in the oil industry and have also been affected by increased concentration and competition. In the opinion of the Manager, however, environmental considerations could improve the gas industry outlook in the future. For example, natural gas is the cleanest of the hydrocarbon fuels, and this may result in incremental shifts in fuel consumption toward natural gas and away from oil and coal, even for electricity generation.

        Water. Water supply utilities are companies that collect, purify, distribute and sell water. In the United States and around the world the industry is highly fragmented because most of the supplies are owned by local authorities. Companies in this industry are generally mature and are experiencing little or no per capita volume growth. In the opinion of the Manager, there may be opportunities for certain companies to acquire other water utility companies and for foreign acquisition of domestic companies. The Manager believes that favorable investment opportunities may result from consolidation of this segment.

        There can be no assurance that the positive developments noted above, including those relating to privatization and changing regulation, will occur or that risk factors other than those noted above will not develop in the future.

SUITABILITY (ALL FUNDS)

        The economic benefit of an investment in any Fund depends upon many factors beyond the control of the Fund, the Manager and its affiliates. Each Fund should be considered a vehicle for diversification and not as a balanced investment program. The suitability for any particular investor of a purchase of shares in a Fund will depend upon, among other things, such investor's investment objectives and such investor's ability to accept the risks associated with investing in securities, including the risk of loss of principal.

INVESTMENT RESTRICTIONS (All Funds)

        See Part I, Section II "Investment Restrictions" of each Fund's Statement of Additional Information for the specific fundamental and non-fundamental investment restrictions adopted by each Fund. In addition to those investment restrictions, each Fund is also subject to the restrictions discussed below.

        The staff of the Commission has taken the position that purchased OTC options and the assets used as cover for written OTC options are illiquid securities. Therefore, each Fund has adopted an investment policy pursuant to which it will not purchase or sell OTC options (including OTC options on futures contracts) if, as a result of any such transaction, the sum of the market value of OTC options currently outstanding that are held by the Fund, the market value of the underlying securities covered by OTC call options currently outstanding that were sold by the Fund and margin deposits on the Fund's existing OTC options on financial futures contracts exceeds 15% of the net assets of the Fund, taken at market value, together with all other assets of the Fund that are illiquid or are not otherwise readily marketable. However, if an OTC option is sold by a Fund to a primary U.S. Government securities dealer recognized by the Federal Reserve Bank of New York and if the Fund has the unconditional contractual right to repurchase such OTC option from the dealer at a predetermined price, then the Fund will treat as illiquid such amount of the underlying securities as is equal to the repurchase price less the amount by which the option is "in-the-money" (i.e., current market value of the underlying securities minus the option's strike price). The repurchase price with the primary dealers is typically a formula price which is generally based on a multiple of the premium received for the option, plus the amount by which the option is "in-the-money." This policy as to OTC options is not a fundamental policy of any Fund and may be amended by the Board of Directors of the Fund without the approval of the Fund's shareholders. However, no Fund will change or modify this policy prior to the change or modification by the Commission staff of its position.

        Each Fund's investments will be limited in order to allow the Fund to qualify as a "regulated investment company" for purposes of the Code. See "Dividends and Taxes -- Taxes." To qualify, among other requirements, each Fund will limit its investments so that, at the close of each quarter of the taxable year, (i) not more than 25% of the market value of the Fund's total assets will be invested in the securities of a single issuer, and (ii) with respect to 50% of the market value of its total assets, not more than 5% of the market value of its total assets will be invested in the securities of a single issuer and the Fund will not own more than 10% of the outstanding voting securities of a single issuer. Foreign government securities (unlike U.S. government securities) are not exempt from the diversification requirements of the Code and the securities of each foreign government issuer are considered to be obligations of a single issuer. These tax-related limitations may be changed by the Directors of a Fund to the extent necessary to comply with changes to the Federal tax requirements. A Fund that is "diversified" under the Investment Company Act must satisfy the foregoing 5% and 10% requirements with respect to 75% of its total assets.

DIRECTORS AND OFFICERS

        See Part I, Section III "Information on Officers and Directors," "-- Biographical Information," "-- Share Ownership" and "-- Compensation of Directors" of each Fund's Statement of Additional Information for biographical and certain other information relating to the Directors and officers of your Fund, including Directors' compensation.

                    MANAGEMENT AND OTHER SERVICE ARRANGEMENTS

        Management Services. The Manager provides each Fund with investment advisory and management services. Subject to the supervision of the Directors, the Manager is responsible for the actual management of a Fund's portfolio and reviews the Fund's holdings in light of its own research analysis and that from other relevant sources. The responsibility for making decisions to buy, sell or hold a particular security rests with the Manager. The Manager performs certain of the other administrative services and provides all the office space, facilities, equipment and necessary personnel for management of each Fund.

        Each Feeder Fund invests all of its assets in shares of a Master Portfolio. Accordingly, Feeder Funds do not invest directly in portfolio securities and do not require management services. All portfolio management occurs at the Master Portfolio level.

        Management Fee. Each Fund has entered into a management agreement with the Manager (the "Management Agreement"), pursuant to which the Manager receives for its services to the Fund monthly compensation at an annual rate based on the average daily net assets of the Fund. For information regarding fees paid by your Fund to the Manager for the Fund's last three fiscal years or other applicable periods, see Part I, Section IV "Management and Advisory Arrangements" of each Fund's Statement of Additional Information.

        Sub-Advisory Fee. The Manager of certain Funds has entered into a sub-advisory agreement (the "Sub-Advisory Agreement") with the sub-adviser identified in each such Fund's prospectus (the "Sub-Adviser") pursuant to which the Sub-Adviser provides sub-advisory services to the Manager with respect to the Fund. For information relating to the fees paid by the Manager to the Sub-Adviser pursuant to the Sub-Advisory Agreement for the Fund's last three fiscal years or other applicable periods, see Part I, Section IV "Management And Advisory Arrangements" of each Fund's Statement of Additional Information.


        Payment of Fund Expenses. Each Management Agreement obligates the Manager to provide management services and to pay all compensation of and furnish office space for officers and employees of a Fund connected with investment and economic research, trading and investment management of the Fund, as well as the fees of all Directors of the Fund who are interested persons of the Fund. Each Fund pays all other expenses incurred in the operation of that Fund, including among other things: taxes; expenses for legal and auditing srvices; costs of preparing, printing and mailing proxies, stock certificates, shareholder reports, prospectuses and statements of additional information, except to the extent paid by FAM Distributors, Inc. ( the "Distributor"); charges of the custodian and sub-custodian, and the transfer agent; expenses of redemption of shares; Commission fees; expenses of registering the shares under Federal, state or foreign laws; fees and expenses of Directors who are not interested persons of a Fund as defined in the Investment Company Act (the "non-interested Directors"); accounting and pricing costs (including the daily calculations of net asset value); insurance; interest; brokerage costs; litigation and other extraordinary or non-recurring expenses; and other expenses properly payable by the Fund. Certain accounting services are provided to each Fund by State Street Bank and Trust Company ("State Street") pursuant to an agreement between State Street and each Fund. Each Fund pays a fee for these services. In addition, the Manager provides certain accounting services to each Fund and the Fund pays the Manager a fee for such services. The Distributor pays certain promotional expenses of the Funds incurred in connection with the offering of shares of the Funds. Certain expenses are financed by each Fund pursuant to distribution plans in compliance with Rule 12b-1 under the Investment Company Act. See "Purchase of Shares -- Distribution Plans."


        Organization of the Manager. Fund Asset Management, L.P. and Merrill Lynch Investment Managers, L.P. each is a limited partnership. The partners of FAM and MLIM are Merrill Lynch & Co., Inc. ("ML & Co."), a financial services holding company and the parent of Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), and Princeton Services, Inc. ("Princeton Services"). ML & Co. and Princeton Services are "controlling persons" of FAM and MLIM (as defined under the Investment Company Act) because of their ownership of FAM's and MLIM's voting securities or their power to exercise a controlling influence over FAM's and MLIM's management or policies. Merrill Lynch Investment Managers International Limited ("MLIMIL") is an affiliate of FAM and MLIM. The ultimate parent of MLIMIL is ML & Co. ML & Co. is a controlling person of MLIMIL (as defined under the Investment Company Act) because of its ownership of MLIMIL's voting securities or its power to exercise a controlling influence over MLIMIL's management or policies.

        The following entities may be considered "controlling persons" of Merrill Lynch Asset Management U.K. Limited ("MLAM U.K."): Merrill Lynch Europe PLC (MLAM U.K.'s parent), a subsidiary of Merrill Lynch International Holdings, Inc., a subsidiary of Merrill Lynch International, Inc., a subsidiary of ML & Co.

        Administrative Services and Administrative Fee. Each Feeder Fund has entered into an administration agreement (the "Administration Agreement") with an administrator identified in the Fund's Prospectus and Part I of each Fund's Statement of Additional Information (each, an "Administrator"). For information regarding administrative fees paid by your Fund to the Administrator for the periods indicated, see Part I, Section IV "Management and Advisory Arrangements" of each Fund's Statement of Additional Information.

        Each Administration Agreement obligates the Administrator to provide certain administrative services to the Feeder Fund and to pay, or cause its affiliates to pay, for maintaining its staff and personnel and to provide office space, facilities and necessary personnel for the Feeder Fund. Each Administrator is also obligated to pay, or cause its affiliates to pay, the fees of those officers and Directors of the Feeder Fund who are affiliated persons of the Administrator or any of its affiliates.

        Duration and Termination. Unless earlier terminated as described below, each Management Agreement and, if applicable, each Sub-Advisory Agreement and Administration Agreement will remain in effect from year to year if approved annually (a) by the Board or by a vote of a majority of the outstanding voting securities of the Fund and (b) by a majority of the Directors who are not parties to such contract or interested persons (as defined in the Investment Company Act) of any such party. Each Agreement is not assignable and may be terminated without penalty on 60 days' written notice at the option of either party thereto or by the vote of the shareholders of the Fund.

        Transfer Agency Services. Financial Data Services, Inc. (the "Transfer Agent"), a subsidiary of ML & Co., acts as each Fund's Transfer Agent pursuant to a Transfer Agency, Dividend Disbursing Agency and Shareholder Servicing Agency Agreement (each, a "Transfer Agency Agreement"). Pursuant to each Transfer Agency Agreement, the Transfer Agent is responsible for the issuance, transfer and redemption of shares and the opening and maintenance of shareholder accounts. Each Fund currently pays between $16.00 and $20.00 for each Class I or Class A shareholder account, between $19.00 and $23.00 for each Class B or Class C shareholder account, depending on the level of service required, and, where applicable, $16.00 for each Class R shareholder account. Each Fund reimburses the Transfer Agent's reasonable out-of-pocket expenses and pays a fee of 0.10% of account assets for certain accounts that participate in the Merrill Lynch Mutual Fund Advisor (Merrill Lynch MFASM) Program (the "MFA Program"). For purposes of each Transfer Agency Agreement, the term "account" includes a shareholder account maintained directly by the Transfer Agent and any other account representing the beneficial interest of a person in the relevant share class on a recordkeeping system, provided the recordkeeping system is maintained by a subsidiary of ML & Co. See Part I, Section IV "Management and Advisory Arrangements -- Transfer Agency Fees" of each Fund's Statement of Additional Information for information on the transfer agency fees paid by your Fund for the periods indicated.

        Independent Auditor. The Directors of each Fund have selected an independent auditor for that Fund that audits the Fund's financial statements. Please see your Fund's Prospectus for information on your Fund's independent auditor.

        Custodian Services. The name and address of the custodian (the "Custodian") of each Fund are identified on the back cover page of the Fund's Prospectus. The Custodian is responsible for safeguarding and controlling the Fund's cash and securities, handling the receipt and delivery of securities and collecting interest and dividends on the Fund's investments. The Custodian is authorized to establish separate accounts in foreign currencies and to cause foreign securities owned by the Fund to be held in its offices outside the United States and with certain foreign banks and securities depositories.

        For certain Feeder Funds, the Custodian also acts as the custodian of the Master Portfolio's assets.

        Accounting Services. Each Fund has entered into an agreement with State Street, pursuant to which State Street provides certain accounting services to the Fund. Each Fund pays a fee for these services. State Street provides similar accounting services to the Master Trusts. For Funds operating prior to January 1, 2001, the Manager or the Administrator (in the case of Feeder Funds) provided accounting services to each Fund and was reimbursed by each Fund at its cost in connection with such services. The Manager or the Administrator continues to provide certain accounting services to each Fund and each Fund reimburses the Manager or the Administrator for these services.

        See Part I, Section IV "Management and Advisory Arrangements -- Accounting Services" of each Fund's Statement of Additional Information for information on the amounts paid by your Fund and Master Trust, if applicable, to State Street and the Manager or, if applicable, the Administrator for the periods indicated.

        Distribution Expenses. Each Fund has entered into a distribution agreement with FAM Distributors, Inc in connection with the continuous offering of each class of shares of the Fund (the "Distribution Agreement"). The Distribution Agreement obligates the Distributor to pay certain expenses in connection with the offering of each class of shares of the Fund. After the prospectuses, statements of additional information and periodic reports have been prepared, set in type and mailed to shareholders, the Distributor pays for the printing and distribution of these documents used in connection with the offering to dealers and investors. The Distributor also pays for other supplementary sales literature and advertising costs. The Distribution Agreement is subject to the same renewal requirements and termination provisions as the Management Agreement described above.

CODE OF ETHICS

        The Board of each Fund has approved a Code of Ethics pursuant to Rule 17j-1 under the Act, which covers the Fund, the Manager, the Sub-Adviser, if any, and the Distributor. The Code of Ethics establishes procedures for personal investing and restricts certain transactions. Employees subject to the Code of Ethics may invest in securities for their personal investment accounts, including securities that may be purchased or held by the Fund.

                               PURCHASE OF SHARES

        Each Fund offers multiple classes of shares under the Merrill Lynch Select PricingSM System: Class A and Class I shares are sold to investors choosing the initial sales charge alternatives and Class B and Class C shares are sold to investors choosing the deferred sales charge alternatives. Prior to April 14, 2003, for all Funds except Small Cap Growth and International Value, Class I shares were designated "Class A" and Class A shares were designated "Class D." In addition, certain Funds offer Class R shares, which are available only to certain retirement plans and are sold without a sales charge. Please see your Fund's Prospectus to determine whether it offers Class R shares. Each class has different exchange privileges. See "Shareholder Services -- Exchange Privilege."

        The Merrill Lynch Select PricingSM System is used by more than 50 registered investment companies advised by the Managers. Funds that use the Merrill Lynch Select PricingSM System are referred to herein as "Select Pricing Funds."

        The offering price of purchase orders received by securities dealers or other financial intermediaries prior to the close of business on the New York Stock Exchange (the "NYSE") (generally 4:00 p.m., Eastern time) will be based on the net asset value on the day the order is placed with the Distributor, provided that the orders are received by the Distributor prior to 30 minutes after the close of business on the NYSE on that day. Purchase orders that are not received by the Distributor prior to this time will be deemed received on the next business day. Dealers or other financial intermediaries have the responsibility of submitting purchase orders to the Distributor not later than 30 minutes after the close of business on the NYSE in order to purchase shares at that day's offering price.

        The Fund or the Distributor may suspend the continuous offering of the Fund's shares of any class at any time in response to conditions in the securities markets or otherwise and may resume offering of shares from time to time. Any order may be rejected by the Fund or the Distributor. Neither the Distributor, the securities dealers nor other financial intermediaries are permitted to withhold placing orders to benefit themselves by a price change.

INITIAL SALES CHARGE ALTERNATIVES -- CLASS I AND CLASS A SHARES

        Investors who prefer an initial sales charge alternative may elect to purchase Class A shares or, if an eligible investor, Class I shares. Investors choosing the initial sales charge alternative who are eligible to purchase Class I shares should purchase Class I shares rather than Class A shares because there is an account maintenance fee imposed on Class A shares. Investors qualifying for significantly reduced initial sales charges may find the initial sales charge alternative particularly attractive because similar sales charge reductions are not available with respect to the deferred sales charges imposed in connection with purchases of Class B or Class C shares. Investors not qualifying for reduced initial sales charges who expect to maintain their investment for an extended period of time also may elect to purchase Class I or Class A shares, because over time the accumulated ongoing account maintenance and distribution fees on Class B, Class C or Class R shares may exceed the initial sales charges and, in the case of Class A shares, the account maintenance fee. Although some investors who previously purchased Class I shares may no longer be eligible to purchase Class I shares of other Select Pricing Funds, those previously purchased Class I shares, together with Class A, Class B and Class C share holdings, will count toward a right of accumulation which may qualify the investor for a reduced initial sales charge on new initial sales charge purchases. In addition, the ongoing Class B, Class C and Class R shares account maintenance and distribution fees will cause Class B, Class C and Class R shares to have higher expense ratios, pay lower dividends and have lower total returns than the initial sales charge shares. The ongoing Class A account maintenance fees will cause Class A shares to have a higher expense ratio, pay lower dividends and have a lower total return than Class I shares.

        The term "purchase," as used in the Prospectus and this Statement of Additional Information in connection with an investment in Class I and Class A shares of a Fund, refers to (i) a single purchase by an individual, (ii) concurrent purchases by an individual, his or her spouse and their children under the age of 21 years purchasing shares for his, her or their own account, and (iii) single purchases by a trustee or other fiduciary purchasing shares for a single trust estate or single fiduciary account although more than one beneficiary may be involved. The term "purchase" also includes purchases by any "company," as that term is defined in the Act, but does not include (i) purchases by any company that has not been in existence for at least six months,
(ii) a company that has no purpose other than the purchase of shares of a Fund or shares of other registered investment companies at a discount, or (iii) any group of individuals whose sole organizational nexus is that its participants are credit cardholders of a company, policyholders of an insurance company, customers of either a bank or broker-dealer or clients of an investment adviser.

        Eligible Class I Investors. Class I shares are offered to a limited group of investors. Investors who currently own Class I shares in a shareholder account, including participants in the Merrill Lynch BlueprintSM Program, are entitled to purchase additional Class I shares of a Fund in that account. Certain employer-sponsored retirement or savings plans, including eligible 401(k) plans, may purchase Class I shares at net asset value provided such plans meet the required minimum number of eligible employees or required amount of assets advised by the Manager or any of its affiliates. Class I shares are available at net asset value to corporate warranty insurance reserve fund programs and U.S. branches of foreign banking institutions provided that the program or bank has $3 million or more initially invested in Select Pricing Funds. Also eligible to purchase Class I shares at net asset value are participants in certain investment programs including TMASM Managed Trusts to which Merrill Lynch Trust Company provides discretionary trustee services, collective investment trusts for which Merrill Lynch Trust Company serves as trustee and certain purchases made in connection with certain fee-based programs. In addition, Class I shares are offered at net asset value to ML & Co. and its subsidiaries and their directors and employees and to members of the Boards of investment companies advised by MLIM, FAM or their affiliates. Certain persons who acquired shares of certain closed-end funds advised by MLIM or FAM in their initial offerings who wish to reinvest the net proceeds from a sale of their closed-end fund shares of common stock in shares of a Fund also may purchase Class I shares of a Fund if certain conditions are met. In addition, Class I shares of each Select Pricing Fund are offered at net asset value to shareholders of certain continuously offered closed-end funds advised by MLIM or FAM who wish to reinvest the net proceeds from the sale of a certain of their shares of common stock pursuant to a tender offer conducted by such funds. See "Purchase of Shares -- Closed-End Fund Reinvestment Options."

        Other Class I Waivers. Class I shares are also offered at net asset value to collective investment trusts for which Merrill Lynch Trust Company serves as trustee and certain purchases made in connection with certain fee-based programs.

        See Part I, Section V "Information on Sales Charges and Distribution Related Expenses -- Class I and Class A Sales Charge Information" of each Fund's Statement of Additional Information for information about amounts paid to the Distributor in connection with Class I and A shares for the periods indicated.

        The Distributor may reallow discounts to selected securities dealers and other financial intermediaries and retain the balance over such discounts. At times the Distributor may reallow the entire sales charge to such dealers. Since securities dealers and other financial intermediaries selling Class I and Class A shares of a Fund will receive a concession equal to most of the sales charge, they may be deemed to be underwriters under the Securities Act.

REDUCED INITIAL SALES CHARGES

        Certain investors may be eligible for a reduction or waiver of a sales load due to the nature of the investors and/or the reduced sales efforts necessary to obtain their investments.

        Reinvested Dividends. No sales charges are imposed upon shares issued as a result of the automatic reinvestment of dividends.

        Rights of Accumulation. Eligible investors may purchase shares of a Fund subject to an initial sales charge at the offering price applicable to the total of (a) the public offering price of the shares then being purchased plus (b) an amount equal to the then current net asset value or cost, whichever is higher, of the purchaser's combined holdings of all classes of shares of a Fund and of any other Select Pricing Funds. The purchaser or the purchaser's securities dealer or other financial intermediary must provide the Distributor at the time of purchase with sufficient information to confirm qualification. Acceptance of the purchase order is subject to such confirmation. The right of accumulation may be amended or terminated at any time. Shares held in the name of a nominee or custodian under pension, profit sharing or other employee benefit plans may not be combined with other shares to qualify for the right of accumulation.

        Letter of Intent. Reduced sales charges are applicable to purchases aggregating $25,000 or more of Class I or Class A shares of a Fund or any Select Pricing Funds made within a 13-month period. The Letter of Intent is available only to investors whose accounts are established and maintained at the Transfer Agent. The Letter of Intent is not available to employee benefit plans for which affiliates of the Manager provide plan participant record-keeping services. The Letter of Intent is not a binding obligation to purchase any amount of Class I or Class A shares. If you bought Class I or Class A shares prior to signing a Letter of Intent, those shares may be included under a subsequent Letter of Intent executed within 90 days of the purchase if you inform the Distributor in writing of your intent within the 90-day period. The value (at cost or maximum offering price, whichever is higher) of Class I and Class A shares of a Select Pricing Fund presently held on the date of the first purchase under the Letter of Intent may be included as a credit toward the completion of such Letter, but the reduced sales charge will be applied only to new purchases. If the total amount of shares does not equal the amount stated in the Letter of Intent (minimum of $25,000), you will be notified and must pay, within 20 days of the expiration of such Letter, the difference between the reduced sales charge and the applicable sales charge. Class I or Class A shares equal to at least 5.0% of the intended amount will be held in escrow during the 13-month period (while remaining registered in the name of the purchaser) for this purpose. The first purchase under the Letter of Intent must be at least 5.0% of the dollar amount of such Letter. You may be entitled to further reduced sales charges under a right of accumulation for purchases made during the term of a Letter. You will not, however, be entitled to further reduced sales charges on any purchases made before the execution of the Letter.

        The value of any shares you redeem prior to termination or completion of the Letter of Intent will be deducted from the total purchases made under such Letter. An exchange from the Summit Cash Reserves Fund ("Summit"), a series of Financial Institutions Series Trust, into a Fund that imposes a sales charge will count toward completing a Letter of Intent from the Fund.

        Merrill Lynch Blueprint(SM) Program. Class A shares of certain Funds are offered to participants in the Merrill Lynch BlueprintSM Program ("Blueprint"). In addition, participants in Blueprint who own Class I shares of a Fund may purchase additional Class I shares of the Fund through Blueprint. Blueprint is directed to small investors, group IRAs and participants in certain affinity groups such as credit unions, trade associations and benefit plans. Investors purchasing Class I or Class A shares of a Fund through Blueprint will acquire the shares at net asset value plus a sales charge calculated in accordance with the Blueprint sales charge schedule. Under this schedule, purchase of up to $300 are subject to a sales charge of 4.25%; purchases of $300.01 up to $5,000 are subject to a sales charge of 3.25% plus $3; and purchases of $5,000.01 or more are subject to the standard sales charge rates disclosed in the Prospectus. In addition, Class I or Class A shares of each Fund are offered at net asset value plus a sales charge of .50% for corporate or group IRA programs purchasing shares through Blueprint.

        Class I and Class A shares are offered at net asset value to participants in Blueprint through the Merrill Lynch Directed IRA Rollover Program ("IRA Rollover Program") available from Merrill Lynch Business Financial Services, a business unit of Merrill Lynch. The IRA Rollover Program is available to custodian rollover assets from employer-sponsored retirement and savings plans whose trustee and/or plan sponsor has entered into a Merrill Lynch Directed IRA Rollover Program Service Agreement.

        Shareholder services, including the exchange privilege, available to Class A, Class B and Class I investors through Blueprint may differ from those available to other Class A, Class B or Class I investors. Orders for purchases and redemptions of Class A, Class B or Class I shares of a Fund may be grouped for execution purposes which, in some circumstances, may involve the execution of such orders two business days following the day such orders are placed. The minimum initial purchase price is $100, with a $50 minimum for subsequent purchases through Blueprint. There are no minimum initial or subsequent purchase requirements for participants who are part of an automatic investment plan. Additional information concerning purchases through Blueprint, including any annual fees and transaction charges, is available from Merrill Lynch, Pierce, Fenner & Smith Incorporated, The BlueprintSM Program, P.O. Box 30441, New Brunswick, New Jersey 08989-0441.

        TMA(SM) Managed Trusts. Class I shares are offered at net asset value to TMASM Managed Trusts to which Merrill Lynch Trust Company provides discretionary trustee services.

        Purchase Privileges of Certain Persons. Directors of each Fund, members of the Boards of other funds advised by the Manager or an affiliate, ML & Co. and its subsidiaries and their directors and employees and any trust, pension, profit-sharing or other benefit plan for such persons, may purchase Class I shares at net asset value. A Fund realizes economies of scale and reduction of sales-related expenses by virtue of the familiarity of these persons with the

Fund. Employees and directors or trustees wishing to purchase shares of a Fund must satisfy the Fund's suitability standards.

        Class A shares of each Fund are offered at net asset value, without a sales charge, to an investor that has a business relationship with a Merrill Lynch Financial Advisor who joined Merrill Lynch from another investment firm within six months prior to the date of purchase by such investor, if the following conditions are satisfied: first, the investor must advise Merrill Lynch that it will purchase Class A shares of a Fund with proceeds from a redemption of shares of a mutual fund that was sponsored by the Financial Advisor's previous firm and was subject to a sales charge either at the time of purchase or on a deferred basis; and second, the investor must establish that the redemption had been made within 60 days prior to the investment in a Fund and the proceeds from the redemption had been maintained in the interim in cash or a money market fund.

        Class A shares of each Fund are also offered at net asset value, without a sales charge, to an investor that has a business relationship with a Merrill Lynch Financial Advisor and that has invested in a mutual fund sponsored by a non-Merrill Lynch company for which Merrill Lynch has served as a selected dealer and where Merrill Lynch has either received or given notice that such arrangement will be terminated ("notice") if the following conditions are satisfied: first, the investor must purchase Class A shares of a Fund with proceeds from a redemption of shares of such other mutual fund and the shares of such other fund were subject to a sales charge either at the time of purchase or on a deferred basis; and, second, such purchase of Class A shares must be made within 90 days after such notice.

        Class A shares of each Fund are offered at net asset value, without a sales charge, to an investor that has a business relationship with a Merrill Lynch Financial Advisor and that has invested in a mutual fund for which Merrill Lynch has not served as a selected dealer if the following conditions are satisfied: first, the investor must advise Merrill Lynch that it will purchase Class A shares of a Fund with proceeds from the redemption of shares of such other mutual fund and that such shares have been outstanding for a period of no less than six months; and, second, such purchase of Class A shares must be made within 60 days after the redemption and the proceeds from the redemption must be maintained in the interim in cash or a money market fund.

        Acquisition of Certain Investment Companies. Class A shares may be offered at net asset value in connection with the acquisition of the assets of or merger or consolidation with a personal holding company or a public or private investment company.

        Purchases Through Certain Financial Intermediaries. Reduced sales charges may be applicable for purchases of Class I or Class A shares of a Fund through certain financial advisors, selected securities dealers and other financial intermediaries that meet and adhere to standards established by the Manager from time to time.

DEFERRED SALES CHARGE ALTERNATIVES-- CLASS B AND CLASS C SHARES

        Investors choosing the deferred sales charge alternatives should consider Class B shares if they intend to hold their shares for an extended period of time and Class C shares if they are uncertain as to the length of time they intend to hold their assets in a Fund.

        The deferred sales charge alternatives may be particularly appealing to investors who do not qualify for the reduction in initial sales charges. Both Class B and Class C shares are subject to ongoing account maintenance fees and distribution fees; however, these fees potentially may be offset to the extent any return is realized on the additional funds initially invested in Class B or Class C shares. In addition, Class B shares will be converted into Class A shares of the Fund after a conversion period of approximately eight years, and thereafter investors will be subject to lower ongoing fees.

        Merrill Lynch compensates its Financial Advisors for selling Class B and Class C shares at the time of purchase from its own funds. Proceeds from the CDSC and the distribution fee are paid to the Distributor and are used by the Distributor to defray the expenses of securities dealers or other financial intermediaries (including Merrill Lynch) related to providing distribution-related services to each Fund in connection with the sale of the Class B and Class C shares. The combination of the CDSC and the ongoing distribution fee facilitates the ability of each Fund to sell the Class B and Class C shares without a sales charge being deducted at the time of purchase. See "Distribution Plans" below. Imposition of the CDSC and the distribution fee on Class B and Class C shares is limited by the NASD asset-based sales charge rule. See "Limitations on the Payment of Deferred Sales Charges" below.

        Contingent Deferred Sales Charges -- Class B Shares. If you redeem Class B shares within six years of purchase, you may be charged a contingent deferred sales charge ("CDSC") at the rates indicated in the Prospectus and below. The CDSC will be calculated in a manner that results in the lowest applicable rate being charged. The charge will be assessed on an amount equal to the lesser of the proceeds of redemption or the cost of the shares being redeemed. Accordingly, no CDSC will be imposed on increases in net asset value above the initial purchase price. In addition, no CDSC will be assessed on shares derived from reinvestment of dividends. The order of redemption will be first of shares held for over six years in the case of Class B shares, next of shares acquired pursuant to reinvestment of dividends, and finally of shares in the order of those held longest. The same order of redemption will apply if you transfer shares from your account to another account.

        The following table sets forth the Class B CDSC:


                                           CDSC AS A PERCENTAGE
            YEAR SINCE PURCHASE              OF DOLLAR AMOUNT
            PAYMENT MADE                    SUBJECT TO CHARGE +
            -------------------            --------------------
            0-1                                            4.0%
            1-2                                            4.0%
            2-3                                            3.0%
            3-4                                            3.0%
            4-5                                            2.0%
            5-6                                            1.0%
            6 and thereafter                               None


----------
     + For Class B shares of a Fund purchased before June 1, 2001, the four-year CDSC schedule in effect at that time will apply.

        To provide an example, assume an investor purchased 100 shares at $10 per share (at a cost of $1,000) and in the third year after purchase, the net asset value per share is $12 and, during such time, the investor has acquired 10 additional shares upon dividend reinvestment. If at such time the investor makes his or her first redemption of 50 shares (proceeds of $600), 10 shares will not be subject to a CDSC because they were issued through dividend reinvestment. With respect to the remaining 40 shares, the charge is applied only to the original cost of $10 per share and not to the increase in net asset value of $2 per share. Therefore, $400 of the $600 redemption proceeds will be charged at a rate of 3.0% (the applicable rate in the third year after purchase).

        The Class B CDSC may be waived on redemptions of shares in connection with certain post-retirement withdrawals from an Individual Retirement Account ("IRA") or other retirement plan or following the death or disability (as defined in the Code) of a shareholder (including one who owns the Class B shares as joint tenant with his or her spouse), provided the redemption is requested within one year of the death or initial determination of disability or, if later, reasonably promptly following completion of probate. The Class B CDSC also may be waived on redemptions of shares by certain eligible 401(a) and 401(k) plans. The CDSC may also be waived for any Class B shares that are purchased by eligible 401(k) or eligible 401(a) plans that are rolled over into a Merrill Lynch or Merrill Lynch Trust Company custodied IRA and held in such account at the time of redemption. The Class B CDSC may be waived for any Class B shares that were acquired and held at the time of the redemption in an Employee AccessSM Account available through employers providing eligible 401(k) plans. The Class B CDSC may also be waived for any Class B shares that are purchased by a Merrill Lynch rollover IRA that was funded by a rollover from a terminated 401(k) plan managed by MLIM Private Investors and held in such account at the time of redemption. The Class B CDSC may also be waived or its terms may be modified in connection with certain fee-based programs. The Class B CDSC may also be waived in connection with involuntary termination of an account in which Fund shares are held or for withdrawals through the Merrill Lynch Systematic Withdrawal Plan. See "Shareholder Services -- Fee-Based Programs" and "-- Systematic Withdrawal Plan."

        Class B shareholders of a Fund exercising the exchange privilege described under "Shareholder Services -- Exchange Privilege" will continue to be subject to that Fund's CDSC schedule if such schedule is higher than the CDSC schedule relating to the Class B shares acquired as a result of the exchange.

        Class B shares of certain Funds are offered through Blueprint only to members of certain affinity groups with a waiver of the CDSC upon redemption.

        Employer-Sponsored Retirement or Savings Plans and Certain Other Arrangements. Certain employer-sponsored retirement or savings plans and certain other arrangements may purchase Class B shares with a waiver of the CDSC upon redemption, based on the number of employees or number of employees eligible to participate in the plan, the aggregate amount invested by the plan in specified investments and/or the services provided by Merrill Lynch to the Plan. Such Class B shares will convert into Class A shares approximately ten years after the plan purchases the first share of any Select Pricing Fund. Minimum purchase requirements may be waived or varied for such plans. Additional information regarding purchases by employer-sponsored retirement or savings plans and certain other arrangements is available toll-free from Merrill Lynch Business Financial Services at 1-800-237-7777.

        Conversion of Class B Shares to Class A Shares. Approximately eight years after purchase (the "Conversion Period"), Class B shares of each Fund will convert automatically into Class A shares of that Fund. The conversion will occur at least once each month (on the "Conversion Date") on the basis of the relative net asset value of the shares of the two classes on the Conversion Date, without the imposition of any sales load, fee or other charge. Conversion of Class B shares to Class A shares will not be deemed a purchase or sale of the shares for Federal income tax purposes.

        Shares acquired through reinvestment of dividends on Class B shares will also convert automatically to Class A shares. The Conversion Date for dividend reinvestment shares will be calculated taking into account the length of time the shares underlying the dividend reinvestment shares were outstanding. If at the Conversion Date the conversion will result in less than $50 worth of Class B shares being left in an account, all of the Class B shares of the Fund held in the account will be converted into Class A shares of the Fund.

        In general, Class B shares of equity Select Pricing Funds will convert approximately eight years after initial purchase and Class B shares of taxable and tax-exempt fixed income Select Pricing Funds will convert approximately ten years after initial purchase. If you exchange Class B shares with an eight-year Conversion Period for Class B shares with a ten-year Conversion Period, or vice versa, the Conversion Period applicable to the Class B shares acquired in the exchange will apply and the holding period for the shares exchanged will be tacked on to the holding period for the shares acquired. The Conversion Period also may be modified for investors that participate in certain fee-based programs. See "Shareholder Services -- Fee-Based Programs."

        If you own shares of a Fund that issues stock certificates, you must deliver any certificates for Class B shares of the Fund to be converted to the Transfer Agent at least one week prior to the Conversion Date applicable to those shares. If the Transfer Agent does not receive the certificates at least one week prior to the Conversion Date, your Class B shares will convert to Class A shares on the next scheduled Conversion Date after the certificates are delivered.

   Contingent Deferred Sales Charges -- Class C Shares

        Class C shares that are redeemed within one year of purchase may be subject to a 1.00% CDSC charged as a percentage of the dollar amount subject thereto. In determining whether a Class C CDSC is applicable to a redemption, the calculation will be determined in the manner that results in the lowest possible rate being charged. The charge will be assessed on an amount equal to the lesser of the proceeds of redemption or the cost of the shares being redeemed. Accordingly, no Class C CDSC will be imposed on increases in net asset value above the initial purchase price. In addition, no Class C CDSC will be assessed on shares derived from reinvestment of dividends. It will be assumed that the redemption is first of shares held for over one year or shares acquired pursuant to reinvestment of dividends and then of shares held longest during the one-year period. A transfer of shares from a shareholder's account to another account will be assumed to be made in the same order as a redemption. The Class C CDSC may be waived in connection with involuntary termination of an account in which Fund shares are held, for withdrawals through the Merrill Lynch Systematic Withdrawal Plan, and in connection with the redemption of Class C shares by certain retirement plans. See "Shareholder Services -- Systematic Withdrawal Plan."

        See Part I, Section V "Information on Sales Charges and Distribution Related Expenses -- Class B and Class C Sales Charge Information" of each Fund's Statement of Additional Information for information about amounts paid to the Distributor in connection with Class B and C shares for the periods indicated.

CLASS R SHARES

        Certain of the Funds offer Class R shares as described in each such Fund's Prospectus. Class R shares are available only to certain retirement plans. Class R shares are not subject to an initial sales charge or a contingent deferred sales charge but are subject to an ongoing distribution fee of 0.25% and an ongoing account maintenance fee of 0.25%. Distribution fees are used to support the Fund's marketing and distribution efforts, such as compensating Merrill Lynch Financial Advisors and other financial intermediaries, advertising and promotion. Account maintenance fees are used to compensate securities dealers and other financial intermediaries for account maintenance activities. If Class R shares are held over time, these fees may exceed the maximum sales charge that an investor would have paid as a shareholder of one of the other share classes.

CLOSED-END FUND REINVESTMENT OPTIONS

        Class I shares of each Fund are offered at net asset value to shareholders of certain closed-end funds advised by a Manager who purchased their shares prior to October 21, 1994 (the date the Merrill Lynch Select PricingSM System commenced operations) and wish to reinvest the net proceeds from a sale of such shares in Class I shares, if the conditions set forth below are satisfied. Alternatively, shareholders of closed-end funds who purchased shares on or after October 21, 1994 and wish to reinvest the net proceeds from a sale of those shares may purchase Class I shares (if eligible to buy Class I shares) or Class A shares of each Fund at net asset value if the following conditions are met. First, the sale of closed-end fund shares must be made through Merrill Lynch, and the net proceeds must be immediately reinvested in Class I or Class A shares. Second, the closed-end fund shares must either have been acquired in that fund's initial public offering or represent dividends paid on shares of common stock acquired in such offering. Third, the closed-end fund shares must have been continuously maintained in a Merrill Lynch securities account. Fourth, there must be a minimum purchase of $250 to be eligible for the reinvestment option.

        Subject to the conditions set forth below, shares of each Fund are offered at net asset value to shareholders of certain continuously offered closed-end funds advised by a Manager (an "Eligible Fund") who wish to reinvest the net proceeds from a sale of such shares. Upon exercise of this reinvestment option, shareholders of Merrill Lynch Senior Floating Rate Fund, Inc. will receive Class I shares of a Fund and shareholders of Merrill Lynch Senior Floating Rate Fund II, Inc. will receive Class C shares of a Fund.

        In order to exercise this reinvestment option, a shareholder of an Eligible Fund must sell his or her shares back to the Eligible Fund in connection with a tender offer conducted by the Eligible Fund and reinvest the proceeds immediately in the designated class of shares of a Fund. This option is available only with respect to shares as to which no Early Withdrawal Charge (each as defined in the Eligible Fund's prospectus) is applicable. Purchase orders from Eligible Fund shareholders who wish to exercise this reinvestment option will be accepted only on the day that the related tender offer terminates and will be effected at the net asset value of the designated class of shares of a Fund on such day. The Class C CDSC may be waived upon redemption of Class C shares purchased by an investor pursuant to this closed-end fund reinvestment option. This waiver is subject to the requirement that the investor has held the tendered shares for a minimum of one year and to such other conditions as are set forth in the prospectus for the related closed-end fund.

DISTRIBUTION PLANS

        The distribution plan for each of the Class A, Class B, Class C and Class R shares of the Select Pricing Funds (each, a " Plan") provides that the Fund pays the Distributor an account maintenance fee, accrued daily and paid monthly, at an annual rate based on the average daily net assets of the Fund attributable to shares of the relevant class. This fee compensates the Distributor, Merrill Lynch, a selected securities dealer or other financial intermediary (pursuant to a sub-agreement) for account maintenance activities with respect to Class A, Class B, Class C and Class R shares of the Select Pricing Funds.

        The Plan for each of the Class B, Class C and Class R shares also provides that the Fund pays the Distributor a distribution fee, accrued daily and paid monthly, at an annual rate based on the average daily net assets of the Fund attributable to the shares of the relevant class. This fee compensates the Distributor, Merrill Lynch, a selected securities dealer or other financial intermediary (pursuant to a sub-agreement) for providing shareholder and distribution services and bearing certain distribution-related expenses of the Fund, including payments to financial advisors or other financial intermediaries for selling Class B, Class C and Class R shares of the Fund.

      Each Fund's Plans are subject to the provisions of Rule 12b-1 under the Investment Company Act. In their consideration of a Plan, the Directors must consider all factors they deem relevant, including information as to the benefits of the Plan to the Fund and the related class of shareholders. In approving a Plan in accordance with Rule 12b-1, the non-Interested Directors concluded that there is reasonable likelihood that the Plan will benefit the Fund and its related class of shareholders.

        Each Plan provides that, so long as the Plan remains in effect, the non-interested Directors then in office will select and nominate other non-interested Directors. Each Plan can be terminated at any time, without penalty, by the vote of a majority of the non-interested Directors or by the vote of the holders of a majority of the outstanding related class of voting securities of a Fund. A Plan cannot be amended to increase materially the amount to be spent by the Fund without the approval of the related class of shareholders. All material amendments are required to be approved by the vote of Directors, including a majority of the non-interested Directors who have no direct or indirect financial interest in the Plan, cast in person at a meeting called for that purpose. Rule 12b-1 further requires that each Fund preserve copies of each Plan and any report made pursuant to such plan for a period of not less than six years from the date of the Plan or such report, the first two years in an easily accessible place.

        Among other things, each Plan provides that the Directors will review quarterly reports of the account maintenance and/or distribution fees paid to the Distributor. Payments under the Plans are based on a percentage of average daily net assets attributable to the shares regardless of the amount of expenses incurred. As a result, distribution-related revenues from the Plans may be more or less than distribution-related expenses of the related class. Information with respect to the distribution-related revenues and expenses is presented to the Directors for their consideration quarterly. Distribution-related revenues consist of the account maintenance fees, the distribution fees and the CDSCs. Distribution-related expenses consist of financial advisor compensation, branch office and regional operation center selling and transaction processing expenses, advertising, sales promotion and marketing expenses and interest expense. The distribution-related revenues paid with respect to one class will not be used to finance the distribution expenditures of another class. Sales personnel may receive different compensation for selling different classes of shares.

        See Part I, Section V "Information on Sales Charges and Distribution Related Expenses" of each Select Pricing Fund's Statement of Additional Information for information relating to the fees paid by your Fund to the Distributor under each Distribution Plan during the Fund's most recent fiscal year.

LIMITATIONS ON THE PAYMENT OF DEFERRED SALES CHARGES

        The maximum sales charge rule in the Conduct Rules of the NASD imposes a limitation on certain asset-based sales charges such as the distribution fee borne by Class R shares, and the distribution fee and the CDSC borne by the Class B and Class C shares. This limitation does not apply to the account maintenance fee. The maximum sales charge rule is applied separately to each class and limits the aggregate of distribution fee payments and CDSCs payable by a Fund to (1) 6.25% of eligible gross sales of Class B, Class C and Class R shares, computed separately (excluding shares issued pursuant to dividend reinvestments and exchanges), plus (2) interest on the unpaid balance for the respective class, computed separately, at the prime rate plus 1% (the unpaid balance being the maximum amount payable minus amounts received from the payment of the distribution fee and the CDSC). In connection with the Class B shares, the Distributor has voluntarily agreed to waive interest charges on the unpaid balance in excess of 0.50% of eligible gross sales. Consequently, the maximum amount payable to the Distributor (referred to as the "voluntary maximum") in connection with the Class B shares is 6.75% of eligible gross sales. The Distributor retains the right to stop waiving the interest charges at any time. To the extent payments would exceed the voluntary maximum, each Fund will not make further payments of the distribution fee with respect to Class B shares and any CDSCs will be paid to the Fund rather than to the Distributor; however, each Fund will continue to make payments of the account maintenance fee. In certain circumstances the amount payable pursuant to the voluntary maximum may exceed the amount payable under the NASD formula. In such circumstance payment in excess of the amount payable under the NASD formula will not be made.

        See Part I, Section V "Information on Sales Charges and Distribution Related Expenses -- Limitation on the Payment of Deferred Sales Charge" of each Fund's Statement of Additional Information for comparative information as of your Fund's most recent fiscal year end with respect to the Class B, Class C and, if applicable, Class R shares of your Fund.

                              REDEMPTION OF SHARES

        Each Fund is required to redeem for cash all shares of the Fund upon receipt of a written request in proper form. The redemption price is the net asset value per share next determined after the initial receipt of proper notice of redemption. The value of shares of each Fund at the time of redemption may be more or less than your cost at the time of purchase, depending in part on the market value of the securities held by the Fund at such time. Except for any CDSC that may be applicable, there will be no redemption charge if your redemption request is sent directly to the Transfer Agent. If you are liquidating your holdings you will receive all dividends reinvested through the date of redemption.

        The right to redeem shares may be suspended for more than seven days only (i) for any period during which trading on the NYSE is restricted as determined by the Commission or during which the NYSE is closed (other than customary weekend and holiday closings), (ii) for any period during which an emergency exists, as defined by the Commission, as a result of which disposal of portfolio securities or determination of the net asset value of the Fund is not reasonably practicable, and (iii) for such other periods as the Commission may by order permit for the protection of shareholders of the Fund.

        Each Fund has entered into a joint committed line of credit with other investment companies advised by the Manager and a syndicate of banks that is intended to provide the Fund with a temporary source of cash to be used to meet redemption requests from shareholders in extraordinary or emergency circumstances.

REDEMPTION

        If you hold shares with the Transfer Agent you may redeem without charge by writing to the Fund's Transfer Agent, Financial Data Services, Inc., P.O. Box 45289, Jacksonville, Florida 32232-5289. Redemption requests delivered other than by mail should be sent to Financial Data Services, Inc., 4800 Deer Lake Drive East, Jacksonville, Florida 32246-6484. If your Fund has issued share certificates, the letter must be accompanied by certificates for the shares. Redemption requests should not be sent to the Fund. A redemption request requires the signature(s) of all persons in whose name(s) the shares are registered, signed exactly as such name(s) appear(s) on the Transfer Agent's register. The signature(s) on the redemption request may require a guarantee by an "eligible guarantor institution" as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934 (the "Exchange Act"), whose existence and validity may be verified by the Transfer Agent through the use of industry publications. In the event a signature guarantee is required, notarized signatures are not sufficient. In general, signature guarantees are waived on redemptions of less than $50,000 as long as the following requirements are met:
(i) the request contains the signature(s) of all persons in whose name(s) shares are recorded on the Transfer Agent's register; (ii) the check is mailed to the stencil address of record on the Transfer Agent's register and (iii) the stencil address has not changed within 30 days. Certain rules may apply regarding certain types of accounts, including but not limited to UGMA/UTMA accounts, Joint Tenancies With Rights of Survivorship, contra broker transactions and institutional accounts. In certain instances, the Transfer Agent may require additional documents such as, but not limited to, trust instruments, death certificates, appointments as executor or administrator, or certificates of corporate authority.

        You may also redeem shares held with the Transfer Agent by calling 1-800-MER-FUND. You must be the shareholder of record and the request must be for an amount less than $50,000. Before telephone requests will be honored, signature approval from all shareholders of record on the account must be obtained. The shares being redeemed must have been held for at least 15 days. Telephone redemption requests will not be honored if: (i) the accountholder is deceased, (ii) the proceeds are to be sent to someone other than the shareholder of record, (iii) funds are to be wired to the client's bank account, (iv) a systematic withdrawal plan is in effect, (v) the request is by an individual other than the accountholder of record, (vi) the account is held by joint tenants who are divorced, (vii) the address on the account has changed within the last 30 days or share certificates have been issued on the account, or (viii) to protect against fraud, if the caller is unable to provide the account number, the name and address registered on the account and the social security number registered on the account. The Funds or the Transfer Agent may temporarily suspend telephone transactions at any time.

        If you redeem shares directly with the Transfer Agent, payments will generally be mailed within seven days of receipt of the proper notice of redemption. A Fund may delay the mailing of a redemption check until good payment (that is, cash, Federal funds or certified check drawn on a U.S. bank) has been collected for the purchase of Fund shares, which will usually not exceed 10 days. If your account is held directly with the Transfer Agent and contains a fractional share balance following a redemption, the fractional share balance will be automatically redeemed by the Fund.

REPURCHASE

        A Fund will repurchase its shares through a selected securities dealer or other financial intermediary. Each Fund normally will accept orders to repurchase shares by wire or telephone from dealers for their customers. Shares will be priced at the net asset value calculated on the day the request is received, provided that your request for repurchase is submitted to your selected securities dealer or other financial intermediary prior to the regular close of business on the NYSE and the request is received by the Fund from your selected securities dealer or other financial intermediary not later than 30 minutes after the close of business on the NYSE on the same day.

        These repurchase arrangements are for your convenience and do not involve a charge by the Fund (other than any applicable CDSC). Securities firms that do not have selected dealer agreements with the Distributor, however, may impose a transaction charge for transmitting the notice of repurchase to the Fund. Each Fund reserves the right to reject any order for repurchase. A shareholder whose order for repurchase is rejected by a Fund, however, may redeem shares as set out above.

REINSTATEMENT PRIVILEGE -- CLASS I AND CLASS A SHARES

        If you redeemed Class I or Class A shares of a Fund, you may reinstate your account by buying Class I or Class A shares, as the case may be, of the Fund at net asset value without a sales charge up to the dollar amount you redeemed. You may exercise the reinstatement privilege by sending a notice of exercise along with a check for the amount to be reinstated to the Transfer Agent or by contacting your Merrill Lynch Financial Advisor within 30 days after the date the redemption request was accepted by the Transfer Agent or the Distributor. The reinstatement will be made at the net asset value per share next determined after the notice of reinstatement is received and cannot exceed the amount of the redemption proceeds.

                              SHAREHOLDER SERVICES

        Each Fund offers a number of shareholder services described below that are designed to facilitate investment in its shares. You can obtain more information about these services from each Fund, by calling the telephone number on the cover page, or from the Distributor, Merrill Lynch, your selected securities dealer or other financial intermediary. Certain of these services are available only to U.S. investors.

INVESTMENT ACCOUNT

        If your account is maintained at the Transfer Agent (an "Investment Account") you will receive statements, at least quarterly, from the Transfer Agent. These statements will serve as confirmations for automatic investment purchases and the reinvestment of dividends. The statements also will show any other activity in your Investment Account since the last statement. You also will receive separate confirmations for each purchase or sale transaction other than automatic investment purchases and the reinvestment of dividends. If your Investment Account is held at the Transfer Agent you may make additions to it at any time by mailing a check directly to the Transfer Agent. You may also maintain an account through Merrill Lynch, a selected securities dealer or other financial intermediary. If you transfer shares out of a Merrill Lynch brokerage account or an account maintained with a selected securities dealer or other financial intermediary, an Investment Account in your name may be opened automatically at the Transfer Agent.

        For Funds that issue share certificates, share certificates are issued only for full shares and only upon the specific request of a shareholder who has an Investment Account. You may request that certificates representing all or only part of the full shares in your Investment Account be issued directly from the Transfer Agent.

        You may transfer Fund shares from Merrill Lynch, a selected securities dealer or other financial intermediary to another securities dealer or other financial intermediary that has entered into an agreement with the Distributor. Certain shareholder services may not be available for the transferred shares. After the transfer, you may purchase additional shares of Funds owned before the transfer. All future trading of these assets must be coordinated by the new firm. If you wish to transfer your shares to a securities dealer or other financial intermediary that has not entered into an agreement with the Distributor, you must either (i) redeem your shares, paying any applicable CDSC or (ii) continue to maintain an Investment Account at the Transfer Agent for those shares. You also may request that the new securities dealer or other financial intermediary maintain the shares in an account at the Transfer Agent registered in the name of the securities dealer or other financial intermediary for your benefit whether the securities dealer or other financial intermediary has entered into a selected dealer agreement or not.

        If you are considering transferring a tax-deferred retirement account, such as an individual retirement account, from Merrill Lynch to another securities dealer or other financial intermediary, you should be aware that if the new firm will not take delivery of shares of the Fund, you must either redeem the shares (paying any applicable CDSC) so that the cash proceeds can be transferred to the account at the new firm, or you must continue to maintain a retirement account at Merrill Lynch for those shares.

EXCHANGE PRIVILEGE

        U.S. shareholders of Class A, Class B, Class C and Class I shares of each Fund have an exchange privilege with certain other Select Pricing Funds and Summit, which is a Merrill Lynch-sponsored money market fund specifically designated for exchange by shareholders of Select Pricing Funds. In order to qualify for the exchange privilege, the shares you wish to exchange are required to have a net asset value of at least $100 and must have been held by you for at least 15 days. Before effecting an exchange, you should obtain a currently effective prospectus of the fund into which you wish to make the exchange. Exercise of the exchange privilege is treated as a sale of the exchanged shares and a purchase of the acquired shares for Federal income tax purposes.

        Exchanges of Class I and Class A Shares. You may exchange Class I or Class A shares of a Fund for Class I shares of a second Select Pricing Fund if you hold any Class I shares of the second fund in your account at the time of the exchange or are eligible to purchase Class I shares of the second fund; otherwise, you will receive Class A shares of the second fund. Class A shares are exchangeable with shares of the same class of other Select Pricing Funds.

        Exchanges of Class I or Class A shares outstanding ("outstanding Class I or Class A shares") for Class I or Class A shares of a second Select Pricing Fund, or for Class A shares of Summit ("new Class I or Class A shares") are effected on the basis of relative net asset value per Class I or Class A share, respectively, plus an amount equal to the difference, if any, between the sales charge previously paid on the outstanding Class I or Class A shares and the sales charge payable at the time of the exchange on the new Class I or Class A shares. With respect to outstanding Class I or Class A shares received in a previous exchange, the "sales charge previously paid" will include the aggregate of the sales charges paid with respect to such Class I or Class A shares in the initial purchase and any subsequent exchange. Class I or Class A shares issued pursuant to dividend reinvestment are not subject to a sales charge. For purposes of the exchange privilege, however, these shares will be deemed to have been sold with a sales charge equal to the sales charge previously paid on the Class I or Class A shares on which the dividend was paid. Based on this formula, Class I and Class A shares of a Fund generally may be exchanged into the Class I or Class A shares, respectively, of a second Fund with a reduced sales charge or without a sales charge.

        Exchanges of Class B and Class C Shares. Shareholders of certain Select Pricing Funds with Class B and Class C shares outstanding ("outstanding Class B or Class C shares") may exchange their Class B or Class C shares for Class B or Class C shares, respectively, of a second Select Pricing Fund or for Class B shares of Summit ("new Class B or

Class C shares") on the basis of relative net asset value per Class B or Class C share, without the payment of any CDSC. Certain Select Pricing Funds impose different CDSC schedules. If you exchange your Class B shares for shares of a Fund with a different CDSC schedule the higher schedule will apply. For purposes of computing the CDSC upon redemption of new Class B or Class C shares, the time you held both the exchanged Class B or Class C shares and the new Class B shares or Class C shares will count towards the holding period of the new Class B or Class C shares,. For example, if you exchange Class B shares of a Fund for those of a second Fund after having held the Fund's Class B shares for two-and-a-half years, the 3% CDSC that generally would apply to a redemption would not apply to the exchange. Four years later if you decide to redeem the Class B shares of the second Fund and receive cash, there will be no CDSC due on this redemption since by adding the two-and-a-half year holding period of the Fund Class B shares to the four year holding period for the second Fund's Class B shares, you will be deemed to have held the second Fund's Class B shares for more than six years. Class B shares of certain Select Pricing Funds purchased prior to June 1, 2001 are subject to the four-year CDSC schedule in effect at that time. This four-year CDSC schedule will also apply to Class B shares received in exchange for such shares.

        Exchanges for Shares of a Money Market Fund. You may exchange Class I and Class A shares for Class A shares of Summit and Class B and Class C shares of a Fund for Class B shares of Summit. You may exchange Class A shares of Summit back into Class I or Class A shares of a Fund. You may exchange Class B shares of Summit back into Class B or Class C shares of a Fund and, in the event of such an exchange, the period of time that you held Class B shares of Summit will count toward satisfaction of the holding period requirement for purposes of reducing any CDSC and toward satisfaction of any Conversion Period with respect to Class B shares. Class B shares of Summit will be subject to a distribution fee at an annual rate of 0.75% of average daily net assets of such Class B shares. Please see your Merrill Lynch Financial Advisor for further information.

        Prior to October 12, 1998, exchanges from certain Select Pricing Funds into a money market fund were directed to certain Merrill Lynch-sponsored money market funds other than Summit ("Other Money Funds"). If you exchanged Select Pricing Fund shares for Other Money Funds and subsequently wish to exchange Other Money Fund shares for shares of a Select Pricing Fund ("Acquired Fund"), you will be subject to the CDSC schedule applicable to the Acquired Fund shares, if any. The holding period for Other Money Fund shares will not count toward satisfaction of the holding period requirement for reduction of the CDSC imposed on Acquired Fund shares, if any, and, with respect to Class B shares, toward satisfaction of the Conversion Period. However, the time you held the fund shares originally exchanged for Other Money Fund shares will count towards the holding period of the Class B or C shares of the Acquired Fund for purposes of reducing the CDSC or satisfying the Conversion Period.

        Exchanges by Participants in Certain Programs. The exchange privilege is modified with respect to certain participants in mutual fund advisory programs and other fee-based programs sponsored by Merrill Lynch. See "Fee-Based Programs" below.

        Exercise of the Exchange Privilege. To exercise the exchange privilege, you should contact your Merrill Lynch Financial Advisor, who will advise each Fund of the exchange. If you own shares of a Fund that has not issued share certificates, you may exercise the exchange privilege by wire through your securities dealer or other financial intermediary. Each Fund reserves the right to require a properly completed exchange application.

        You may also request exchanges by calling the Transfer Agent at 1-800-MER-FUND if your account is held with the Transfer Agent for amounts up to $50,000. The request must be from the shareholder of record. Before telephone requests will be honored, signature approval from all shareholders of record must be obtained. The shares being exchanged must have been held for at least 15 days. Telephone requests for an exchange will not be honored if: (i) the accountholder is deceased, (ii) the request is by an individual other than the accountholder of record, (iii) the account is held by joint tenants who are divorced or the address on the account has changed within the last 30 days, or
(iv) if the caller is unable to provide the account number, the name and address registered on the account and the social security number registered on the account. Each Fund or the Transfer Agent may temporarily suspend telephone transactions at any time.

        This exchange privilege may be modified or terminated in accordance with the rules of the Commission. Each Fund reserves the right to limit the number of times an investor may exercise the exchange privilege. Certain Funds may suspend the continuous offering of their shares to the general public at any time and may resume such offering from time to time. The exchange privilege is available only to U.S. shareholders in states where the exchange legally may be made. The exchange privilege may be applicable to other new mutual funds whose shares may be distributed by the Distributor.

FEE-BASED PROGRAMS

        Certain fee-based programs offered by Merrill Lynch and other financial intermediaries, including pricing alternatives for securities transactions (each referred to in this paragraph as a "Program"), may permit the purchase of Class I shares at net asset value. Under specified circumstances, participants in certain Programs may exchange their shares in the Program for Class I shares. Initial or deferred sales charges otherwise due in connection with such exchanges may be waived or modified, as may the Conversion Period applicable to the deposited shares. Termination of participation in a Program may result in the redemption of shares or the automatic exchange of shares to another class at net asset value. In addition, upon termination of participation in a Program, shares that have been held for less than specified periods within the Program may be subject to a fee based on the current value of such shares. These Programs also generally prohibit such shares from being transferred to another account at Merrill Lynch, to another financial intermediary, to another broker-dealer or to the Transfer Agent. Except in limited circumstances (which may also involve an exchange as described above), such shares must be redeemed and another class of shares purchased (which may involve the imposition of initial or deferred sales charges and distribution and account maintenance fees) in order for the investment not to be subject to Program fees. Additional information regarding a specific Program (including charges and limitations on transferability applicable to shares that may be held in such Program) is available in the Program's client agreement and from the Transfer Agent at 1-800-MER-FUND.

RETIREMENT AND EDUCATION SAVINGS PLANS

        Individual retirement accounts and other retirement and education savings plans are available from Merrill Lynch. Under these plans, investments may be made in a Fund and certain of the other mutual funds sponsored by Merrill Lynch as well as in other securities. There may be fees associated with investing through these plans. Information with respect to these plans is available on request from Merrill Lynch.

        Dividends received in each of the plans referred to above are exempt from Federal taxation until distributed from the plans and, in the case of Roth IRAs and education savings plans, may be exempt from taxation when distributed as well. Investors considering participation in any retirement or education savings plan should review specific tax laws relating to the plan and should consult their attorneys or tax advisers with respect to the establishment and maintenance of any such plan.

AUTOMATIC INVESTMENT PLANS

        You may make additions to an Investment Account through a service known as the Automatic Investment Plan. Under the Automatic Investment Plan, a Fund is authorized, on a regular basis, to provide systematic additions to your Investment Account through charges of $50 or more to your regular bank account by either pre-authorized checks or automated clearing house debits. If you buy shares of a Fund through Blueprint, no minimum charge to your bank account is required. Alternatively, if you maintain a CMA(R) Account you may arrange to have periodic investments made in a Fund in amounts of $100 ($1 or more for retirement accounts) or more through the CMA(R) Automated Investment Program.

AUTOMATIC DIVIDEND REINVESTMENT PLAN

        Unless you provide specific instructions as to the method of payment, dividends will be automatically reinvested, without sales charge, in additional full and fractional shares of the same Fund. You may, at any time, elect to have dividends paid in cash, rather than reinvested in shares of a Fund (provided that, if a payment on an account maintained at the Transfer Agent would amount to $10.00 or less, the payment will automatically be reinvested in additional shares). If your account is maintained with the Transfer Agent, you may contact the Transfer Agent in writing or by telephone (1-800-MER-FUND). For other accounts, you should contact your Merrill Lynch Financial Advisor, selected securities dealer or other financial intermediary. Your instructions will be effected ten days after the receipt by the Transfer Agent of such notice. A Fund is not responsible for any failure of delivery to the shareholder's address of record and no interest will accrue on amounts represented by uncashed dividend checks. Cash payments can also be deposited directly in the shareholder's bank account.

SYSTEMATIC WITHDRAWAL PLANS

        You may elect to receive systematic withdrawals from your Investment Account by check or through automatic payment by direct deposit to your bank account on either a monthly or quarterly basis as provided below. Quarterly withdrawals are available if you have acquired shares of a Fund having a value, based on cost or the current offering price, of $5,000 or more, and monthly withdrawals are available if your shares have a value of $10,000 or more.

        At the time of each withdrawal payment, sufficient shares are redeemed from your account to provide the withdrawal payment specified by you. You may specify the dollar amount and class of shares to be redeemed. Redemptions will be made at net asset value as determined as of the close of business on the NYSE on the 24th day of each month or the 24th day of the last month of each quarter, whichever is applicable. If the NYSE is not open for business on such date, the shares will be redeemed at the net asset value determined as of the close of business on the NYSE on the following business day. The check for the withdrawal payment will be mailed or the direct deposit will be made, on the next business day following redemption. When you make systematic withdrawals, dividends and distributions on all shares in the Investment Account are reinvested automatically in Fund shares. Your systematic withdrawal plan may be terminated at any time, without charge or penalty, by you, a Fund, the Transfer Agent or the Distributor.

        The maximum number of Class B or Class C shares that can be redeemed from an Investment Account annually will not exceed 10% of the value of shares of such class in that account at the time the election to join the systematic withdrawal plan was made. Any CDSC that might be due on such redemption of Class B or Class C shares will be waived. Shares redeemed pursuant to a systematic withdrawal plan will be redeemed in the same order as Class B or Class C shares are normally redeemed. See "Purchase of Shares -- Deferred Sales Charge Alternatives -- Class B and Class C Shares." Where the systematic withdrawal plan is applied to Class B shares, upon conversion of the last Class B shares in an account to Class A shares, you must make a new election to join the systematic withdrawal program with respect to the Class A shares. If you wish to change the amount being withdrawn in a systematic withdrawal plan, you should contact your Merrill Lynch Financial Advisor.

        Withdrawal payments should not be considered as dividends. Withdrawals generally are treated as sales of shares and may result in taxable gain or loss. If periodic withdrawals continuously exceed reinvested dividends, the shareholder's original investment may be reduced correspondingly. Purchases of additional shares concurrent with withdrawals are ordinarily disadvantageous to the shareholder because of sales charges and tax liabilities. A Fund will not knowingly accept purchase orders for shares of a Fund from investors who maintain a systematic withdrawal plan with respect to that Fund unless such purchase is equal to at least one year's scheduled withdrawals or $1,200, whichever is greater. Periodic investments may not be made into an Investment Account in which the shareholder has elected to make systematic withdrawals.

        Alternatively, if your shares are held within a CMA(R) or Retirement Account you may elect to have shares redeemed on a monthly, bimonthly, quarterly, semiannual or annual basis through the CMA(R) Systematic Redemption Program or the redemption program of the Retirement Account. The minimum fixed dollar amount that is redeemable is $50. The proceeds of systematic redemptions will be posted to your account three business days after the date the shares are redeemed. All redemptions are made at net asset value. You may elect to have your shares redeemed on the first, second, third or fourth Monday of each month, in the case of monthly redemptions, or of every other month, in the case of bimonthly redemptions. For quarterly, semiannual or annual redemptions, you may select the month in which the shares are to be redeemed and may designate whether the redemption is to be made on the first, second, third or fourth Monday of the month. If the Monday selected is not a business day, the redemption will be processed at net asset value on the next business day. The CMA(R) Systematic Redemption Program is not available if Fund shares are being purchased within the account pursuant to the Automated Investment Program. For more information on the CMA(R) Systematic Redemption Program, eligible shareholders should contact their Merrill Lynch Financial Advisor.

                                PRICING OF SHARES

DETERMINATION OF NET ASSET VALUE

        The net asset value of each class of shares of each Fund is determined once daily Monday through Friday as of the close of business on the NYSE on each day the NYSE is open for trading based on prices at the time of closing. The NYSE generally closes at 4:00 p.m. Eastern time. Any assets or liabilities initially expressed in terms of foreign currencies are translated into U.S. dollars at the prevailing market rates as quoted by one or more banks or dealers on the day of valuation. The NYSE is not open for trading on New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

        Net asset value per share is computed by dividing the value of the securities held by a Fund plus any cash or other assets (including interest and dividends accrued but not yet received) minus all liabilities (including accrued expenses) by the total number of shares outstanding at such time (on a class by class basis), rounded to the nearest cent. Expenses, including the fees payable to the Manager and Distributor, are accrued daily.

        The principal asset of each Feeder Fund will normally be its interest in an underlying Master Portfolio. The value of that interest is based on the net assets of the Master Portfolio, which are comprised of the value of the securities held by the Master Portfolio plus any cash or other assets (including interest and dividends accrued but not yet received) minus all liabilities (including accrued expenses of the Master Portfolio). Expenses of a Master Portfolio, including the investment advisory fees, are accrued daily. The net asset value of a Feeder Fund is equal to the value of the Feeder Fund's proportionate interest in the net assets of the Master Portfolio plus any cash or other assets, minus all liabilities (including accrued expenses) of the Feeder Fund. To determine a Feeder Fund's net asset value per share, the Feeder Fund's net asset value is divided by the total number of shares outstanding of the Feeder Fund at such time (on a class by class basis), rounded to the nearest cent. Expenses, including fees payable to the Administrator and Distributor, are accrued daily.

        The per share net asset value of Class A, Class B, Class C and Class R shares generally will be lower than the per share net asset value of Class I shares, reflecting the daily expense accruals of the account maintenance, distribution and higher transfer agency fees applicable with respect to Class B and Class C shares, the daily expense accruals of the account maintenance fees applicable with respect to Class A shares and the daily expense accruals of the account maintenance and distribution fees applicable to Class R shares. Moreover, the per share net asset value of the Class B, Class C and Class R shares generally will be lower than the per share net asset value of Class A shares reflecting the daily expense accruals of the distribution fees and higher transfer agency fees applicable with respect to Class B and Class C shares and the daily expense accruals of the distribution fees applicable to Class R shares of a Fund. In addition, the per share net asset value of Class B and Class C shares generally will be lower than the per share net asset value of Class R shares due to the daily expense accruals of the higher distribution fees and higher transfer agency fees applicable to Class B and Class C shares. It is expected, however, that the per share net asset value of all classes of a Fund will tend to converge (although not necessarily meet) immediately after the payment of dividends, which will differ by approximately the amount of the expense accrual differentials between the classes.

        Securities that are held by a Fund that are traded on stock exchanges or NASDAQ National are valued at the last sale price or official close price on the exchange on which such securities are traded, as of the close of business on the day the securities are being valued or, lacking any sales, at the last available bid price for long positions, and at the last available ask price for short positions. In cases where securities are traded on more than one exchange, the securities are valued on the exchange designated as the primary market by or under the authority of the Board of each Fund. Long positions in securities traded in the OTC market, NASDAQ Small Cap or Bulletin Board are valued at the last available bid price or yield equivalent obtained from one or more dealers or pricing services approved by the Board of a Fund. Short positions in securities traded in the OTC market are valued at the last available ask price. Portfolio securities that are traded both in the OTC market and on a stock exchange are valued according to the broadest and most representative market. When a Fund writes an option, the amount of the premium received is recorded on the books of the Fund as an asset and an equivalent liability. The amount of the liability is subsequently valued to reflect the current market value of the option written, based on the last sale price in the case of exchange-traded options or, in the case of options traded in the OTC market, the last ask price. Options purchased by a Fund are valued at their last sale price in the case of exchange-traded options or, in the case of options traded in the OTC market, the last bid price. Other investments, including financial futures contracts and related options, are generally valued at market value. Obligations with remaining maturities of 60 days or less are valued at amortized cost unless the Manager believes that this method no longer produces fair valuations. Repurchase agreements will be valued at cost plus accrued interest. Securities and assets for which market quotations are not readily available are valued at fair value as determined in good faith by or under the direction of the Board. Such valuations and procedures will be reviewed periodically by the Board.

        Generally, trading in foreign securities, as well as U.S. Government securities and money market instruments, is substantially completed each day at various times prior to the close of business on the NYSE. The values of such securities used in computing the net asset value of a Fund's shares are determined as of such times. Foreign currency exchange rates also are generally determined prior to the close of business on the NYSE. Occasionally, events affecting the values of such securities and such exchange rates may occur between the times at which they are determined and the close of business on the NYSE that may not be reflected in the computation of a Fund's net asset value. If events (e.g., a company announcement, market volatility or a natural disaster) occur during such periods that are expected to materially affect the value of such securities, those securities may be valued at their fair value as determined in good faith by the Board of Directors or by the Manager using a pricing service and/or procedures approved by the Board of Directors.

        For funds organized in a master-feeder structure, each investor in a Master Portfolio may add to or reduce its investment in the Master Portfolio on each day the NYSE is open for trading. The value of each investor's (including a Feeder Fund's) interest in a Master Portfolio will be determined after the close of business on the NYSE by multiplying the net asset value of the Master Portfolio by the percentage, effective for that day, that represents that investor's share of the aggregate interests in the Master Portfolio. Any additions or withdrawals to be effected on that day will then be effected. The investor's percentage of the aggregate beneficial interests in a Master Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Master Portfolio as of the time of determination on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor's investment in the Master Portfolio effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Master Portfolio as of such time on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Master Portfolio by all investors in the Master Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in a Master Portfolio after the close of business of the NYSE or the next determination of net asset value of the Master Portfolio.

COMPUTATION OF OFFERING PRICE PER SHARE

        See Part I, Section VI "Computation of Offering Price" of each Fund's Statement of Additional Information for an illustration of the computation of the offering price for Class A, Class B, Class C, Class I, and, if applicable, Class R shares of your Fund.

                      PORTFOLIO TRANSACTIONS AND BROKERAGE

TRANSACTIONS IN PORTFOLIO SECURITIES

        Subject to policies established by the Directors of each Fund, the Manager is primarily responsible for the execution of a Fund's portfolio transactions and the allocation of brokerage. The Manager does not execute transactions through any particular broker or dealer, but seeks to obtain the best net results for the Fund, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution, operational facilities of the firm and the firm's risk and skill in positioning blocks of securities. While the Manager generally seeks reasonable trade execution costs, a Fund does not necessarily pay the lowest spread or commission available. Subject to applicable legal requirements, the Manager may select a broker based partly upon brokerage or research services provided to the Manager and its clients, including a Fund. In return for such services the Manager may cause a Fund to pay a higher commission than other brokers would charge if the Manager determines in good faith that the commission is reasonable in relation to the services provided.

        In the case of Feeder Funds, because each Feeder Fund will invest exclusively in beneficial interests of a Master Portfolio, it is expected that all transactions in portfolio securities will be entered into by the Master Portfolio.

Section 28(e) of the Exchange Act ("Section 28(e)") permits a Manager, under certain circumstances, to cause an account to pay a broker a commission for effecting a transaction that exceeds the amount another broker or dealer would have charged for effecting the same transaction in recognition of the value of brokerage and research services provided by that broker or dealer. This includes commissions paid on riskless principal transactions under certain conditions. Brokerage and research services include (1) furnishing advice as to the value of securities, the advisability of investing in, purchasing or selling securities, and the availability of securities or purchasers or sellers of securities; (2) furnishing analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy, and the performance of accounts; and (3) effecting securities transactions and performing functions incidental to securities transactions (such as clearance, settlement, and custody). The Manager believes that access to independent investment research is beneficial to its investment decision-making processes and, therefore, to a Fund.

        To the extent research services may be a factor in selecting brokers, such services may be in written form or through direct contact with individuals and may include information as to particular companies and securities as well as market, economic, or institutional areas and information that assists in the valuation of investments. Examples of research-oriented services for which the Manager might use Fund commissions include research reports and other information on the economy, industries, groups of securities, individual companies, statistical information, political developments, technical market action, pricing and appraisal services, credit analysis, risk measurement analysis, performance and other analysis. Except as noted immediately below, research services furnished by brokers may be used in servicing some or all client accounts and not all services may be used in connection with the account that paid commissions to the broker providing such services. In some cases, research information received from brokers by mutual fund management personnel or personnel principally responsible for the Manager's individually managed portfolios is not necessarily shared by and between such personnel. Any investment advisory or other fees paid by a Fund to the Manager are not reduced as a result of the Manager's receipt of research services.

        In some cases the Manager may receive a service from a broker that has both a "research" and a "non-research" use. When this occurs the Manager makes a good faith allocation, under all the circumstances, between the research and non-research uses of the service. The percentage of the service that is used for research purposes may be paid for with client commissions, while the Manager will use its own funds to pay for the percentage of the service that is used for non-research purposes. In making this good faith allocation, the Manager faces a potential conflict of interest, but the Manager believes that its allocation procedures are reasonably designed to ensure that it appropriately allocates the anticipated use of such services to their research and non-research uses.

        From time to time, a Fund may purchase new issues of securities in a fixed price offering. In these situations, the broker may be a member of the selling group that will, in addition to selling securities, provide the Manager with research services. The NASD has adopted rules expressly permitting these types of arrangements under certain circumstances. Generally, the broker will provide research "credits" in these situations at a rate that is higher than that which is available for typical secondary market transactions. These arrangements may not fall within the safe harbor of Section 28(e).

        In addition, consistent with the Conduct Rules of the NASD and policies established by the Directors of a Fund and subject to best execution, the Manager may consider sales of shares of the Fund as a factor in the selection of brokers and dealers to execute portfolio transactions for the Fund; however, whether or not a particular broker or dealer sells shares of the Fund neither qualifies nor disqualifies such broker or dealer to execute transactions for the Fund.

        Each Fund anticipates that its brokerage transactions involving foreign securities generally will be conducted primarily on the principal stock exchanges of the applicable country. Foreign equity securities may be held by a Fund in the form of Depositary Receipts, or other securities convertible into foreign equity securities. Depositary Receipts may be listed on stock exchanges, or traded in over-the-counter markets in the United States or Europe, as the case may be. American Depositary Receipts, like other securities traded in the United States, will be subject to negotiated commission rates. Because the shares of each Fund are redeemable on a daily basis in U.S. dollars, each Fund intends to manage its portfolio so as to give reasonable assurance that it will be able to obtain U.S. dollars to the extent necessary to meet anticipated redemptions. Under present conditions, it is not believed that these considerations will have significant effect on a Fund's portfolio strategies.

        See Part I, Section VII "Portfolio Transactions and Brokerage" of each Fund's Statement of Additional Information for information about the brokerage commissions paid by your Fund, including commissions paid to Merrill Lynch, if any, for the periods indicated.

        Each Fund may invest in certain securities traded in the OTC market and intends to deal directly with the dealers who make a market in the particular securities, except in those circumstances in which better prices and execution are available elsewhere. Under the Investment Company Act, persons affiliated with a Fund and persons who are affiliated with such affiliated persons are prohibited from dealing with the Fund as principal in the purchase and sale of securities unless a permissive order allowing such transactions is obtained from the Commission. Since transactions in the OTC market usually involve transactions with the dealers acting as principal for their own accounts, the Funds will not deal with affiliated persons, including Merrill Lynch and its affiliates, in connection with such transactions. However, an affiliated person of a Fund may serve as its broker in OTC transactions conducted on an agency basis provided that, among other things, the fee or commission received by such affiliated broker is reasonable and fair compared to the fee or commission received by non-affiliated brokers in connection with comparable transactions. In addition, a Fund may not purchase securities during the existence of any underwriting syndicate for such securities of which Merrill Lynch is a member or in a private placement in which Merrill Lynch serves as placement agent except pursuant to procedures approved by the Board of the Fund that either comply with rules adopted by the Commission or with interpretations of the Commission staff.

        Each Fund has received an exemptive order from the Commission permitting it to lend portfolio securities to Merrill Lynch or its affiliates. Pursuant to that order, each Fund also has retained an affiliated entity of the Manager as the securities lending agent (the "lending agent") for a fee, including a fee based on a share of the returns on investment of cash collateral. Please see
Part I, Section VII "Portfolio Transactions and Brokerage" of each Fund's Statement of Additional Information for information on the securities lending fees paid the lending agent by your Fund. In connection with securities lending activities, the lending agent may, on behalf of a Fund, invest cash collateral received by the Fund for such loans, among other things, in a private investment company managed by the lending agent or in registered money market funds advised by the Manager or its affiliates, or in a private investment company managed by the lending agent. If a Fund acquires shares in either the private investment company or an affiliated money market fund, shareholders would bear both their proportionate share of the Fund's expenses, and indirectly, the expense of such other entities. However, in accordance with the exemptive order, the manager to the private investment company will not charge any advisory fees with respect to shares purchased by a Fund. Such shares also will not be subject to a sales load, redemption fee, distribution fee or service fee, or in the case of the shares of an affiliated money market fund, the payment of any such sales load, redemption fee, distribution fee or service fee will be offset by the Manager's waiver of a portion of its advisory fee.

        Section 11(a) of the Exchange Act generally prohibits members of the U.S. national securities exchanges from executing exchange transactions for their affiliates and institutional accounts that they manage unless the member
(i) has obtained prior express authorization from the account to effect such transactions, (ii) at least annually furnishes the account with a statement setting forth the aggregate compensation received by the member in effecting such transactions, and (iii) complies with any rules the Commission has prescribed with respect to the requirements of clauses (i) and (ii). To the extent Section 11(a) would apply to Merrill Lynch acting as a broker for a Fund in any of its portfolio transactions executed on any securities exchange of which it is a member, appropriate consents have been obtained from each Fund and annual statements as to aggregate compensation will be provided to each Fund.

        The Directors of each Fund have considered the possibility of seeking to recapture for the benefit of the Fund brokerage commissions and other expenses of possible portfolio transactions by conducting portfolio transactions through affiliated entities. For example, brokerage commissions received by affiliated brokers could be offset against the advisory fee paid by each Fund to a Manager. After considering all factors deemed relevant, the Directors of each Fund made a determination not to seek such recapture. The Directors of each Fund will reconsider this matter from time to time.

        Because of different objectives or other factors, a particular security may be bought for one or more funds or clients advised by the Manager or its affiliates (collectively, "clients") when one or more clients of the Manager or its affiliates are selling the same security. If purchases or sales of securities arise for consideration at or about the same time that would involve a Fund or other clients or funds for which the Manager or an affiliate act as investment manager, transactions in such securities will be made, insofar as feasible, for the respective funds and clients in a manner deemed equitable to all. To the extent that transactions on behalf of more than one client of the Manager or its affiliates during the same period may increase the demand for securities being purchased or the supply of securities being sold, there may be an adverse effect on price.

                               DIVIDENDS AND TAXES

DIVIDENDS

        Each Fund intends to distribute substantially all of its net investment income, if any. Dividends from such net investment income are paid as set forth in each Fund's prospectus. Each Fund will also distribute all net realized capital gains, if any, to its shareholders at least annually. From time to time, a Fund may declare a special distribution at or about the end of the calendar year in order to comply with Federal tax requirements that certain percentages of its ordinary income and capital gains be distributed during the year. If in any fiscal year, a Fund has net income from certain foreign currency transactions, such income will be distributed at least annually.

        For information concerning the manner in which dividends may be reinvested automatically in shares of each Fund, see "Shareholder Services -- Automatic Dividend Reinvestment Plan." Shareholders may also elect in writing to receive any such dividends in cash. Dividends are taxable to shareholders, as discussed below, whether they are reinvested in shares of the Fund or received in cash. The per share dividends on Class A, Class B, Class C and Class R shares will be lower than the per share dividends on Class I shares as a result of the account maintenance, distribution and higher transfer agency fees applicable to Class B and Class C shares, the account maintenance fees applicable to Class A shares, and the account maintenance and distribution fees applicable to Class R shares. Similarly, the per share dividends on Class B, Class C and Class R shares will be lower than the per share dividends on Class A shares as a result of the distribution fees and higher transfer agency fees applicable to Class B and Class C shares and the distribution fees applicable to Class R shares, and the per share dividends on Class B and Class C shares will be lower than the per share dividends on Class R shares as a result of the distribution fees and higher transfer agency fees applicable to Class B and Class C shares.

TAXES

        Each Fund intends to qualify, or continue to qualify, for the special tax treatment afforded to regulated investment companies ("RICs") under the Code. As long as a Fund so qualifies, the Fund (but not its shareholders) will not be subject to Federal income tax on the part of its net ordinary income and net realized capital gains that it distributes to Class A, Class B, Class C and Class I shareholders (together, the "shareholders"). Each Fund intends to distribute substantially all of such income and gains.

        If, in any taxable year, a Fund fails to qualify as a RIC under the Code, such Fund would be taxed in the same manner as an ordinary corporation and all distributions from earnings and profits to its shareholders would be taxable as ordinary income.

        The Code requires a RIC to pay a nondeductible 4% excise tax to the extent the RIC does not distribute, during each calendar year, 98% of its ordinary income, determined on a calendar year basis, and 98% of its capital gains, determined, in general on an October 31 year end, plus certain undistributed amounts from the previous years. While each Fund intends to distribute its income and capital gains in the manner necessary to avoid imposition of the 4% excise tax, there can be no assurance that sufficient amounts of a Fund's taxable income and capital gains will be distributed to achieve this objective. In such event, a Fund will be liable for the tax only on the amount by which it does not meet the foregoing distribution requirements.

        Dividends paid by a Fund from its ordinary income or from an excess of net short-term capital gains over net long term capital losses (together referred to as "ordinary income dividends") are taxable to shareholders as ordinary income. Distributions made from an excess of net long term capital gains over net short term capital losses (including gains or losses from certain transactions in futures and options) ("capital gain dividends") are taxable to shareholders as long term capital gains, regardless of the length of time the shareholder has owned Fund shares. Any loss upon the sale or exchange of Fund shares held for six months or less will be treated as long term capital loss to the extent of any capital gain dividends received by the shareholder. Distributions in excess of a Fund's earnings and profits will first reduce the adjusted tax basis of a shareholder's shares and, after such adjusted tax basis is reduced to zero, will constitute capital gains to such shareholder (assuming the shares are held as a capital asset). Long term capital gains (i.e. gains, from a sale or exchange of capital assets held for more than one year) are generally taxed at preferential rates to non-corporate taxpayers. Generally not later than 60 days after the close of its taxable year, each Fund will provide its shareholders with a written notice designating the amount of dividends paid during the year that qualify as capital gain dividends and as ordinary income dividends. .

        Dividends are taxable to shareholders even if they are reinvested in additional shares of a Fund. A portion of a Fund's ordinary income dividends attributable to the dividends received from domestic corporations may be eligible for the dividends received deduction allowed to corporations under the Code, if certain requirements are met. For this purpose, each Fund will allocate any dividends eligible for the dividends received deduction among the Class A, Class B, Class C, Class I and Class R shareholders of the Select Pricing Funds according to a method (which it believes is consistent with the Commission rule permitting the issuance and sale of multiple classes of stock) that is based on the gross income allocable to Class A, Class B, Class C, Class I and Class R shareholders during the taxable year, or such other method as the Internal Revenue Service may prescribe. To the extent that a Fund's dividends are attributable to dividends received from foreign corporations, payments on certain types of preferred stock and other distributions ineligible for the deduction, they will not qualify for the dividends received deduction. If a Fund pays a dividend in January that was declared in the previous October, November or December to shareholders of record on a specified date in one of such months, then such dividend will be treated for tax purposes as being paid by the Fund and received by its shareholders on December 31 of the year in which the dividend was declared.

        For the Select Pricing Funds no gain or loss will be recognized by Class B shareholders on the conversion of their Class B shares into Class A shares. A shareholder's basis in the Class A shares acquired upon conversion will be the same as the shareholder's basis in the converted Class B shares, and the holding period of the acquired Class A shares will include the holding period for the converted Class B shares.

        If a shareholder of a Select Pricing Fund exercises an exchange privilege within 90 days of acquiring the shares of a Fund, then the loss that the shareholder recognizes on the exchange will be reduced (or the gain increased) to the extent any sales charge paid on the exchanged shares reduces any sales charge the shareholder would have owed upon the purchase of the new shares in the absence of the exchange privilege. Instead, such sales charge will be treated as an amount paid for the new shares.

        A loss realized on a sale or exchange of shares of a Fund will be disallowed if such shares are acquired (whether through the automatic reinvestment of dividends or otherwise) within a 61-day period beginning 30 days before and ending 30 days after the date on which the shares are disposed of. In such case, the basis of the shares acquired will be adjusted to reflect the disallowed loss.

        A Fund may invest in zero coupon U.S. Treasury bonds and other debt securities that are issued at a discount or provide for deferred interest. Even though a Fund receives no actual interest payments on these securities, it will be deemed to receive income equal, generally, to a portion of the excess of the face value of the securities over their issue price ("original issue discount") each year that the securities are held. Since the original issue discount income earned by a Fund in a taxable year may not be represented by cash income, it may have to dispose of securities, which it might otherwise have continued to hold, or borrow to generate cash in order to satisfy its distribution requirements. In addition, a Fund's investment in foreign currencies or foreign currency denominated or referenced debt securities, certain asset-backed securities and contingent payment and inflation-indexed debt instruments also may increase or accelerate the Fund's recognition of income, including the recognition of taxable income in excess of cash generated by such investments.

        Ordinary income dividends paid to shareholders who are non-resident aliens or foreign entities will be subject to a 30% U.S. withholding tax under existing provisions of the Code applicable to foreign individuals and entities unless a reduced rate of withholding is provided under applicable treaty law. Nonresident shareholders are urged to consult their own tax advisors concerning the applicability of the United States withholding tax.

        Under certain provisions of the Code, some shareholders may be subject to a withholding tax on ordinary income dividends, capital gain dividends and redemption payments ("backup withholding"). Generally, shareholders subject to backup withholding will be those for whom no certified taxpayer identification number is on file with the Fund or who, to the Fund's knowledge, have furnished an incorrect number. When establishing an account, an investor must certify under penalty of perjury that such number is correct and that such investor is not otherwise subject to backup withholding.

        Dividends and interest received by a Fund may give rise to withholding and other taxes imposed by foreign countries. Tax conventions between certain foreign countries and the U.S. may reduce or eliminate such taxes.

        Shareholders of certain Funds that invest more than 50% of the value of their assets at the close of a taxable year in foreign securities may be able to claim U.S. foreign tax credits with respect to such foreign taxes paid by the Fund, subject to certain requirements and limitations contained in the Code. For example, certain retirement accounts cannot claim foreign tax credits on investments in foreign securities held in a Fund. In addition, a foreign tax credit may be claimed with respect to withholding tax on a dividend only if the shareholder meets certain holding period requirements. A Fund also must meet these holding period requirements, and if a Fund fails to do so, it will not be able to "pass through" to shareholders the ability to claim a credit or a deduction for the related foreign taxes paid by the Fund. If a Fund satisfies the applicable requirements, such Fund will be eligible, and intends, to file an election with the Internal Revenue Service pursuant to which shareholders of the Fund will be required to include their proportionate shares of such foreign taxes in their U.S. income tax returns as gross income, treat such proportionate shares as taxes paid by them, and deduct such proportionate shares in computing their taxable incomes or, alternatively, use them as foreign tax credits against their U.S. income taxes. No deductions for foreign taxes, however, may be claimed by noncorporate shareholders who do not itemize deductions. A shareholder that is a nonresident alien individual or a foreign corporation may be subject to U.S. withholding tax on the income resulting from a Fund's election described in this paragraph but may not be able to claim a credit or deduction against such U.S. tax for the foreign taxes treated as having been paid by such shareholder. A Fund will report annually to its shareholders the amount per share of such foreign taxes and other information needed to claim the foreign tax credit. For this purpose, a Fund will allocate foreign source income among each class of shareholders according to a method similar to that described above for the allocation of dividends eligible for the dividends received deduction.

        The transactions of certain Funds are subject to special tax rules of the Code that may, among other things, (a) affect the character of gains and losses realized (with capital gains generally subject to tax at lower rates than ordinary income), (b) disallow, suspend or otherwise limit the allowance of certain losses or deductions, and (c) accelerate the recognition of income without a corresponding receipt of cash (with which to make the necessary distributions to satisfy distribution requirements applicable to RICs). Operation of these rules could, therefore, affect the character, amount and timing of distributions to shareholders. Special tax rules also will require a Fund to mark to market certain types of positions in its portfolio (i.e., treat them as sold on the last day of the taxable year), and may result in the recognition of income without a corresponding receipt of cash. Funds engaging in transactions affected by these provisions intend to monitor their transactions, make appropriate tax elections and make appropriate entries in their books and records to lessen the effect of these tax rules and avoid any possible disqualification for the special treatment afforded RIC's under the Code.

PASSIVE FOREIGN INVESTMENT COMPANIES

        If a Fund purchases shares of an investment company (or similar investment entity) organized under foreign law, the Fund will generally be treated as owning shares in a passive foreign investment company ("PFIC") for U.S. Federal income tax purposes. A Fund may be subject to U.S. Federal income tax, and an interest charge( at the rate applicable to tax underpayments) on tax liability treated as having been deferred with respect to certain distributions from such a company and on gain from the disposition of the shares of such a company (collectively referred to as "excess distributions"), even if such excess distributions are paid by the Fund as a dividend to its shareholders. A Fund may be eligible to make an election with respect to certain PFICs in which it owns shares that will allow it to avoid the taxes on excess distributions. However, such election may cause a Fund to recognize income in a particular year in excess of the distributions received from such PFICs. Alternatively, a Fund could elect to "mark to market" at the end of each taxable year all shares that it holds in PFICs. If it made this election, a Fund would recognize as ordinary income any increase in the value of such shares as of the close of the taxable year over their adjusted basis and as ordinary loss any decrease in such value but only to the extent of previously recognized "mark-to-market" gains. By making the mark-to-market election, a Fund could avoid imposition of the interest charge with respect to excess distributions from PFICs, but in any particular year might be required to recognize income in excess of the distributions it received from PFICs.

        The foregoing is a general and abbreviated summary of the applicable provisions of the Code and Treasury regulations presently in effect. For the complete provisions, reference should be made to the pertinent Code sections and the Treasury regulations promulgated thereunder. The Code and the Treasury regulations are subject to change by legislative, judicial or administrative action either prospectively or retroactively.

        Ordinary income and capital gain dividends may also be subject to state and local taxes.

        Certain states exempt from state income taxation dividends paid by RICs that are derived from interest on U.S. Government obligations. State law varies as to whether dividend income attributable to U.S. Government obligations is exempt from state income tax.

        Shareholders of each Fund are urged to consult their tax advisers regarding specific questions as to Federal, foreign, state or local taxes with respect to their Fund. Foreign investors should consider applicable foreign taxes in their evaluation of an investment in a Fund.

        In the case of a Feeder Fund, such Fund is entitled to look to the underlying assets of the Master Portfolio in which it has invested for purposes of satisfying various qualification requirements of the Code applicable to RICs. Each Master Portfolio is classified as a partnership for tax purposes. If applicable tax provisions were to change, then the Board of a Feeder Fund will determine, in its discretion, the appropriate course of action for the Feeder Fund. One possible course of action would be to withdraw the Feeder Fund's investments from the Master Portfolio and to retain an investment manager to manage the Feeder Fund's assets in accordance with the investment policies applicable to the Feeder Fund.

                                PERFORMANCE DATA

        From time to time a Fund may include its average annual total return and other total return data, and if applicable, yield in advertisements or information furnished to present or prospective shareholders. Total return is based on a Fund's historical performance and is not intended to indicate future performance. Average annual total return is determined separately for Class A, Class B, Class C, Class I and Class R shares in accordance with a formula specified by the Commission.

        Quotations of average annual total return, before tax, for the specified periods are computed by finding the average annual compounded rates of return (based on net investment income and any realized and unrealized capital gains or losses on portfolio investments over such periods) that would equate the initial amount invested to the redeemable value of such investment at the end of each period. Average annual total return before taxes is computed assuming all dividends are reinvested and taking into account all applicable recurring and nonrecurring expenses, including the maximum sales charge, if any, in the case of Class I and Class A shares and the CDSC that would be applicable to a complete redemption of the investment at the end of the specified period in the case of Class B and Class C shares but does not take into account taxes payable on dividends or on redemption.

        Quotations of average annual total return, after taxes, on dividends for the specified periods are computed by finding the average annual compounded rates of return that would equate the initial amount invested to the ending value of such investment at the end of each period assuming payment of taxes on dividends received during such period. Average annual total return after taxes on dividends is computed assuming all dividends, less the taxes due on such dividends, are reinvested and taking into account all applicable recurring and nonrecurring expenses, including the maximum sales charge, if any, in the case of Class I and Class A shares and the CDSC that would be applicable to a complete redemption of the investment at the end of the specified period in the case of Class B and Class C shares. The taxes due on dividends are calculated by applying to each dividend the highest marginal Federal individual income tax rates in effect on the reinvestment date for that dividend. The rates used correspond to the tax character of each dividend. The taxable amount and tax character of each dividend are specified by each Fund on the dividend declaration date, but may be adjusted to reflect subsequent recharacterizations of distributions. The applicable tax rates may vary over the measurement period. The effects of state and local taxes are not reflected. Applicable tax credits, such as foreign credits, are taken into account according to Federal law. The ending value is determined assuming complete redemption at the end of the applicable periods with no tax consequences associated with such redemption.

        Quotations of average annual total return, after taxes, on both dividends and redemption for the specified periods are computed by finding the average annual compounded rates of return that would equate the initial amount invested to the ending value of such investment at the end of each period assuming payment of taxes on dividends received during such period as well as on complete redemption. Average annual total return after taxes on distributions and redemption is computed assuming all dividends, less the taxes due on such dividends, are reinvested and taking into account all applicable recurring and nonrecurring expenses, including the maximum sales charge, if any, in the case of Class I and Class A shares and the CDSC that would be applicable to a complete redemption of the investment at the end of the specified period in the case of Class B and Class C shares and assuming, for all classes of shares, complete redemption and payment of taxes due on such redemption. The ending value is determined assuming complete redemption at the end of the applicable periods, subtracting capital gains taxes resulting from the redemption and adding the presumed tax benefit from capital losses resulting from redemption. The taxes due on dividends and on the deemed redemption are calculated by applying the highest individual marginal Federal individual income tax rates in effect on the reinvestment and/or the redemption date. The rates used correspond to the tax character of each component of each dividend and/or the redemption payment. The applicable tax rates may vary over the measurement period. The effects of state and local taxes are not reflected.

        A Fund also may quote annual, average annual and annualized total return and aggregate total return performance data, both as a percentage and as a dollar amount based on a hypothetical investment of $1,000 or some other amount, for various periods other than those noted below. Such data will be computed as described above, except that (1) as required by the periods of the quotations, actual annual, annualized or aggregate data, rather than average annual data, may be quoted and (2) the maximum applicable sales charges, if any, will not be included with respect to annual or annualized rates of return calculations. Aside from the impact on the performance data calculations of including or excluding the maximum applicable sales charges, actual annual or annualized total return data generally will be lower than average annual total return data since the average rates of return reflect compounding of return; aggregate total return data generally will be higher than average annual total return data since the aggregate rates of return reflect compounding over a longer period of time.

        Yield quotations will be computed based on a 30-day period by dividing
(a) the net income based on the yield of each security earned during the period by (b) the average daily number of shares outstanding during the period that were entitled to receive dividends multiplied by the maximum offering price per share on the last day of the period.

        Each Fund also may quote annual, average annual and annualized total return and aggregate total return performance data, both as a percentage and a dollar amount based on a hypothetical investment of $1,000 or some other amount, for various periods other than those noted below. Such data will be computed as described above, except that (1) as required by the periods of the quotations, actual annual, annualized or aggregate data, rather than average annual data, may be quoted and (2) the maximum applicable sales charges will not be included with respect to annual or annualized rates of return calculations. Aside from the impact on the performance data calculations of including or excluding the maximum applicable sales charges, actual annual or annualized total return data generally will be lower than average annual total return data since the average rates of return reflect compounding of return; aggregate total return data generally will be higher than average annual total return data since the aggregate rates of return reflect compounding over a longer period of time.

        See Part I, Section VIII "Fund Performance" of each Fund's Statement of Additional Information for performance information for the Class A, Class B, Class C, Class I and, if applicable, Class R shares of your Fund for the periods indicated.

        A Fund's total return will vary depending on market conditions, the securities comprising a Fund's portfolio, a Fund's operating expenses and the amount of realized and unrealized net capital gains or losses during the period. The value of an investment in a Fund will fluctuate and an investor's shares, when redeemed, may be worth more or less than their original cost.

        In order to reflect the reduced sales charges in the case of Class I or Class A shares or the waiver of the CDSC in the case of Class B or Class C shares applicable to certain investors, as described under "Purchase of Shares" and

"Redemption of Shares," respectively, the total return data quoted by a Fund in advertisements directed to such investors may take into account the reduced, and not the maximum, sales charge or may take into account the CDSC waiver and therefore may reflect greater total return since, due to the reduced sales charges or the waiver of sales charges, a lower amount of expenses is deducted.

        On occasion, a Fund may compare its performance to, among other things, the Fund's benchmark index indicated in the Prospectus, the Value Line Composite Index, the Dow Jones Industrial Average, or to other published indices, or to performance data published by Lipper Analytical Services, Inc. Morningstar Publications ("MorningStar"), Money Magazine, U.S. News & World Report, BusinessWeek, Forbes Magazine, Fortune Magazine or other industry publications. When comparing its performance to a market index, a Fund may refer to various statistical measures derived from the historic performance of a Fund and the index, such as standard deviation and beta. As with other performance data, performance comparisons should not be considered indicative of a Fund's relative performance for any future period. In addition, from time to time a Fund may include the Fund's Morningstar risk-adjusted performance ratings assigned by Morningstar in advertising or supplemental sales literature. From time to time a Fund may quote in advertisements or other materials other applicable measures of Fund performance and may also make reference to awards that may be given to the Manager. Certain Funds may also compare their performance to composite indices developed by Fund management.

        A Fund may provide information designed to help investors understand how the Fund is seeking to achieve its investment objectives. This may include information about past, current or possible economic, market, political or other conditions, descriptive information or general principles of investing such as asset allocation, diversification and risk tolerance, discussion of a Fund's portfolio composition, investment philosophy, strategy or investment techniques, comparisons of the Fund's performance or portfolio composition to that of other funds or types of investments, indices relevant to the comparison being made, or to a hypothetical or model portfolio. A Fund may also quote various measures of volatility and benchmark correlation in advertising and other materials, and may compare these measures to those of other funds or types of investments.

                               GENERAL INFORMATION

DESCRIPTION OF SHARES

        Shareholders of a Fund are entitled to one vote for each full share held and fractional votes for fractional shares held in the election of Directors and generally on other matters submitted to the vote of shareholders of the Fund. Shareholders of a class bearing distribution and account maintenance expenses have exclusive voting rights with respect to matters relating to such distribution and account maintenance expenditures (except that Class B shareholders may vote upon any material changes to expenses charged under the Class A Distribution Plan). Voting rights are not cumulative, so that the holders of more than 50% of the shares voting in the election of Directors can, if they choose to do so, elect all the Directors of a Fund, in which event the holders of the remaining shares would be unable to elect any person as a Director.

        Each Fund does not intend to hold annual meetings of shareholders in any year in which the Investment Company Act does not require shareholders to act upon any of the following matters: (i) election of Directors; (ii) approval of a management agreement; (iii) approval of a distribution agreement; and (iv) ratification of selection of independent accountants. Shares issued are fully paid and non-assessable and have no preemptive rights. Redemption and conversion rights are discussed elsewhere herein and in each Fund's Prospectus. Each share of Class A, of Class B, Class C, Class I and Class R Common Stock is entitled to participate equally in dividends and distributions declared by a Fund and in the net assets of the Fund upon liquidation or dissolution after satisfaction of outstanding liabilities. Stock certificates will be issued by the Transfer Agent only on specific request. Certificates for fractional shares are not issued in any case.

        For Funds organized as Maryland corporations, the by-laws of the Fund require that a special meeting of shareholders be held upon the written request of a minimum percentage of the outstanding shares of the Fund entitled to vote at such meeting, if they comply with applicable Maryland law.

        Certain of the Funds are organized as "Massachusetts business trusts." Under Massachusetts law, shareholders of such a trust may, under certain circumstances, be held personally liable as partners for its obligations. However, the

Declaration of Trust establishing a trust, a copy of which for each applicable Fund, together with all amendments thereto (the "Declaration of Trust "), is on file in the office of the Secretary of the Commonwealth of Massachusetts, contains an express disclaimer of shareholder liability for acts or obligations of the trust and provides for indemnification and reimbursement of expenses out of the trust property for any shareholder held personally liable for the obligations of the trust. The Declaration of Trust also provides that at trust may maintain appropriate insurance (for example, fidelity bonding and errors and omissions insurance) for the protection of the trust, its shareholders, Trustees, officers, employees and agents covering possible tort and other liabilities. Thus, the risk of a shareholder incurring financial loss on account of shareholder liability is limited to circumstances in which both inadequate insurance existed and the trust itself was unable to meet its obligations.

        See Part I, Section IX "Additional Information -- Description of Shares" of each Fund's Statement of Additional Information for additional capital stock information for your Fund.

ADDITIONAL INFORMATION

        Under a separate agreement, ML & Co. has granted each Fund the right to use the "Merrill Lynch" name and has reserved the right to withdraw its consent to the use of such name by a Fund at any time or to grant the use of such name to any other company, and each Fund has granted ML & Co. under certain conditions, the use of any other name it might assume in the future, with respect to any corporation organized by ML & Co.

        See Part I, "Additional Information -- Principal Shareholders" section of each Fund's Statement of Additional Information for information on the holders of 5% or more of any class of shares of your Fund.

                                   APPENDIX A

                           DESCRIPTION OF BOND RATINGS

Description of Moody's Investors Service, Inc.'s ("Moody's") Bond Ratings

Aaa Bonds which are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edge." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

Aa Bonds which are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than in Aaa securities.

A Bonds which are rated A possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment sometime in the future.

Baa Bonds which are rated Baa are considered as medium grade obligations, i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present, but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

Ba Bonds which are rated Ba are judged to have speculative elements; their future cannot be considered as well assured. Often the protection of interest and principal payments may be very moderate and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.

B Bonds which are rated B generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

Caa Bonds which are rated Caa are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.

Ca Bonds which are rated Ca represent obligations which are speculative in a high degree. Such issues are often in default or have other marked shortcomings.

C Bonds which are rated C are the lowest rated class of bonds and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.

    Note: Moody's applies numerical modifiers 1, 2, and 3 in each generic rating classification from Aa through Caa. The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category.

Description of Moody's U.S. Short-Term Ratings

MIG 1/VMIG 1   This designation denotes superior credit quality.
               Excellent protection is afforded by established cash flows, highly reliable liquidity support, or demonstrated broad-based access to the market for refinancing.

MIG 2/VMIG 2   This designation denotes strong credit quality. Margins of protection are ample, although not as large as in the preceding group.

MIG 3/VMIG 3   This designation denotes acceptable credit quality. Liquidity and cash-flow protection may be narrow, and market access for refinancing is likely to be less well-established.

SG This designation denotes speculative-grade credit quality. Debt instruments in this category may lack sufficient margins of protection.

Description of Moody's Commercial Paper Ratings

        Moody's Commercial Paper ratings are opinions of the ability of issuers to repay punctually promissory obligations not having an original maturity in excess of nine months. Moody's employs the following three designations, all judged to be investment grade, to indicate the relative repayment capacity of rated issuers:

        Issuers rated Prime-1 (or supporting institutions) have a superior ability for repayment of short term promissory obligations. Prime-1 repayment ability will often be evidenced by many of the following characteristics: leading market positions in well established industries; high rates of return on funds employed; conservative capitalization structures with moderate reliance on debt and ample asset protection; broad margins in earning coverage of fixed financial charges and high internal cash generation; and well established access to a range of financial markets and assured sources of alternate liquidity.

        Issuers rated Prime-2 (or supporting institutions) have a strong ability for repayment of short term promissory obligations. This will normally be evidenced by many of the characteristics cited above but to a lesser degree. Earnings trends and coverage ratios, while sound, may be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

        Issuers rated Prime-3 (or supporting institutions) have an acceptable ability for repayment of short term promissory obligations. The effects of industry characteristics and market composition may be more pronounced. Variability in earnings and profitability may result in changes to the level of debt protection measurements and may require relatively high financial leverage. Adequate alternate liquidity is maintained.

        Issuers rated Not Prime do not fall within any of the Prime rating categories.

Description of Standard & Poor's, a Division of The McGraw-Hill Companies, Inc. ("Standard & Poor's"), Debt Ratings

        A Standard & Poor's issue credit rating is a current opinion of the creditworthiness of an obligor with respect to a specific financial obligation, a specific class of financial obligations or a specific program. It takes into consideration the creditworthiness of guarantors, insurers, or other forms of credit enhancement on the obligation.

        The issue credit rating is not a recommendation to purchase, sell or hold a financial obligation, inasmuch as it does not comment as to market price or suitability for a particular investor.

        The issue credit ratings are based on current information furnished by the obligors or obtained by Standard & Poor's from other sources Standard & Poor's considers reliable. Standard & Poor's does not perform an audit in connection with any rating and may, on occasion, rely on unaudited financial information. The ratings may be changed, suspended, or withdrawn as a result of changes in, or

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        The issue credit ratings are based, in varying degrees, on the following considerations:

        I. Likelihood of payment -- capacity and willingness of the obligor as to the timely payment of interest and repayment of principal in accordance with the terms of the obligation;

        II. Nature of and provisions of the obligation;

        III. Protection afforded to, and relative position of, the obligation in the event of bankruptcy, reorganization or other arrangement under the laws of bankruptcy and other laws affecting creditors' rights.

Long Term Issue Credit Ratings

AAA An obligation rated "AAA" has the highest rating assigned by Standard & Poor's. Capacity to meet its financial commitment on the obligation is extremely strong.

AA An obligation rated "AA" differs from the highest rated issues only in small degree. The Obligor's capacity to meet its financial commitment on the obligation is very strong.

A An obligation rated "A" is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher-rated categories. However, the obligor's capacity to meet its financial commitment on the obligation is still strong.

BBB An obligation rated "BBB" exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

BB      An obligation rated "BB," "B," "CCC," "CC" and "C" are regarded as
B       having significant speculative characteristics.
CCC     "BB" indicates the least degree of speculation and "C" the highest
CC      degree of speculation. While such debt will likely have some quality and
C protective characteristics, these may be outweighed by large uncertainties or major risk exposures to adverse conditions.

D An obligation rated "D" is in payment default. The "D" rating category is used when payments on an obligation are not made on the date due even if the applicable grace period has not expired, unless Standard & Poor's believes that such payments will be made during such grace period. The "D" rating also will be used upon the filing of a bankruptcy petition or the taking of similar action if payments on an obligation are jeopardized.

c The 'c' subscript is used to provide additional information to investors that the bank may terminate its obligation to purchase tendered bonds if the long term credit rating of the issuer is below an investment-grade level and/or the issuer's bonds are deemed taxable.

p The letter 'p' indicates that the rating is provisional. A provisional rating assumes the successful completion of the project financed by the debt being rated and indicates that payment of debt service requirements is largely or entirely dependent upon the successful, timely completion of the project. This rating, however, while addressing credit quality subsequent to the completion of the project, makes no comment on the likelihood of or the risk of default upon failure of such completion. The investor should exercise his own judgment with respect to such likelihood and risk.

* Continuance of the ratings is contingent upon Standard & Poor's receipt of an executed copy of the escrow agreement or closing documentation confirming investments and cash flows.

r This symbol is attached to the ratings of instruments with significant noncredit risks. It highlights risks to principal or volatility of expected returns which are not addressed in the credit rating.

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N.R.    This indicates that no rating has been requested, that there is insufficient information on which to base a rating, or that Standard & Poor's does not rate a particular obligation as a matter of policy.

    Plus (+) or Minus (-): The ratings from "AA" to "CCC" may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

Description of Standard & Poor's Commercial Paper Ratings

        A Standard & Poor's commercial paper rating is a current assessment of the likelihood of timely payment of debt having an original maturity of no more than 365 days. Ratings are graded into several categories, ranging from "A-1" for the highest-quality obligations to "D" for the lowest. These categories are as follows:

A-1 A short-term obligation rated "A-1" is rated in the highest category by Standard & Poor's. The obligor's capacity to meet its financial commitment on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor's capacity to meet its financial commitment on these obligations is extremely strong.

A-2 A short-term obligation rated "A-2" is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor's capacity to meet its financial commitment on the obligation is satisfactory.

A-3 A short-term obligation rated "A-3" exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

B A short-term obligation rated "B" is regarded as having significant speculative characteristics. The obligor currently has the capacity to meet its financial commitment on the obligation; however, it faces major ongoing uncertainties which could lead to the obligor's inadequate capacity to meet its financial commitment on the obligation.

C A short-term obligation rated "C" is currently vulnerable to nonpayment and is dependent upon favorable business, financial and economic conditions for the obligor to meet its financial commitment on the obligation.

D A short-term obligation rated "D" is in payment default. The "D" rating category is used when interest payments or principal payments are not made on the date due even if the applicable grace period has not expired, unless Standard & Poor's believes that such payments will be made during such grace period. The "D" rating will also be used upon the filing of a bankruptcy petition or the taking of a similar action if payments on an obligation are jeopardized.

c The "c" subscript is used to provide additional information to investors that the bank may terminate its obligation to purchase tendered bonds if the long term credit rating of the issuer is below an investment-grade level and/or the issuer's bonds are deemed taxable.

p The letter "p" indicates that the rating is provisional. A provisional rating assumes the successful completion of the project financed by the debt being rated and indicates that payment of debt service requirements is largely or entirely dependent upon the successful, timely completion of the project. This rating, however, while addressing credit quality subsequent to completion of the project, makes no comment on the likelihood of or the risk of default upon failure of such completion. The investor should exercise his own judgment with respect to such likelihood and risk.

* Continuance of the ratings is contingent upon Standard & Poor's receipt of an executed copy of the escrow agreement or closing

r The "r" highlights derivative, hybrid, and certain other obligations that Standard & Poor's believes may experience high volatility or high variability in expected returns as a result of noncredit risks. Examples

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        of such obligations are securities with principal or interest return indexed to equities, commodities, or currencies; certain swaps and options, and interest-only and principal-only mortgage securities. The absence of an "r" symbol should not be taken as an indication that an obligation will exhibit no volatility or variability in total return.

        A commercial paper rating is not a recommendation to purchase or sell a security. The ratings are based on current information furnished to Standard & Poor's by the issuer or obtained by Standard & Poor's from other sources it considers reliable. The ratings may be changed, suspended, or withdrawn as a result of changes in, or unavailability of, such information.

        A Standard & Poor's note rating reflects the liquidity factors and market access risks unique to notes. Notes due in three years or less will likely receive a note rating. Notes maturing beyond three years will most likely receive a long term debt rating. The following criteria will be used in making that assessment.

        -- Amortization schedule -- the larger the final maturity relative to other maturities, the more likely it will be treated as a note.

        -- Source of payment -- the more dependent the issue is on the market for its refinancing, the more likely it will be treated as a note.

        Note rating symbols are as follows:

SP-1 Strong capacity to pay principal and interest. An issue determined to possess a very strong capacity to pay debt service is given a plus (+) designation.

SP-2 Satisfactory capacity to pay principal and interest with some vulnerability to adverse financial and economic changes over the term of the notes.

SP-3    Speculative capacity to pay principal and interest.

Description of Fitch Ratings' ("Fitch") Investment Grade Bond Ratings

        Fitch investment grade bond ratings provide a guide to investors in determining the credit risk associated with a particular security. The rating represents Fitch's assessment of the issuer's ability to meet the obligations of a specific debt issue or class of debt in a timely manner.

        The rating takes into consideration special features of the issue, its relationship to other obligations of the issuer, the current and prospective financial condition and operating performance of the issuer and any guarantor, as well as the economic and political environment that might affect the issuer's future financial strength and credit quality.

        Fitch ratings do not reflect any credit enhancement that may be provided by insurance policies or financial guarantees unless otherwise indicated.

        Bonds carrying the same rating are of similar but not necessarily identical credit quality since the rating categories do not fully reflect small differences in the degrees of credit risk.

        Fitch ratings are not recommendations to buy, sell, or hold any security. Ratings do not comment on the adequacy of market price, the suitability of any security for a particular investor, or the tax-exempt nature or taxability of payments made in respect of any security.

        Fitch ratings are based on information obtained from issuers, other obligors, underwriters, their experts, and other sources Fitch believes to be reliable. Fitch does not audit or verify the truth or accuracy of such information. Ratings may be changed, suspended, or withdrawn as a result of changes in, or the unavailability of, information or for other reasons.

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

AAA Bonds considered to be investment grade and of the highest credit quality. The obligor has an exceptionally strong ability to pay interest and repay principal, which is unlikely to be affected by reasonably foreseeable events.

AA Bonds considered to be investment grade and of very high credit quality. The obligor's ability to pay interest and repay principal is very strong, although not quite as strong as bonds rated "AAA." Because bonds rated in the "AAA" and "AA" categories are not significantly vulnerable to foreseeable future developments, short term debt of these issuers is generally rated "F-1+."

A Bonds considered to be investment grade and of high credit quality. The obligor's ability to pay interest and repay principal is considered to be strong, but may be more vulnerable to adverse changes in economic conditions and circumstances than bonds with higher ratings.

BBB Bonds considered to be investment grade and of satisfactory-credit quality. The obligor's ability to pay interest and repay principal is considered to be adequate. Adverse changes in economic conditions and circumstances, however, are more likely to have adverse impact on these bonds, and therefore impair timely payment. The likelihood that the ratings of these bonds will fall below investment grade is higher than for bonds with higher ratings.

        Plus (+) or Minus (-): Plus and minus signs are used with a rating symbol to indicate the relative position of a credit within the rating category. Plus and minus signs, however, are not used in the "AAA" category.

DESCRIPTION OF FITCH'S SPECULATIVE GRADE BOND RATINGS

        Fitch speculative grade bond ratings provide a guide to investors in determining the credit risk associated with a particular security. The ratings ("BB" to "C") represent Fitch's assessment of the likelihood of timely payment of principal and interest in accordance with the terms of obligation for bond issues not in default. For defaulted bonds, the rating ("DDD" to "D") is an assessment of the ultimate recovery value through reorganization or liquidation. The rating takes into consideration special features of the issue, its relationship to other obligations of the issuer, the current and prospective financial condition and operating performance of the issuer and any guarantor, as well as the economic and political environment that might affect the issuer's future financial strength.

        Bonds that have the rating are of similar but not necessarily identical credit quality since rating categories cannot fully reflect the differences in degrees of credit risk.

BB Bonds are considered speculative. The obligor's ability to pay interest and repay principal may be affected over time by adverse economic changes. However, business and financial alternatives can be identified which could assist the obligor in satisfying its debt service requirements.

B Bonds are considered highly speculative. While bonds in this class are currently meeting debt service requirements, the probability of continued timely payment of principal and interest reflects the obligor's limited margin of safety and the need for reasonable business and economic activity throughout the life of the issue.

CCC Bonds have certain identifiable characteristics which, if not remedied, may lead to default. The ability to meet obligations requires an advantageous business and economic environment.

CC Bonds are minimally protected. Default in payment of interest and/or principal seems probable over time.

C       Bonds are in imminent default in payment of interest or principal.

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D       Bonds are in default on interest and/or principal payments. Such bonds
DD      are extremely speculative and should be valued on the basis of their
DDD ultimate recovery value in liquidation or reorganization of the obligor. "DDD" represents the highest potential for recovery on these bonds, and "D" represents the lowest potential for recovery.

        Plus (+) or Minus (-): Plus and minus signs are used with a rating symbol to indicate the relative position of a credit within the rating category. Plus and minus signs, however, are not used in the "DDD," "DD," or "D" categories.

DESCRIPTION OF FITCH'S SHORT TERM RATINGS

        Fitch's short term ratings apply to debt obligations that are payable on demand or have original maturities of up to three years, including commercial paper, certificates of deposit, medium-term notes, and investment notes.

        The short term rating places greater emphasis than a long term rating on the existence of liquidity necessary to meet the issuer's obligations in a timely manner.

        Fitch short term ratings are as follows:

F-1+ Exceptionally Strong Credit Quality. Issues assigned this rating are regarded as having the strongest degree of assurance for timely payment.

F-1 Very Strong Credit Quality. Issues assigned this rating reflect an assurance of timely payment only slightly less in degree than issues rated "F-1+."

F-2 Good Credit Quality. Issues assigned this rating have a satisfactory degree of assurance for timely payment, but the margin of safety is not as great as for issues assigned "F-1+" and "F-1" ratings.

F-3 Fair Credit Quality. Issues assigned this rating have characteristics suggesting that the degree of assurance for timely payment is adequate; however, near-term adverse changes could cause these securities to be rated below investment grade.

F-S Weak Credit Quality. Issues assigned this rating have characteristics suggesting a minimal degree of assurance for timely payment and are vulnerable to near-term adverse changes in financial and economic conditions.

D Default. Issues assigned this rating are in actual or imminent payment default.

LOC The symbol "LOC" indicates that the rating is based on a letter of credit issued by a commercial bank.

NR              Indicates that Fitch does not rate the specific issue.

Conditional     A conditional rating is premised on the successful completion of a project or the occurrence of a specific event.

Suspended       A rating is suspended when Fitch deems the amount of information available from the issuer to be inadequate for rating purposes.

Withdrawn       A rating will be withdrawn when an issue matures or is called or refinanced and, at Fitch's discretion, when an issuer fails to furnish proper and timely information.

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FitchAlert      Ratings are placed on FitchAlert to notify investors of an occurrence that is likely to result in a rating change and the likely direction of such change. These are designated as "Positive," indicating a potential upgrade, "Negative," for potential downgrade, or "Evolving," where ratings may be raised or lowered. FitchAlert is relatively short term, and should be resolved within 12 months.

        Ratings Outlook: An outlook is used to describe the most likely direction of any rating change over the intermediate term. It is described as "Positive" or "Negative." The absence of a designation indicates a stable outlook.

                                      A-8